EXHIBIT 10.5

$363,500,000 CREDIT FACILITY

CREDIT AGREEMENT

Dated as of July 28, 2014

by and among

TA THI BUYER, INC.,

as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES

ARES CAPITAL CORPORATION

for itself, as a Lender, and as the Administrative Agent for all Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION

for itself, as a Lender, as Swingline Lender,

and as Revolver Agent,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES

Schedule 1.1(a)	Term Loan Commitments
Schedule 1.1(b)	Revolving Loan Commitments
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.8	Margin Stock
Schedule 3.9	Real Estate
Schedule 3.10	Taxes
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.17	Brokers’ and Transaction Fees
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Deposit Accounts and Other Accounts
Schedule 3.22	Bonding
Schedule 4.15	Post-Closing Obligations
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations
Schedule 11.1	Prior Indebtedness

EXHIBITS

Exhibit 1.1(c)	Form of L/C Request
Exhibit 1.1(d)	Form of Swingline Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(e)	Form of Swingline Note
Exhibit 11.1(f)	Form of Term Note

-vi-

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, this “Agreement”) is entered into as of July 28, 2014, by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger described below, referred to herein as the “Borrower” and upon and after giving effect to the Merger referred to below, Tectum Holdings, Inc., a Delaware corporation (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party hereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders (as hereinafter defined), and as a Lender (including as Swingline Lender), and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower and Holdings are parties to that certain Stock Purchase Agreement, dated as of the date hereof (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Borrower, THI – Undercover Holdings, LLC, a Delaware limited liability company (the “Seller”), TA THI Parent, Inc., a Delaware corporation (“Parent”), and Holdings, a wholly-owned subsidiary of Parent, pursuant to which Buyer will purchase the equity of the Company other than those shares subject to the Rollover Transaction described below (the “Closing Date Acquisition”), and immediately after the consummation of the transactions under the Purchase Agreement, Buyer will be merged with and into the Company, with the Company surviving and assuming all obligations hereunder as the “Borrower” (the “Merger”) and Holdings shall own all of the then outstanding shares of the Borrower;

WHEREAS, as a result of the Closing Date Acquisition and the Merger, the Company shall succeed to all of the rights and obligations of Buyer by operation of law, including such rights and obligations of Buyer as the “Borrower” under the Credit Agreement;

WHEREAS, immediately prior to the execution and delivery of the Purchase Agreement, (i) the Sponsor will contribute to Parent an aggregate amount of not less than 30.0% of the total funds needed to effect the Closing Date Acquisition in cash (the “Equity Proceeds”), along with additional contributions by other co-investors, in exchange for preferred stock of Parent, (ii) the Seller and other members of management will exchange shares they hold in the Company for preferred stock of Parent with a value of $40,000,000 (the “Rollover Transaction” and together with the Equity Proceeds and the additional contributions by other co-investors, the “Buyer Capitalization”), and (iii) Parent will contribute the Buyer Capitalization to Holdings, which proceeds will then be contributed by Holdings to the Buyer;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Borrower has requested, and the Lenders have agreed to make available to the

Borrower, a revolving credit facility (including a letter of credit subfacility) and a term loan upon and subject to the terms and conditions set forth in this Agreement to (a) fund a portion of the Closing Date Acquisition pursuant to the terms of the Purchase Agreement, (b) refinance Prior Indebtedness, (c) provide for working capital, capital expenditures and other general corporate purposes of the Borrower and (d) fund certain fees and expenses associated with the funding of the Loans and consummation of the Closing Date Acquisition;

WHEREAS, the Borrower will obtain senior secured credit facilities pursuant to this Agreement in the aggregate principal of up to $363,500,000, consisting of (a) initial Term Loans in the aggregate principal amount of $343,500,000 on the Closing Date and (b) Revolving Loan Commitments in the aggregate principal amount of $20,000,000;

WHEREAS, the Borrower desires to secure all of its Obligations under the Loan Documents by granting to Administrative Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property;

WHEREAS, Holdings is willing to guaranty all of the Obligations and to pledge to Administrative Agent, for the benefit of the Secured Parties, all of the Stock and Stock Equivalents of Borrower and substantially all of its other Property to secure the Obligations; and

WHEREAS, subject to the terms hereof, certain Subsidiaries of Holdings (other than the Borrower, the Unrestricted Subsidiaries, Excluded Foreign Subsidiaries and Excluded Domestic Subsidiaries) are willing to guaranty all of the Obligations of the Borrower and to grant to Administrative Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of their respective Property.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

THE CREDITS

1.1. Amounts and Terms of Commitments.

(a) The Term Loan.

(i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender with a Term Loan Commitment severally and not jointly agrees to lend to the Borrower on the Closing Date, the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Term Loan Commitment” (such amount being referred to herein as such Lender’s “Term Loan Commitment”). Amounts borrowed under this Section 1.1(a) are referred to as the “Term Loan”.

(ii) The initial Term Loan and the Incremental Term Loans are sometimes referred to individually as a “Term Loan” and together as the “Term Loans”. Amounts borrowed as the Term Loans which are repaid or prepaid may not be reborrowed.

(b) The Revolving Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan and each Incremental Revolving Loan (if any), a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this Section 1.1(b) may be repaid and reborrowed from time to time. The “Maximum Revolving Loan Balance” from time to time will be (i) the Aggregate Revolving Loan Commitment then in effect, less (ii) the aggregate amount of Letter of Credit Obligations, less (iii) the aggregate principal amount of outstanding Swing Loans. If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

(c) Letters of Credit.

(i) Conditions. On the terms and subject to the conditions contained herein, the Borrower may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices, and for the account of the Borrower and/or any Subsidiary of the Borrower that is a Credit Party, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence and during the continuance of any of the following or, if after giving effect to such Issuance:

(A) (i) Availability would be less than zero, or (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $10,000,000 (the “L/C Sublimit”);

(B) the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of Issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C) (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not reasonably acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower on behalf of the Credit Parties, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

Furthermore, GE Capital as an L/C Issuer may elect only to Issue Letters of Credit in its own name and may only Issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.

For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letters of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from the Revolver Agent or the Required Revolving Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (v) each of the Revolver Agent and the L/C Issuer (in their sole discretion) agree to such issuance of such Letter of Credit, (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other Lenders have been increased by an amount sufficient to satisfy Revolver Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Lenders in a manner consistent with Section 1.11(e)(ii).

(ii) Notice of Issuance. The Borrower shall give the relevant L/C Issuer and the Revolver Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and the Revolver Agent not later than 2:00 p.m. on the third Business Day prior to the date of such requested Issuance (or such shorter period approved by the applicable L/C Issuer and the Revolver Agent). Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(c) duly completed or in any other written form reasonably acceptable to such L/C Issuer (an “L/C Request”).

(iii) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide the Revolver Agent, in form and substance reasonably satisfactory to the Revolver Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment and Revolver Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; (B) upon the request of the Revolver Agent (or any Revolving Lender through the Revolver Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Revolver Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to the Revolver Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

(v) Reimbursement Obligations of the Borrower. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to Revolver Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer or from Revolver Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below. In the event that any L/C Reimbursement Obligation is not repaid by the Borrower as provided in this clause (v) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the Revolver Agent of such failure (and, upon receipt of such notice, the Revolver Agent shall notify each Revolving Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans (it being understood and agreed that no interest shall accrue with respect to the day upon which such payment is made under such Letter of Credit to the extent Borrower pays to the Revolver Agent or the applicable L/C Issuer, as applicable, such L/C Reimbursement Obligation on such date) and (B) thereafter until payment in full, at the interest rate specified in Section 1.3(c) to past due Revolving Loans that are Base Rate Loans (regardless of whether or not an election is made under such Section). The Revolver Agent shall use commercially reasonable efforts to provide the Borrower with notice that the L/C Issuer has honored a drawing under a Letter of Credit not later than the first Business Day following the date of such honoring.

(vi) Reimbursement Obligations of the Revolving Lenders.

(1) Upon receipt of the notice described in clause (v) above from the Revolver Agent, each Revolving Lender shall pay to the Revolver Agent for the account of such L/C Issuer its Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to Section 1.11(e)(ii)).

(2) By making any payment described in clause (1) above (other than during the continuation of an Event of Default under Section 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by the Revolver Agent for the benefit of such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to the Revolver Agent, for the benefit of such Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by the Revolver Agent for the benefit of such L/C Issuer, the Revolver Agent shall promptly pay to such Lender all amounts received by the Revolver Agent for the benefit of such L/C Issuer) with respect to such portion.

(vii) Obligations Absolute. The obligations of the Borrower and the Revolving Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense (other than defense of payment or performance) or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any

Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of the Revolver Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Lender hereunder other than payment thereof in full in cash. No provision hereof shall be deemed to waive or limit the Borrower’s right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law. Nothing herein shall excuse L/C Issuer for liability to the extent such liability has resulted primarily from the gross negligence or willful misconduct of L/C Issuer under the terms of the applicable L/C Reimbursement Agreement as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(d) Swing Loans.

(i) Availability. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender shall, at the request of the Borrower, make Loans (each a “Swing Loan”) available to the Borrower under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate principal amount of all Revolving Loans would exceed the Maximum Revolving Loan Balance and (y) during the period commencing on the first Business Day after it receives notice from the Revolver Agent or the Required Revolving Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date. Within the limits set forth in the first sentence of this clause (i), amounts of Swing Loans repaid may be reborrowed under this clause (i).

(ii) Borrowing Procedures. In order to request a Swing Loan, the Borrower shall give to the Revolver Agent a notice to be received not later than 2:00 p.m. on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(d) or in a writing in any other form acceptable to the Revolver Agent duly completed (a “Swingline Request”). In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed

Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. The Revolver Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to the Revolver Agent and, in turn, the Revolver Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request or Notice of Borrowing (which date may, for the avoidance of doubt, be the same date as the Swingline Request).

(iii) Refinancing Swing Loans.

(A) The Swingline Lender may at any time (and shall no less frequently than once each week) forward a demand to the Revolver Agent (which the Revolver Agent shall, upon receipt, forward to each Revolving Lender) that each Revolving Lender pay to the Revolver Agent, for the account of the Swingline Lender, such Revolving Lender’s Commitment Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to Section 1.11(e)(ii)).

(B) Each Revolving Lender shall pay the amount owing by it to the Revolver Agent for the account of the Swingline Lender on the Business Day following receipt of the notice or demand therefor. Payments received by the Revolver Agent after 1:00 p.m. may, in the Revolver Agent’s discretion, be deemed to be received on the next Business Day. Upon receipt by the Revolver Agent of such payment (other than during the continuation of any Event of Default under Section 7.1(f) or 7.1(g)), such Revolving Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Revolver Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 7.1(f) or 7.1(g), each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Commitment Percentage of such Swing Loan. If any payment made by any Revolving Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Swingline Lender of any payment from any Revolving Lender pursuant to this clause (iii) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by the Swingline Lender with respect to such portion.

(iv) Obligation to Fund Absolute. Each Revolving Lender’s obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, the Revolver Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the Borrower to deliver a Notice of Borrowing (each of which requirements the Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

(e) Incremental Facilities.

(i) Requests. The Borrower may, by written notice to the Applicable Agent (each, an “Incremental Facility Request”), from time to time, request increases in the Term Loan Commitments and/or to establish one or more tranches of new term loans under this Agreement (each, whether or not a separate tranche, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”) and/or increases in the Revolving Loan Commitments (each, an “Incremental Revolving Loan Commitment” and the loans thereunder, “Incremental Revolving Loans”; each Incremental Term Loan Commitment and each Incremental Revolving Loan Commitment are each sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”); provided, to the extent any portion of such Incremental Facilities is provided by any Person other than GE Capital, Ares Capital Corporation or the Senior Secured Loan Fund LLC (or any of their respective Affiliates or Related Funds) (the “Non GE/Ares Incremental Facilities”), the aggregate principal amount for all such Non GE/Ares Incremental Facilities shall not exceed $150,000,000; provided, immediately after giving pro forma effect to any Incremental Revolving Loan Commitment, that the aggregate principal amount of Incremental Revolving Loan Commitments shall not exceed the lesser of $30,000,000 and 30% of the aggregate principal amount of the Term Loans then outstanding. Such notice shall set forth (A) the amount of the Incremental Term Loan Commitment or Incremental Revolving Loan Commitment being requested (which shall be in a minimum amount of $1,000,000 and multiples of $100,000 in excess thereof), (B) the date (an “Incremental Effective Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by the Applicable Agent, shall not be less than 10 Business Days after the date of such notice or such later date as may be agreed to by the Persons holding the commitments to provide such Incremental Facilities), and (C) if an Incremental Term Loan Commitment, whether the related Incremental Term Loan is to be a LIBOR Rate Loan or a Base Rate Loan (and, if a LIBOR Rate Loan, the Interest Period therefor).

(ii) Additional Lender.

(A) Upon the receipt by the Revolver Agent of the Incremental Facility Request for any Incremental Revolving Loan Commitments setting forth the material terms of the Incremental Revolving Loan Commitments being requested (including, without limitation, the amount of the commitments requested and the desired pricing for such commitments), Revolver Agent shall immediately provide such Incremental Facility Request to each Revolving Lender. Each Revolving Lender may elect (in its sole discretion) to provide its pro rata share of such Incremental Revolving Loan Commitments by giving notice of such election in writing to the Revolver Agent by 11:00 a.m., on the date that is ten (10) Business Day after the date of Revolver Agent’s receipt of the applicable Incremental Facility Request.

(B) Upon the receipt by the Administrative Agent of the Incremental Facility Request for any Incremental Term Loan Commitments setting forth the material terms of the Incremental Term Loan Commitments being requested (including, without limitation, the amount of the commitments requested and the desired pricing for such commitments), Administrative Agent shall immediately provide such Incremental Facility Request to each Term Lender. Each Term Lender may elect (in its sole discretion) to provide its pro rata share of such Incremental Term Loan Commitments by giving notice of such election in writing to the Administrative Agent by 11:00 a.m., on the date that is ten (10) Business Day after the date of Administrative Agent’s receipt of the applicable Incremental Facility Request.

(C) If a Lender (x) fails to deliver a notice confirming its election to provide its pro rata share of the applicable Incremental Facility being requested pursuant to the foregoing clauses (A) or (B), as applicable, within the time frame specified in the foregoing clauses (A) or (B), as applicable, or (y) declines to participate in the applicable Incremental Facility, the Borrower may invite financial institutions reasonably acceptable to the Administrative Agent (provided, that the acceptance by the Administrative Agent shall not be unreasonably withheld or delayed) (any such additional financial institution, an “Additional Lender”) (and provided that no such consent from the Administrative Agent shall be required to the extent not required under Section 9.9(b) hereof) to make available such Lender’s pro rata share of such requested Incremental Facility substantially in the manner set forth in the Incremental Facility Request received by such Lender pursuant to the foregoing clauses (A) or (B), as applicable, at a pricing level at or below the pricing level set forth in such Incremental Facility Request.

(iii) Conditions. No Incremental Facility shall become effective under this Section 1.1(e) unless, immediately after giving pro forma effect to such Incremental Facility, the Loans to be made thereunder (and assuming, in the case of an Incremental Revolving Loan Commitment, that the entire amount of such Incremental Revolving Loan Commitment is funded), the application of the proceeds therefrom and any acquisition or investment consummated in connection therewith:

(A) no Event of Default shall exist at the time of funding or, solely with respect to an Incremental Term Loan the proceeds of which are intended to and shall be used to finance substantially contemporaneously a Permitted Acquisition which is subject to customary “Funds Certain Provisions”, unless the Persons holding not less than a majority of the commitments to provide such Incremental Term Loan waive the absence of a Default or Event of Default as a condition to funding thereof, on the date on which the related acquisition agreement is executed and becomes effective (any such date, an “Acquisition Agreement Signing Date”);

(B) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 4.1(c), (1) (a) unless constituting Incremental Equivalent Debt, the Senior Leverage Ratio (on a Net Basis), recomputed on a pro forma basis, shall not exceed 5.25:1.00 (b) to the extent constituting Incremental Equivalent Debt, the Leverage Ratio (on a Net Basis), recomputed on a pro forma basis, shall not exceed 6.50:1.00 and (2) the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI;

(C) proceeds of Incremental Term Loans shall be used solely to (1) finance or refinance the purchase price of a Permitted Acquisition that is, in each case, consummated substantially concurrently with the incurrence thereof or within 30 days prior to the date of incurrence, (2) make other Investments permitted under Section 5.4, (3) finance working capital requirements and general corporate purposes of the Borrower and its Subsidiaries in accordance with the terms of this Agreement and (4) make Restricted Payments permitted under Section 5.11; and

(D) the Applicable Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing.

(iv) Terms.

(A) The final maturity date of any Incremental Term Loan that is a separate tranche shall be no earlier (but may be later) than the maturity date of the initial Term Loan and the Weighted Average Life to Maturity of any such Incremental Term Loan shall not be shorter (but may be longer) than the Weighted Average Life to Maturity of the remaining initial Term Loan.

(B) Subject to clause (E) below, if the initial all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding reasonable and customary arrangement, structuring and underwriting fees paid or payable with respect to such Incremental Term Loan) applicable to any Incremental Term Loan exceeds by more than 0.50% per annum the corresponding all-in yield (determined on the same basis) applicable to the then outstanding initial Term Loan, or any outstanding prior Incremental Term Loan or Extended Term Loan (each, an “Existing Facility” and the amount of such excess above 0.50% being referred to herein as the “Yield Differential”), then the Applicable Margin with respect to such relevant Existing Facility, as the case may be, shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Term Loan (it being agreed that to the extent the all-in-yield with respect to such Incremental Term Loan is greater than the all-in-yield of an Existing Facility solely as a result of a higher LIBOR floor, then the increased interest rate applicable to such relevant Existing Facility shall be effected solely by increasing the LIBOR floor applicable thereto) (the “MFN Protection”).

(C) Except with respect to amortization, pricing and final maturity as set forth in this clause (iv), any Incremental Term Loan shall be on terms agreed upon among the Borrower and the applicable Lenders providing such Incremental Term Loan.

(D) Any Incremental Revolving Loans shall be on the same terms (as amended from time to time) (including all-in pricing and maturity date) as, and pursuant to documentation applicable to, the initial Revolving Loans.

(E) Incremental Term Loans may be provided in the form of last-out term loans under this Agreement that are not subject to clause (B) above (“Last Out Incremental Loans”) so long as (1) the terms of such Last Out Incremental Loans shall not be more restrictive to the Credit Parties than the terms of the Term Loans, (2) the terms relating to payment waterfall in respect thereof shall be reasonably satisfactory to the Agents and shall incorporate the insolvency classification provisions of Section 1.8(g) mutatis mutandis, (3) the aggregate principal amount of all Last Out Incremental Loans shall not exceed 25% of the aggregate principal amount of all Term Loans and Incremental Term Loans, and (4) after giving effect to any incurrence of such Last Out Incremental Loans, (i) there shall be no more than two (2) Lenders holding Last Out Incremental Loans in the aggregate and (ii) in any event, the number of Lenders holding Last Out Incremental Loans shall at all times constitute less than fifty percent (50%) of the number of Lenders holding Term Loans and Incremental Term Loans.

(v) Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agents and Borrower, to effectuate the provisions of this Section 1.1(e), and, for the avoidance of doubt, this Section 1.1(e) shall supersede any provisions in Section 9.1. From and after each Incremental Effective Date, the Loans and Commitments established pursuant to this Section 1.1(e) shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents. The Credit Parties shall take any actions reasonably required by the Administrative Agent to ensure that the Liens and security interests granted by the applicable Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments to the extent provided in Section 4.13. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans which are not separate tranches, when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Borrowing of Term Loans that are LIBOR Rate Loans to be converted into a Borrowing of Term Loans that are Base Rate Loans on the date of each such Incremental Term Loan, or by allocating a portion of each such Incremental Term Loan to each outstanding Borrowing of Term Loans that are LIBOR Rate Loans on a pro rata basis. Any conversion of LIBOR Rate Loans to Base Rate Loans required by the preceding sentence shall be subject to Section 10.4. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Borrowing of LIBOR Rate Loans, then the interest rate thereon for such Interest Period shall be as set forth in the applicable Incremental Term Loan joinder agreement or amendment. In addition the scheduled amortization payments under Section 1.8(a) required to be made after the making of any Incremental Term Loans which are not separate tranches shall be ratably increased by the aggregate principal amount of such Incremental Term Loans for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Lenders were entitled before such recalculation. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of each Incremental Revolving Loan Commitment, (i) Revolving Loans made under such Incremental Revolving Loan Commitment are included in each Borrowing of outstanding Revolving Loans on a pro rata basis and (ii) the Lender providing each Incremental Revolving Loan Commitment shares ratably in the aggregate principal amount of all outstanding Revolving Loans, Swing Loans and Letter of Credit Obligations.

(vi) Incremental Equivalent Debt. In lieu of adding Incremental Term Loans, any part of the amount then permitted to be incurred by the Borrower through an Incremental Facility pursuant to this Section 1.1(e) may instead be utilized at any time through the issuance or incurrence by the Borrower of (x) Permitted Junior Debt by the Borrower, subject to the terms and conditions set forth above (other than clauses (iv)(B) or (iv)(D) above) and those set forth in the definition of “Permitted Junior Debt” (other than clauses (i) and (ii) of the definition thereof) or (y) Second Lien Incremental Term Loans, subject to the terms and conditions set forth above (other than clauses (iv)(B) or (iv)(D) above) and those set forth in Section 5.5(g) (any Indebtedness incurred or issued under this clause (vi), “Incremental Equivalent Debt”).

1.2. Evidence of Loans; Notes.

(a) The Term Loans made by each Lender with a Term Loan Commitment is evidenced by this Agreement and, if requested by such Lender, a Term Note payable to such Lender in an amount equal to the unpaid balance of the Term Loans held by such Lender.

(b) The Revolving Loans made by each Revolving Lender are evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

(c) Swing Loans made by the Swingline Lender are evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

1.3. Interest. (a) Subject to Sections 1.3(c) and 1.3(d), each Loan (other than Loans under any Incremental Term Facility) shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided Swing Loans may not be LIBOR Rate Loans. Loans under any Incremental Term Facility shall bear interest at the rate specified in any amendment to this Agreement executed with respect to, and at the time of effectiveness of, such Incremental Term Facility. Each determination of an interest rate by the Applicable Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All computations of fees and interest (other than interest accruing on Base Rate Loans) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Base Rate Loans payable under this Agreement shall be made on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to, but excluding, the last day thereof.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of the Term Loans in full and Revolving Loans on the Revolving Termination Date.

(c) Automatically while any Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) exists, the Borrower shall pay interest on the past due principal amount of and interest on all Loans, from the date of occurrence of such Event of Default, through (but excluding) the date when such Event of Default has been cured, waived or (otherwise) ceases to exist, at a rate per annum which is determined by adding two percent (2.00%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be). All such increased interest shall be payable in cash on demand of the Administrative Agent or the Required Lenders. The Administrative Agent shall provide to the Revolver Agent a copy of any notice of election under this paragraph (c) concurrently with issuing same to the Borrower.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Applicable Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4. Loan Accounts.

(a) (1) The Administrative Agent, on behalf of the Lenders, shall record on its books and records the amount of each Term Loan made, the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding and (2) the Revolver Agent, on behalf of the Revolving Lenders, shall record on its books and records the amount of each Revolving Loan made, the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Each of the Administrative Agent and the Revolver Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Administrative Agent or the Revolver Agent. Without limitation of the foregoing, the Revolver Agent shall furnish to the Administrative Agent on a monthly basis, and at such other times as the Administrative Agent may request, a copy of the Register maintained by the Revolver Agent.

(b) Each Agent, acting as a non-fiduciary agent of the Borrower, in each case, solely for tax purposes and solely with respect to the actions described in this Section 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address in the United States as the Administrative Agent or the Revolver Agent, as applicable, may notify the Borrower) (A) a record of ownership (a “Register”) in which (1) the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, each Lender in each Term Loan, each of their obligations under this Agreement to participate in each Term Loan and any assignment of any such interest, obligation or right and (2) the Revolver Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Revolver Agent, each Lender and each L/C Issuer in the Revolving Loans, Swing Loans, L/C Reimbursement Obligations and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Revolving Loan, Letter of Credit, Letter of Credit Obligations and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the applicable Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers, as applicable, (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each applicable Lender, (3) the amount of each

Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid with respect to Loans recorded in the applicable Register, (5) solely with respect to the Revolver Agent, the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by the Administrative Agent or the Revolver Agent, as applicable, from the Borrower and its application to the Obligations.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the applicable Register and no assignment thereof shall be effective until recorded therein. This Agreement shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Credit Parties, the Agents, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in any Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in any Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, the Agents, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in any Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by the Applicable Agent.

1.5. Procedure for Revolving Credit Borrowing.

(a) Each Borrowing of a Revolving Loan shall be made upon the Borrower’s irrevocable (subject to Section 10.5) written notice delivered to the Revolver Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to the Revolver Agent, which notice must be received by the Revolver Agent prior to 2:00 p.m. (i) on the date which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan and (ii) on the date which is one (1) Business Day prior to the requested Borrowing date of each Base Rate Loan. Such Notice of Borrowing shall specify:

(i) the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii) the requested Borrowing date, which shall be a Business Day;

(iii) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(b) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(c) Upon receipt of a Notice of Borrowing, the Revolver Agent will promptly notify each Revolving Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(d) Unless the Revolver Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrower by the Revolver Agent by wire transfer of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto, as such wire transfer instructions may be updated by written notice from the Borrower to Revolver Agent from time to time but no more than two (2) times in any Fiscal Year; provided, in no event shall the Borrower direct the proceeds of the requested Borrowing to be transferred by the Revolver Agent into any account that is not subject to a Control Agreement.

1.6. Conversion and Continuation Elections.

(a) The Borrower shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Revolving Loans (other than Swing Loans) or Term Loans from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Revolving Loan or Term Loans as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Revolving Loan or group of Revolving Loans or Term Loan or group of Term Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $1,000,000. Any such election must be made by Borrower by 2:00 p.m. on the third Business Day prior to (1) the date of any proposed Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by the Borrower in such election. No LIBOR Rate Loan shall be comprised of both Revolving Loans (or any one or more portions thereof) and a Term Loan (or any one or more portions thereof). If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. The Borrower must make such election by notice to the Revolver Agent with respect to Revolving Loans and the Administrative Agent with respect to Term Loans in writing, including by hand delivery, overnight courier, mail, facsimile or Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to the Applicable Agent. No Revolving Loan or Term Loan shall be made, converted into or continued at the end of the relevant Interest Period as a LIBOR Rate Loan, if an Event of Default has occurred and is continuing and the Applicable Agent or Required Lenders have determined not to make or continue any Revolving Loan or Term Loan as a LIBOR Rate Loan as a result thereof.

(b) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Term Lender thereof or the Revolver Agent will promptly notify each Revolving Lender thereof, as the case may be. In addition, the Applicable Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against any Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans or Term Loans held by each Lender with respect to which the notice was given.

(c) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than seven (7) different Interest Periods in effect; provided that after the establishment of any tranche of new Loans pursuant to an Extension, such number of Interest Periods shall increase by two (2) Interest Periods for each such new tranche of Loans so established.

1.7. Optional Prepayments and Reductions in Revolving Loan Commitments.

(a) Optional Prepayments Generally. The Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to the Revolver Agent) prior written notice by the Borrower to the Revolver Agent, prepay the Revolving Loans and Swing Loans in whole or in part in an amount greater than or equal to $100,000 (other than Swing Loans for which prior written notice is not required and for which no minimum shall apply), in each instance, without penalty or premium except as provided in Section 10.4. The Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to the Administrative Agent) prior written notice by Borrower to the Administrative Agent, prepay the Term Loans in whole or in part in an amount greater than or equal to $100,000 upon payment of the Prepayment Premium to the extent such prepayment is in connection with a Refinancing Event and amounts payable as provided in Section 10.4. Optional partial prepayments of the Term Loans shall be applied as specified by the Borrower in such notice of prepayment and, in the absence of such direction, in the manner set forth in Section 1.8(f)(ii). The foregoing provisions shall not apply with respect to any Discounted Prepayment governed by Section 1.7(d).

(b) Reductions in Commitments.

(i) The Borrower may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to the Revolver Agent) prior written notice by the Borrower to the Revolver Agent permanently reduce the Aggregate Revolving Loan Commitment, without premium or penalty; provided that (i) such reductions shall be in an amount greater than or equal to $1,000,000, and (ii) other than on the Facility Termination Date, after giving effect to such reduction, Availability shall be not less than $2,500,000. All reductions of the Aggregate Revolving Loan Commitment shall be allocated pro rata among all Lenders with a Revolving Loan Commitment. A permanent reduction of the Aggregate Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit or the Swingline Commitment; provided that the L/C Sublimit and/or the Swingline Commitment, as applicable, shall be permanently reduced by the amount thereof in excess of the Aggregate Revolving Loan Commitment.

(c) Notices. Notice of prepayment or commitment reduction pursuant to clauses (a) and (b) above shall not thereafter be revocable by the Borrower and the Applicable Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment or reduction; provided that a notice of prepayment or commitment reduction may state that such notice is conditioned upon the effectiveness of other credit facilities, the incurrence of other Indebtedness, the consummation of another transaction (such as a change of control) or the occurrence of another specified event in which case such notice may be revoked or postponed by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The payment amount specified in a notice of prepayment shall be due and payable on the date specified therein (except to the extent revoked or postponed in accordance with the immediately preceding sentence). Together with each prepayment under this Section 1.7, the Borrower shall pay any amounts required pursuant to Section 10.4.

(d) Discounted Prepayments.

(i) Generally. So long as (A) no Default or Event of Default has occurred and is continuing on both the date a Discounted Prepayment Notice (as defined below) is delivered to the Administrative Agent (a copy of which shall be delivered or otherwise made available by Administrative Agent to each Lender) and the date a Discounted Prepayment (as defined below) is made (both before and after giving effect thereto) and (B) no proceeds of any Revolving Loans or Swing Loans are used to consummate such Discounted Prepayment, the Borrower shall be permitted to make voluntary prepayments of the Term Loans on up to five (5) occasions from internally generated funds or with the Net Issuance Proceeds of equity issuances (other than (a) Specified Equity Contributions and (b) Disqualified Stock) of Holdings not credited to the Available Amount (each, a “Discounted Prepayment”) during the term of this Agreement pursuant to the provisions of this Section 1.7(d).

(ii) Procedures. In connection with any Discounted Prepayment, the Borrower will notify the Administrative Agent (a copy of which shall be delivered or otherwise made available by Administrative Agent to each Term Lender) in writing (the “Discounted Prepayment Notice”) that the Borrower desires to prepay the Term Loans on a specified Business Day, in a maximum aggregate amount (which amount shall be not less than $5,000,000 and whole increments of $500,000 in excess thereof (unless a lesser amount of Term Loans is outstanding)) (the “Discounted Prepayment Amount”) at a discount to par (which shall be expressed as a range of percentages of par of the principal amount of the Term Loans) specified by the Borrower with respect to each Discounted Prepayment, the “Discount Price Range”); provided that such notice shall be received by the Administrative Agent no earlier than sixty (60) days and no later than five (5) Business Days prior to the proposed date of such Discounted Prepayment. In connection with a Discounted Prepayment, the Borrower will allow each Term Lender to specify a discount to par (which shall be expressed as a price equal to a percentage of par of the principal amount of the Term Loans held by such Term Lender, the “Acceptable Discount Price”) for a principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans held by such Term Lender at which such Term Lender is willing to permit such voluntary prepayment. Based on the Acceptable

Discount Prices and principal amounts of the Term Loans specified by Term Lenders, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount price (the “Applicable Discount Price”) for the applicable Discounted Prepayment, which will be the lower of (i) the lowest Acceptable Discount Price at which the Borrower can complete the Discounted Prepayment for the Discounted Prepayment Amount and (ii) if the Term Lenders’ response is such that the Discounted Prepayment could not be completed for the full Discounted Prepayment Amount, the highest Acceptable Discount Price specified by the Term Lenders that is within the Discount Price Range specified by the Borrower.

(iii) Prepayments; Application. If and to the extent the Borrower agrees to accept the offered loans at the Applicable Discount Price, the Borrower shall prepay the Term Loans (or the respective portion thereof) offered by Term Lenders at the Acceptable Discount Prices specified by each such Term Lender that are equal to or less than the Applicable Discount Price (“Qualifying Term Loans”) at the Applicable Discount Price; provided that if the aggregate proceeds required to prepay Qualifying Term Loans (disregarding any interest payable under this Section 1.7(d)) would exceed the Discounted Prepayment Amount for such Discounted Prepayment, the Borrower shall prepay such Qualifying Term Loans at the Applicable Discount Price ratably based on the respective principal amounts of such Qualifying Term Loans (subject to rounding requirements specified by the Administrative Agent). The portion of the Term Loans prepaid by the Borrower pursuant to this Section 1.7(d) shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment. The par principal amount of the Term Loans prepaid pursuant to this Section 1.7(d) shall be applied to reduce the remaining installments of the respective Term Loans owing to the Term Lenders so prepaid pro rata against all such scheduled installments based upon the respective amounts thereof (without affecting the amount of the installment payments owing to the Term Lenders not prepaid pursuant to this Section 1.7(d)). The par principal amount of the Term Loans prepaid pursuant to this Section 1.7(d) shall be deemed immediately cancelled upon payment of the applicable Discounted Prepayment.

(iv) Lender Consent. The Lenders hereby consent to the transactions described in this Section 1.7(d) and waive the requirements of any provision of this Agreement or any other Loan Document that might otherwise result in a Default or Event of Default as a result of a Discounted Prepayment.

(v) Miscellaneous. Each Discounted Prepayment shall be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, type and Interest Periods of accepted Term Loans, conditions for terminating a Discounted Prepayment or rescinding an acceptance of prepayment, forms of other notices (including notices of offer and acceptance) by the Borrower and Term Lenders and determination of Applicable Discount Price) established by the Administrative Agent acting in its reasonable discretion in consultation with the Borrower. The making of a Discounted Prepayment shall be deemed to be a representation and warranty by the Borrower that all conditions precedent to such Discounted Prepayment set forth in this Section 1.7(d) were satisfied in all respects.

1.8. Mandatory Prepayments of Loans and Commitment Reductions.

(a) Scheduled Term Loan Payments. The principal amount of the Term Loans (other than any Incremental Term Loans) shall be repaid in equal quarterly installments of $850,000, as such amount may be reduced from time to time in accordance with Sections 1.7 and 1.8(f) herein, on the last day of each calendar quarter commencing on December 31, 2014. The entire remaining principal balance of the Term Loans (other than any Incremental Term Loans) shall be due and payable in full on July 28, 2020. Scheduled installments for any Incremental Term Loan and the date on which the principal balance thereof will become due and payable shall be as specified in the applicable amendment or joinder agreement.

(b) Revolving Loan. The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on the Revolving Termination Date.

(c) Asset Dispositions; Events of Loss. If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i) make a Disposition; or

(ii) suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss (for the avoidance of doubt, other than business interruption insurance or workers’ compensation) occurring during the Fiscal Year exceeds $5,000,000, then (A) the Borrower shall promptly notify the Agents of such Disposition or Event of Loss (including the amount of the Net Proceeds received by a Credit Party and/or such Subsidiary in respect thereof) and (B) the Borrower shall deliver, or cause to be delivered, such excess Net Proceeds to the Administrative Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with Section 1.8(f) hereof. Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party or such Subsidiary reinvests the excess Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory; provided that Net Proceeds of an Event of Loss may be reinvested in Inventory to the extent that the Property that was the subject of such Event of Loss consisted of Inventory) of a kind then used or usable in the business of the Borrower or such Subsidiary, within three hundred sixty-five (365) days after the date of such Disposition or Event of Loss, or enters into a binding commitment thereof within said three hundred sixty-five (365) day period and subsequently makes such reinvestment within one hundred eighty (180) days following such three hundred sixty-five (365) day period; provided that the Borrower notifies the Agents of the Borrower’s or such Subsidiary’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively; provided any Net Proceeds received by the Credit Parties and their Subsidiaries in connection with the Disposition of Investments made using the Available Amount shall not be subject to this clause (c) (but with respect to any Investment a portion of which is funded from sources other than the Available Amount, the foregoing Net Proceeds shall only be excluded from this clause (c) to the extent such proceeds are in excess of the Non-Available Portion).

(d) Incurrence of Debt. (i) Immediately upon receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the incurrence of Indebtedness (other than Net Issuance Proceeds from the incurrence of Indebtedness permitted hereunder), the Borrower shall deliver, or cause to be delivered, to Administrative Agent an amount equal to such Net Issuance Proceeds, for application to the Loans in accordance with Section 1.8(f).

(e) Excess Cash Flow. Within ten (10) days after the annual financial statements and corresponding Compliance Certificate are required to be delivered pursuant to Section 4.1(a) and Section 4.2(b) hereof, commencing with such annual financial statements for the Fiscal Year ending December 31, 2015, the Borrower shall deliver to the Administrative Agent, for distribution to the Lenders, an amount equal to the greater of $0 and an amount equal to (i) (x) 50% of such Excess Cash Flow if the Senior Leverage Ratio (on a Net Basis) (as calculated in the manner set forth on Exhibit 4.2(b)) as of the last day of such Fiscal Year is greater than 4.50:1.00, (y) 25% of such Excess Cash Flow if the Senior Leverage Ratio (on a Net Basis) (as calculated in the manner set forth on Exhibit 4.2(b)) as of the last day of such Fiscal Year is less than or equal to 4.50:1.00 but greater than 3.75:1.00 or (z) 0% of such Excess Cash Flow if the Senior Leverage Ratio (on a Net Basis) (as calculated in the manner set forth on Exhibit 4.2(b)) as of the last day of such Fiscal Year is less than or equal to 3.75:1.00, less (ii) the aggregate amount of voluntary prepayments of the Term Loans and, without duplication, the actual dollar amount paid in connection with Discounted Prepayments made with internally generated funds and voluntary prepayments of the Revolving Loans (to the extent accompanied by a permanent reduction in the Aggregate Revolving Loan Commitment), in each case, made during such Fiscal Year, for application to the Loans in accordance with the provisions of Section 1.8(f) hereof. Excess Cash Flow shall be calculated in the manner set forth in the Compliance Certificate.

(f) Notice and Application of Prepayments.

(i) The Borrower shall give notice to Administrative Agent of any mandatory prepayment of the Loans pursuant to Section 1.8(c), (d), or (e), one (1) Business Day prior to the date on which such payment is due. Such notice shall state that the Borrower is offering to make or will make such mandatory prepayment on or before the date specified in Section 1.8(c), (d), or (e), as the case may be (each, a “Prepayment Date”). Upon receipt by Administrative Agent of such notice, Administrative Agent shall immediately give notice to each Lender of the prepayment, the Prepayment Date and of such Lender’s pro rata share of the prepayment. Each Lender may elect (in its sole discretion) to decline all (but not less than all) of its pro rata share of any mandatory prepayment (but in the case of Section 1.8(d), solely to the extent not representing a refinancing of the Term Loans) by giving notice of such election in writing to Administrative Agent by 11:00 a.m., on the date that is one (1) Business Day after the date of such Lender’s receipt of notice from Administrative Agent regarding such prepayment (each such Lender, a “Declining Lender”). If a Lender fails to deliver a notice of election declining receipt of its pro rata share of such mandatory prepayment to

Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s pro rata share of the total amount of such mandatory prepayment of Loans. Upon receipt by Administrative Agent of such notice, Administrative Agent shall immediately notify the Borrower of such election. Any prepayment declined by a Declining Lender may be used by the Borrower to prepay the Second Lien Debt (or, if declined by the Second Lien Lenders, retained by the Borrower and used for purposes not prohibited herein) (such declined payment, the “Declined Amount”).

(ii) Subject to Section 1.10(c) and except as may otherwise be set forth in any amendment governing an Incremental Facility or any Extension Offer with respect to any Extended Term Loan, all prepayments pursuant to Sections 1.7(a)(to the extent not otherwise directed by the Borrower pursuant to Section 1.7(a)), 1.8(c), 1.8(d), or 1.8(e) shall be applied first to prepay the next eight (8) unpaid installments of the Term Loans in direct order of maturity and then to prepay all remaining installments of the Term Loans pro rata against all such scheduled installments based upon the respective amounts thereof, second to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments based upon the respective amounts thereof, until paid in full, third to prepay outstanding Swing Loans, until paid in full and fourth to prepay outstanding Revolving Loans without permanent reduction of the Aggregate Revolving Loan Commitment and following prepayment in full of the Revolving Loans to provide cash collateral equal to 105% of the Letter of Credit Obligations.

(iii) To the extent permitted by the foregoing clauses, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4 hereof, and together with each prepayment of the Term Loan (other than those under Sections 1.8(a) and 1.8(e)), the Borrower shall pay the Prepayment Premium to the extent such prepayment is in connection with a Refinancing Event.

(g) Each Term Creditor acknowledges and agrees that because of their differing rights in proceeds of the Collateral, the Term Loan Obligations are fundamentally different from the Revolving Credit Obligations and must be separately classified in any plan of reorganization proposed or confirmed in any Insolvency Proceeding involving any Borrower or Guarantor as a debtor. No Term Creditor shall seek in any such Insolvency Proceeding to be treated as part of the same class of creditors as the Revolving Creditors or shall oppose any pleading or motion by the Revolving Creditors for the Revolving Creditors and the Term Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, and regardless of whether the Term Loan Obligations and the Revolving Credit Obligations are separately classified in any such plan of reorganization, the Term Creditors hereby acknowledge and agree that to the extent that the aggregate value of the Collateral exceeds the amount of the Revolving Credit Obligations, the Revolving Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding (regardless of whether such interest, and fees, costs and charges incurred subsequent to the commencement of the applicable

Insolvency Proceeding is allowed as part of the claims of the Revolving Creditors under section 506(b) of the Bankruptcy Code or otherwise) before any distribution (whether pursuant to a plan of reorganization or otherwise) is made in respect of any of the claims held by the Term Creditors. The Term Creditors hereby acknowledge and agree to hold in trust for the benefit of the Revolving Creditors and to turn over to the Revolving Creditors all distributions received or receivable by them in any Insolvency Proceeding (whether pursuant to a plan of reorganization or otherwise) to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Creditors.

(h) No Implied Consent. Provisions contained in this Section 1.8 for application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

(i) Foreign Dispositions and Excess Cash Flow. Notwithstanding any other provisions of this Section 1.8, (i) to the extent that any or all of the Net Proceeds of any Disposition or Event of Loss made or incurred by a Foreign Subsidiary (“Foreign Asset Disposition”), or Excess Cash Flow attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”), are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary (other than any provision of any organizational document (A) of a wholly-owned Foreign Subsidiary that that can be modified to remove such prohibition without violation of any local law or (B) which was adopted in anticipation of this Section 1.8(i)) from being repatriated to the United States, the portion of such Net Proceeds or Foreign Subsidiary Excess Cash Flow so affected will not be included in measuring the Borrower’s requirement to prepay the Obligations at the times provided in this Section 1.8 so long, but only so long, as the applicable local law or such applicable organizational documents of such Foreign Subsidiary will not permit repatriation to the United States (the Borrower hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash sources of Holdings and its Subsidiaries to make the relevant prepayment), and at such time, if any, as such affected Net Proceeds or Foreign Subsidiary Excess Cash Flow is permitted under the applicable local law or applicable organizational documents of such Foreign Subsidiary, the amount of such Net Proceeds or Foreign Subsidiary Excess Cash Flow permitted to be repatriated will be promptly (and in any event not later than two (2) Business Days after such repatriation) included (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) in measuring the Borrower’s requirement to prepay the Obligations pursuant to this Section 1.8 and (ii) to the extent that (and for so long, but only so long, as) the repatriation of any of or all the Net Proceeds of any Foreign Asset Disposition or Foreign Subsidiary Excess Cash Flow would, in the good faith determination of the Borrower, have material adverse tax cost consequences, the portion of such Net Proceeds or Foreign Subsidiary Excess Cash Flow so affected will not be included in measuring the Borrower’s requirement to prepay the Obligations, and at such time, if any, that the Borrower in good faith determines that such material adverse tax cost consequences no longer apply, an amount equal to such portion of the Net Proceeds or Foreign Subsidiary Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) included (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) in measuring the Borrower’s requirement to prepay the Obligations pursuant to this Section 1.8.

1.9. Fees.

(a) Administrative Agent’s Fees. The Borrower shall pay fees in the amounts and at the times set forth in that certain letter agreement among Holdings, the Borrower, GE Capital and Ares Capital Corporation dated as of the Closing Date (as amended from time to time, the “Fee Letter”).

(b) Unused Commitment Fee. Subject to Section 1.11(e), the Borrower shall pay to the Revolver Agent a fee (the “Unused Commitment Fee”) for the account of each Revolving Lender in an amount equal to:

(i) the daily balance of the Revolving Loan Commitment of such Revolving Lender during the preceding calendar quarter, less

(ii) the sum of (x) the daily balance of all Revolving Loans held by such Revolving Lender plus (y) the daily amount of Letter of Credit Obligations held by such Revolving Lender, plus (z) in the case of the Swingline Lender, the daily balance of all outstanding Swing Loans held by such Swingline Lender, in each case, during the preceding calendar quarter; provided, in no event shall the amount computed pursuant to clauses (i) and (ii) with respect to the Swingline Lender be less than zero,

(iii) multiplied by one half of one percent (0.5%) per annum.

The total Unused Commitment Fee paid by the Borrower will be equal to the sum of all of the Unused Commitment Fees due to the Lenders, subject to Section 1.11(e)(vi). Such fee shall be payable quarterly in arrears on the first day of each calendar quarter following the date hereof. The Unused Commitment Fee provided in this Section 1.9(b) shall accrue at all times from and after the execution and delivery of this Agreement.

(c) Letter of Credit Fee. The Borrower agrees to pay to the Revolver Agent for the ratable benefit of the Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to the Revolver Agent or Lenders hereunder or fees otherwise paid by the Borrower, all reasonable costs and expenses incurred by the Revolver Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the daily undrawn face amount of all Letters of Credit Issued, guarantied or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, that automatically while any Event of Default under Sections 7.1(a), 7.1(f) or 7.1(g) exists, such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid to the Revolver Agent for the benefit of the Revolving Lenders in arrears, on the first day of each calendar quarter and on the date on which all L/C Reimbursement Obligations have been discharged. In addition, the Borrower shall pay to the Revolver Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates (including without limitation a fronting fee), without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

1.10. Payments by the Borrower.

(a) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, except as set forth in Article X, shall, except as otherwise expressly provided herein, be made to the Applicable Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to such Applicable Agent (or such other address as such Applicable Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. on the date due. Any payment which is received by an Agent later than 1:00 p.m. may in such Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral; provided that such payments and proceeds are applied in accordance with Section 1.10(c). The Borrower hereby authorizes the Revolver Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay (i) interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after five (5) days’ prior notice to the Borrower, other fees, costs or expenses payable by the Borrower or any of its Subsidiaries hereunder or under the other Loan Documents, which notice, if requested by the Borrower, shall include a reasonably detailed statement of such amounts (subject to attorney-client or similar privilege); provided, that nothing in this Section 1.10(a) shall be deemed to limit or impair Borrower’s right to dispute in good faith any Credit Party’s obligation to pay costs or expenses pursuant to this Agreement or the other Loan Documents.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) During the continuance of a Trigger Event of Default, Administrative Agent shall, upon the direction of Required Revolving Lenders, apply any and all payments received by Administrative Agent in respect of any Obligation and all proceeds received by the Administrative Agent as a result of the exercise of its remedies under the Collateral Documents after the occurrence and during the continuation of a Trigger Event of Default in accordance with clauses first through tenth below. Notwithstanding any provision herein to the contrary, all proceeds of Collateral and all amounts collected or received by Administrative Agent, including all payments made by Credit Parties to Administrative Agent, after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of the Agents payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of the Revolving Lenders in respect of the Revolving Credit Facility payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Revolving Loans and Swing Line Loan and fees owed to the Revolver Agent, Revolving Lenders and L/C Issuers;

fourth, to payment of principal of the Revolving Loans and Swing Loans and L/C Reimbursement Obligations then due and payable until paid in full, and to any Obligations under any Secured Rate Contract and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable in an amount equal to 105% of such obligations;

fifth, to the payment of all other Revolving Credit Obligations owing to the Revolving Lenders then due and payable;

sixth, to payment of Attorney Costs of the Term Lenders payable or reimbursable by the Borrower under this Agreement;

seventh, to payment of all accrued unpaid interest on the Term Loans and fees owed to the Administrative Agent and the Term Lenders;

eighth, to payment of principal of the Term Loans then due and payable and to any Obligations under any Secured Rate Contract;

ninth, to all other Obligations owing to the Term Lenders then due and payable; and

tenth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied to each category in numerical order until amounts in such category have been paid in full in cash prior to the application to the next succeeding category, (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth and seventh, eighth and ninth above and (iii) no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor. While any Trigger Event of Default is continuing, any payments or prepayments received by the Revolver Agent shall be promptly paid over to the Administrative Agent for application under this paragraph (c).

1.11. Payments by the Lenders to the Agents; Settlement

(a) Disbursements.

(i) Administrative Agent may, on behalf of Term Lenders, disburse funds to the Borrower for Term Loans requested. Each Term Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent, or if Administrative Agent so requests, each Term Lender will remit to Administrative Agent its Commitment Percentage of any Loan before Administrative Agent disburses same to the Borrower. If Administrative Agent elects to require that each Term Lender make funds available to Administrative Agent prior to disbursement by Administrative Agent to the Borrower, Administrative Agent shall advise each Term Lender by telephone, Electronic Transmission or fax of the amount of such Term Lender’s Commitment Percentage of the Loan requested by the Borrower no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Term Lender shall pay Administrative Agent such Term Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Administrative Agent’s account, as set forth on Administrative Agent’s signature page hereto, no later than 1:00 p.m. on such scheduled Borrowing date. If any Term Lender fails to pay its Commitment Percentage within one (1) Business Day after Administrative Agent’s demand, Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately repay such amount to Administrative Agent. Any repayment required pursuant to this Section 1.11(a) shall be without premium or penalty. Nothing in this Section 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Term Lender as a result of any default by such Term Lender hereunder.

(ii) Revolver Agent may, on behalf of Revolving Lenders, disburse funds to the Borrower for Loans requested. Each Revolving Lender shall reimburse the Revolver Agent on demand for all funds disbursed on its behalf by the Revolver Agent, or if the Revolver Agent so requests, each Revolving Lender will remit to the Revolver Agent its Commitment Percentage of any Loan before the Revolver Agent disburses same to the Borrower. If the Revolver Agent elects to require that each Revolving Lender make funds available to the Revolver Agent prior to disbursement by the Revolver Agent to the Borrower, the Revolver Agent shall advise each Revolving Lender by telephone, Electronic Transmission or fax of the amount of such Revolving Lender’s Commitment Percentage of the Loan requested by the Borrower no later than 1:00 p.m. on the scheduled Borrowing date applicable thereto, and each such Revolving Lender shall pay the Revolver Agent such Revolving Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to the Revolver Agent’s account on such scheduled Borrowing date. If any Revolving Lender fails to pay its Commitment

Percentage within one (1) Business Day after the Revolver Agent’s demand, the Revolver Agent shall promptly notify the Borrower, and the Borrower shall immediately repay such amount to the Revolver Agent. Any repayment required pursuant to this Section 1.11(a) shall be without premium or penalty. Nothing in this Section 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require the Revolver Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Revolver Agent, Swingline Lender or the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.

(b) Settlements. At least once each calendar week or more frequently at the Revolver Agent’s election (each, a “Settlement Date”), the Revolver Agent shall advise each Revolving Lender by telephone, Electronic Transmission or fax of the amount of such Revolving Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. The Revolver Agent shall pay to each Revolving Lender such Lender’s Commitment Percentage (except as otherwise provided in Section 1.1(c)(vi) and Section 1.11(e)(iv)) of principal, interest and fees paid by the Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Except as set forth below with respect to Term Loan payments, such payments shall be made by wire transfer to such Lender not later than 1:00 p.m. In the case of any payment of principal or interest received by Administrative Agent from the Borrower in respect of the Term Loan prior to 1:00 p.m. on any Business Day, Administrative Agent shall pay to each applicable Lender such Lender’s Commitment Percentage of such payment on such Business Day, and, in the case of any payment of principal or interest received by Administrative Agent from the Borrower in respect of the Term Loan later than 1:00 p.m. on any Business Day, Administrative Agent shall pay to each applicable Lender such Lender’s Commitment Percentage of such payment, and such payments shall be made by wire transfer not later than 2:00 p.m. on the next Business Day following each Settlement Date.

(c) Availability of Lender’s Commitment Percentage. The Revolver Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to the Revolver Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to the Revolver Agent by such Revolving Lender when due, the Revolver Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Commitment Percentage forthwith upon the Revolver Agent’s demand, the Revolver Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Revolver Agent. Nothing in this Section 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Revolver Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. Without limiting the provisions of Section 1.11(b), to the extent that the Revolver Agent advances funds to the Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, the Revolver Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Revolving Lender.

(d) Return of Payments.

(i) If Applicable Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Applicable Agent from the Borrower and such related payment is not received by Applicable Agent, then Applicable Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Applicable Agent determines at any time that any amount received by Applicable Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Applicable Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Applicable Agent on demand any portion of such amount that Applicable Agent has distributed to such Lender, together with interest at such rate, if any, as Applicable Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Applicable Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e) Non-Funding Lenders.

(i) Responsibility. The failure of any Non-Funding Lender to make any Revolving Loan, or to fund any purchase of any participation to be made or funded by it (including with respect to any Letter of Credit or Swing Loan), or to make any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and no Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii) Reallocation. If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at the Revolver Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to the Revolver Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if such Non-Funding Lender’s Commitment Percentage was reduced to zero and each other Revolving Lender’s (other than any other Non-Funding Lender’s or Impacted Lender’s) Commitment Percentage had been increased proportionately), provided that no

Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment.

(iii) Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender (other than a Non-Funding Lender who only holds Term Loans) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced, other than as a result of a waiver of default interest otherwise applicable pursuant to Section 1.3(c) hereof, any waiver of a Default or an Event of Default having the effect of waiving such default interest or the waiver or increase of the Yield Differential pursuant to Section 1.1(e)(iii)), in each case, without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv) Borrower Payments to a Non-Funding Lender. Each Applicable Agent is hereby authorized to use all payments received by such Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties entitled thereto. Each Applicable Agent is hereby authorized and is entitled to hold as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s pro rata share, without giving effect to any reallocation pursuant to Section 1.11(e)(ii), of all Letter of Credit Obligations until the Facility Termination Date. Upon any unfunded obligations owing by a Non-Funding Lender becoming due and payable, each Applicable Agent is hereby authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to any Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by any Applicable Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Revolving Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment. Any amounts owing by a Non-Funding Lender to any Applicable Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. In the event that any Applicable Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, such Applicable Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agents, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, Letter of Credit Obligations and Swing Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender’s Letter of Credit Obligations and reimbursement obligations with respect to Swing Loans reallocated to other Lenders pursuant to Section 1.11(e)(ii).

(v) Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender fully pays to the Applicable Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi) Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. In the event that any reallocation of Letter of Credit Obligations occurs pursuant to Section 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Lenders that are Non-Funding Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders. So long as a Lender is a Non-Funding Lender, the Letter of Credit Fee payable with respect to any Letter of Credit Obligation of such Non-Funding Lender that has not been reallocated pursuant to Section 1.11(e)(ii) shall be payable to the L/C Issuer.

(f) Procedures. Each Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, each Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion, on E-Systems.

ARTICLE II

CONDITIONS PRECEDENT

2.1. Conditions of Initial Loans. The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions:

(a) Loan Documents. The Agents shall have received on or before the Closing Date the Intercreditor Agreement and all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1 other than those that are specified therein as permitted to be delivered after the Closing Date, each in form and substance mutually acceptable to the Borrower, the Agents and the Lenders. Notwithstanding the foregoing or any other provision in any Loan Documents to the contrary, to the extent a perfected security interest in any Collateral (the security interest in respect of which cannot be perfected by means of the filing of a UCC financing statement, the making of a federal intellectual property filing or delivery of possession of Stock) is not able to be provided on the Closing Date after Borrower’s use of commercially reasonable efforts to do so, the perfection of such security interest in such Collateral will not constitute a condition precedent to the availability of the initial Loans and Letters of Credit on the Closing Date.

(b) Second Lien Debt. The Borrower shall receive simultaneously with the initial funding hereunder not more than $56,500,000 in gross cash proceeds from borrowings under the Second Lien Credit Agreement (or, in lieu thereof, the Borrower shall have received additional cash equity contributions (in addition to any amounts required under clause (c) below)). The terms and conditions of the Second Lien Loan Documents, shall be reasonably satisfactory in all respects to the Agents;

(c) Equity Investment. The Sponsor shall have invested, in addition to the Rollover Transaction, the Equity Proceeds on the Closing Date in the form of cash equity into the capital stock or other equity securities of Parent, which in turn shall be contributed to Holdings; provided that any investments in preferred equity securities that constitute Disqualified Stock must be on terms and conditions reasonably satisfactory to the Agents;

(d) Closing Date Acquisition. (i) The Purchase Agreement shall have become, or concurrently with the initial funding of the Loans on the Closing Date shall become, effective; (ii) all conditions precedent to the Closing Date Acquisition shall have been, or substantially concurrently with the consummation of the Closing Date Acquisition will be, met (or waived with the consent of the Initial Lenders (except as otherwise permitted below)), and (iii) the Closing Date Acquisition shall have been consummated in accordance with the terms of the Purchase Agreement (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the Initial Lenders without the consent of the Initial Lenders);

(e) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) The Administrative Agent shall have received a fully executed pay-off letter reasonably satisfactory to the Agents confirming that all obligations owing by any Credit Party to Prior Lender will be repaid in full from the proceeds of the initial Loans and all Liens upon any of the Property of the Credit Parties or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, or supported by a Letter of Credit Issued pursuant hereto, as mutually agreed upon by the Agents, the Borrower and Prior Lender; and (iii) substantially concurrently with the initial funding hereunder, all such obligations shall be so repaid in full, all such Liens shall be so terminated and all such letters of credit shall be so cash collateralized or supported;

(f) Absence of Order. There shall not exist any order, injunction or decree of any Governmental Authority restraining or prohibiting the funding of the Loans hereunder;

(g) Solvency Certificate. The Administrative Agent shall have received a solvency certificate of the Chief Financial Officer of the Borrower in form and substance reasonably satisfactory to the Agents;

(h) Required Information. The Lenders shall have received (i) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for each fiscal month ended after March 31, 2014 and at least thirty (30) days prior to the Closing Date and (ii) a pro forma consolidated balance sheet of the Borrower as of the last day of the most recently completed twelve month period ended at least thirty (30) days prior to the Closing Date, prepared after giving effect to the consummation of the Closing Date Acquisition and the Related Transactions as if such events have occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income); provided that (i) each such pro forma financial statement shall be prepared in good faith by Borrower and (ii) no such pro forma financial statement shall include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R));

(i) No Material Adverse Effect. Since December 31, 2013, no Material Adverse Effect shall have occurred and be continuing;

(j) Intentionally Omitted;

(k) Patriot Act. The Lenders shall have received, at least five (5) days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, to the extent requested in writing no later than ten (10) Business Days prior to the Closing Date;

(l) Funding Condition. Neither GE Capital nor Ares Capital Corporation (each an “Initial Lender”) shall be obligated to fund its commitment under the Term Loan unless Ares Capital Corporation (in the case of GE Capital) or GE Capital (in the case of Ares Capital Corporation) has complied with its obligations to Senior Secured Loan Fund, LLC (“SSLF”) such that SSLF, as permitted assignee, has funds sufficient to make the Term Loan (and each of GE Capital and Ares Capital Corporation commits and agrees with the Borrower to satisfy such obligations in full); provided, however, that nothing contained in this subsection (l) shall relieve GE Capital or Ares Capital Corporation from any liability, damages or remedies, including specific performance of the full amount of the commitments of both Initial Lenders, arising from any failure by GE Capital or Ares Capital Corporation, as the case may be, to comply with such obligations (including damages for relieving the other Initial Lender from its obligation to fund), and each of GE Capital and Ares Capital Corporation agrees that the Borrower (and its successors) shall be entitled to specific performance of each Initial Lender’s obligations to fund the Loans to the extent required by the terms hereof on the Closing Date; and

(m) Payment of Fees and Expenses. All fees and expenses required to be paid on the Closing Date pursuant to the Fee Letter shall have been paid.

For the purpose of determining satisfaction with the conditions specified in this Section 2.1, each Lender that has signed and delivered this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 2.1 unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

2.2. Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, in each instance if, as of the date thereof:

(a) with respect to any Loan (other than an Incremental Term Loan) or any Letter of Credit Obligation, any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and the Administrative Agent or the Required Lenders (in the case of the Term Loans) or the Revolver Agent or Required Revolving Lenders (in the case of any Revolving Loan or Letter of Credit Obligation) have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect or (ii) with respect to Incremental Term Loans, the Persons providing such Incremental Term Loan have determined not to make such Incremental Term Loan as a result of the fact that such representation or warranty is untrue or incorrect; provided that with respect to an Incremental Term Loan the proceeds of which are used to finance a Permitted Acquisition, the representation and warranty in the first sentence of Section 3.6 shall be deemed to expressly relate to such Acquisition Agreement Signing Date;

(b) (i) with respect to any Loan (other than an Incremental Term Loan) or any Letter of Credit Obligation, any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and the Administrative Agent or the Required Lenders (in the case of the Term Loan) or the Revolver Agent or Required Revolving Lenders (in the case of any Revolving Loan or Letter of Credit Obligation) shall have determined not to make any Revolving Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default or (ii) with respect to Incremental Term Loans, the conditions set forth in Section 1.1(e)(iii)(A) shall not be or have been satisfied;

(c) after giving effect to any Revolving Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance; or

(d) the Applicable Agent shall not have received a duly executed Notice of Borrowing, Swingline Request or L/C Request, in respect of the applicable Loan or Letter of Credit.

The request by the Borrower and acceptance by the Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Administrative Agent’s Liens, on behalf of itself, the Revolver Agent and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to the Agents and each Lender that the following are, and immediately after giving effect to the Related Transactions will be, true, correct and complete:

3.1. Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries:

(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the requisite power and authority and all necessary governmental licenses, authorizations, Permits, consents and approvals to (i) own its assets, (ii) carry on its business and (iii) execute, deliver, and perform its obligations under, the Loan Documents and the Related Agreements to which it is a party;

(c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and, if applicable, in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all applicable Requirements of Law;

except, in each case referred to in clauses (b)(i), (b)(ii), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2. Corporate Authorization; No Contravention.

(a) The execution, delivery and performance by each of the Credit Parties of this Agreement and by each Credit Party and each of their respective Subsidiaries of any other Loan Document and Related Agreement to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

(i) contravene the terms of any of that Person’s Organization Documents;

(ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii) violate any material Requirement of Law in any material respect.

(b) As of the Closing Date, the Merger Agreement is in form and substance sufficient to effectuate the Merger in accordance with the terms thereof and applicable Requirements of Law. Upon such filing on the Closing Date, the Merger will be consummated and become effective as of the Closing Date in accordance with the terms of the Merger Agreement and applicable Requirements of Law.

3.3. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement, any other Loan Document or Related Agreement except (a) for recordings, filings and other perfection actions in connection with the Liens granted to the Administrative Agent under the Collateral Documents and the filing of terminations and releases in connection with the Liens to be terminated on or before the Closing Date, (b) those obtained or made on or prior to the Closing Date, (c) in the case of any Related Agreement, those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (d) the filing of the Merger Agreement and (e) filing required by applicable Requirements of Law in connection with the exercise of remedies by the Administrative Agent.

3.4. Binding Effect. This Agreement and each other Loan Document and Related Agreement to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5. Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document or any transaction contemplated hereby or, to the extent it would reasonably be expected to have a Material Adverse Effect, any Related Agreement or any of the transactions contemplated thereby; or

(b) except as specifically disclosed on Schedule 3.5, would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $6,000,000 (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor); or

(c) seek an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6. No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of the Administrative Agent’s Liens on the Collateral or the consummation of the Related Transactions. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7. ERISA Compliance. Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law has received a favorable determination letter from the IRS with respect to such compliance, or may rely on an opinion or advisory letter issued by the IRS with respect to the underlying preapproved basic plan document. Except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened in writing) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or would reasonably be expected to have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock. As of the Closing Date, except as set forth on Schedule 3.8, no Credit Party and no Subsidiary of any Credit Party owns any Margin Stock.

3.9. Ownership of Property; Liens. As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries. Each of the Credit Parties and each of their respective Subsidiaries has, subject to Permitted Liens, good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all material owned personal property and valid leasehold interests in all material leased personal property, in each instance, necessary in the ordinary conduct of their respective businesses. None of the Property of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10. Taxes. All federal, state and material local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all material Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 3.10, no Tax Return is under audit or examination by any Governmental Authority and no notice of any audit or examination or any assertion of any claim for any federal, state or other material Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in material compliance with the Tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

3.11. Financial Condition.

(a) Each of (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries dated December 31, 2013 (other than BAK Industries), and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2014 (other than BAK Industries) and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the three (3) fiscal months then ended:

(x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y) present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries (other than BAK Industries) as of the dates thereof and results of operations for the periods covered thereby.

(b) The pro forma unaudited consolidated balance sheet of Holdings and its Subsidiaries dated as of the last day of the most recently completed twelve month period ended at least thirty (30) days prior to the Closing Date delivered on the Closing Date was prepared by Holdings giving pro forma effect to the consummation of the Closing Date Acquisition and the Related Transactions, was based on the unaudited consolidated balance sheets of the Borrower dated March 31, 2014, and was prepared in accordance with GAAP in all material respects, with only such adjustments thereto as would be required in a manner consistent with GAAP in all material respects.

(c) Since December 31, 2013, there has been no Material Adverse Effect.

(d) The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e) All financial performance projections delivered to the Administrative Agent, including the financial performance projections delivered on or prior to the Closing Date, represent the Borrower’s best good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable as of the date thereof in light of then current market conditions, it being acknowledged and agreed by the Administrative Agent and Lenders that uncertainty is inherent in any forecasts or projections, projections as to future events or conditions are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

3.12. Environmental Matters. Except as set forth in Schedule 3.12 and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

3.13. Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

3.14. Solvency. Both before and after giving effect to (a) the Loans and any credit extensions made under the Second Lien Credit Agreement, in each case, made on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans and any credit extensions made under the Second Lien Credit Agreement, in each case, to or as directed by the Borrower, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and the Borrower individually are Solvent.

3.15. Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened in writing) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16. Intellectual Property. Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17. Brokers’ Fees; Transaction Fees. Except as disclosed on Schedule 3.17 and except for fees payable to the Agents and Lenders, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18. Insurance. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates. A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to the Administrative Agent.

3.19. Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrower and Subsidiaries of the Borrower, those in favor of Administrative Agent, for the benefit of the Secured Parties. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Stock of each Credit Party (other than Holdings), each Subsidiary of each Credit Party and, as of the Closing Date, Holdings is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19 (as supplemented from time to time), there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.19 (as supplemented from time to time) is a true and complete organizational chart of Holdings and all of its Subsidiaries as of the Closing Date, which the Credit Parties shall update as necessary to reflect any changes thereto by notice to Administrative Agent promptly following the completion of any Permitted Acquisition and promptly following the incorporation, organization or formation of any Subsidiary.

3.20. Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the Closing Date, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21. Deposit Accounts and Other Accounts. Schedule 3.21 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and any other relevant contact information reasonably requested by Administrative Agent with respect to each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, in each case, as of the Closing Date.

3.22. Bonding. Except as set forth in Schedule 3.22, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.23. Purchase Agreement. As of the Closing Date, (i) the Borrower has delivered to the Agents a complete and correct copy of the Purchase Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith) and (ii) the Purchase Agreement complies in all material respects with, and the Closing Date Acquisition has been consummated in all material respects in accordance with, all applicable Requirements of Law. The Purchase Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn.

3.24. Status of Holdings. Holdings has not engaged in any business activities and does not own any Property other than to the extent expressly permitted under Section 5.12.

3.25. Second Lien Debt. As of the Closing Date, the Borrower has delivered to the Administrative Agent a complete and correct copy of the Second Lien Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations, including the L/C Reimbursement Obligations and the Secured Swap Obligations, constitute “Senior Indebtedness” (as such term is defined as of the Closing Date in the Intercreditor Agreement or as amended with the consent of the Borrower) entitled to the benefits of the subordination provisions contained in the Intercreditor Agreement as in effect on the Closing Date or as otherwise amended in accordance with its terms.

3.26. Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements about any Credit Party or any of its Subsidiaries, in each case, contained in each exhibit, report, written statement or certificate (other than any statement which constitutes projections, forward-looking statements, budgets, estimates or general market data) furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agents or the Lenders prior to the Closing Date, but excluding projections, budgets and other forward-looking statements and information of a general or industry nature), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered (other than any general industry information, budgets and projections delivered to Agents and/or the Lenders in accordance with the terms hereof). Any projections contained in such materials are based upon good faith estimates and assumptions believed by such Credit Party to be reasonable at the time made, it being agreed and recognized by the Agents and the Lenders that such projections, budgets, forward-looking statements or estimates as to future events are inherently uncertain and are not to be viewed as facts and that actual results during the period or periods covered by any such projections, budgets, forward-looking statements or estimates may differ from the projected results and that the differences may be material.

3.27. Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.28. Patriot Act. Each Credit Party and each Subsidiary of each Credit Party is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE IV

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

4.1. Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrower shall deliver to the Administrative Agent (for delivery to each Lender other than the Initial Lenders) and each Initial Lender by Electronic Transmission and in detail reasonably satisfactory to the Required Lenders:

(a) as soon as available, but not later than one hundred twenty (120) days after the end of each Fiscal Year (or, with respect to the Fiscal Year ending December 31, 2014, one hundred fifty (150) days), a copy of the audited consolidated balance sheets of Holdings and each of its Subsidiaries (or, with respect to the Fiscal Year ending December 31, 2014, the Borrower and each of its Subsidiaries) as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally recognized independent certified public accounting firm reasonably acceptable to the Administrative Agent (it being understood that McGladrey LLP is reasonably acceptable to the Administrative Agent) which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such year to year inconsistencies as may arise due to a change in GAAP permitted hereunder) and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status other than any going concern or like qualification resulting solely from an upcoming maturity date for the Loans occurring within one year from the time such opinion is delivered;

(b) as soon as available, but not later than forty five (45) days (or with respect to the first three Fiscal Quarters after the Closing Date, sixty (60) days) after the end of each Fiscal Quarter of each year, a copy of the unaudited consolidated balance sheets of Holdings and each of its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and each of its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; provided, that, such financial statements shall not be required to be in form and substance of any greater detail than the Borrower’s reporting practices prior to the date hereof; and

(c) as soon as available, but not later than thirty (30) days (or with respect to the first three fiscal months after the Closing Date, forty-five (45) days) after the end of each fiscal month of each year, a copy of the unaudited consolidated balance sheets of Holdings and each of its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting, in all material respects, the financial position and the results of operations of Holdings and each of its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; provided, that, such financial statements shall not be required to be in form and substance of any greater detail than the Borrower’s reporting practices prior to the date hereof and shall not be required to be prepared in accordance with GAAP.

4.2. Certificates; Other Information. The Borrower shall furnish to the Administrative Agent (for delivery to each Lender other than the Initial Lenders) and each Initial Lender by Electronic Transmission:

(a) together with each delivery of financial statements pursuant to Section 4.1(b), (i) a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the fiscal month and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(d) and discussing the reasons for any significant variations;

(b) concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and 4.1(b) above, a fully and properly completed certificate in the form of Exhibit 4.2(b) (a “Compliance Certificate”), which shall detail, among other things, (A) the Available Amount as of the end of such fiscal period and (B) with respect to the Investments outstanding a portion of which is funded by sources other than the Available Amount, such Investments’ allocation between the Available Portion and the Non-Available Portion, certified on behalf of the Borrower by a Responsible Officer of the Borrower;

(c) promptly after the same are sent, copies of all financial statements and notices and reports which any Credit Party sends to any holder of Second Lien Debt, in its capacity as such, and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) commencing with projections for the Fiscal Year beginning January 1, 2015, as soon as available and in any event no later than sixty (60) days after the last day of each Fiscal Year of the Borrower, projections (including a balance sheet, income statement, statement of cash flow and assumptions made in the build-up of such projections) of the Credit Parties (and their Subsidiaries) consolidated financial performance for the then current Fiscal Year on a quarterly basis;

(e) promptly upon receipt thereof, copies of any final management letters submitted by the Borrower’s certified public accountants to any Credit Party in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants;

(f) from time to time, if any Agent determines that obtaining appraisals is necessary in order for any Agent or any Lender to comply with applicable laws or regulations (including any appraisals required to comply with FIRREA), and at any time if a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent may, or may require the Borrower to, in either case at the Borrower’s expense, obtain appraisals in form and substance (it being understood that “substance” shall not include the value of the collateral being appraised, which value shall not be subject to satisfaction of the Administrative Agent or any Lender) and from appraisers reasonably satisfactory to the Agents stating the then current fair market value of all or any portion of the personal property of any Credit Party or any Subsidiary of any Credit Party and the fair market value or such other value as determined by the Agents (for example, replacement cost for purposes of Flood Insurance) of any Real Estate of any Credit Party or any Subsidiary of any Credit Party;

(g) no later than thirty (30) days after the end of each Fiscal Quarter, a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail any Margin Stock owned by each Credit Party and each Subsidiary of each Credit Party as of the last day of such Fiscal Quarter; and

(h) promptly, such additional business, financial, corporate affairs, perfection certificates and other information as the Administrative Agent or the Revolver Agent may from time to time reasonably request.

4.3. Notices. The Borrower shall notify promptly the Administrative Agent and each Initial Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer of any Credit Party becomes aware thereof):

(a) the occurrence or existence of any Default or Event of Default;

(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party or its respective property (i) in which the amount of damages claimed is $6,000,000 or more, (ii) which would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document or any Related Agreement;

(e) (i) the receipt by any Credit Party of any written notice of material violation of, or potential material liability under, Environmental Law that would reasonably be expected to result in Material Environmental Liabilities, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand or dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of written notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA or intent to terminate any Title IV Plan, a copy of such notice, (ii) promptly, and in any event within ten (10) days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any Responsible Officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Administrative Agent and Lenders pursuant to this Agreement;

(h) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party, in each case, if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by Holdings of Stock or Stock Equivalents);

(k) any event reasonably expected to trigger the mandatory prepayment requirements of Section 1.8(c) or Section 1.8(d); and

(l) concurrently with the furnishing thereof, any material notice furnished to any holder of the Second Lien Debt or to the Second Lien Agent or Second Lien Lenders, which is not otherwise required to be delivered hereto (other than notices solely with respect to the conversion or continuance of LIBOR Rate Loans or in connection with the Fee Letter, each as defined in the Second Lien Credit Agreement).

Each notice pursuant to this Section shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower, on behalf of the Borrower, setting forth details of the occurrence referred to therein, and stating what action the Borrower or other Person proposes to take with respect thereto and at what time. Each notice under Section 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated resulting in the relevant Default or Event of Default.

4.4. Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) preserve or renew all of its registered Trademarks the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its IP Licenses except, in each case, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5. Maintenance of Property. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6. Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption, and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance (other than workers’ compensation insurance, directors and officers insurance and employee health and welfare insurance) relating to any Property or business of any Credit Party to name Administrative Agent as additional insured or lenders loss payee as agent for the Lenders, as appropriate. All policies of insurance on real and personal Property of the Credit Parties will contain an endorsement, in form and substance reasonably acceptable to Administrative Agent, showing loss payable to Administrative Agent (Form CP 1218 or equivalent and naming Agent as lenders loss payee as agent for the Lenders) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Administrative Agent, will provide that the insurance companies will give Administrative Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Administrative Agent, subject to such Credit Party’s right to reinvest pursuant to Section 1.8(c). If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Administrative Agent jointly, Administrative Agent may endorse such Credit Party’s name thereon and do such other things as Administrative Agent may deem advisable to reduce the same to cash, subject to such Credit Party’s right to reinvest pursuant to Section 1.8(c). Administrative Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance. Notwithstanding the requirement in clause (i) above, Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) Unless the Credit Parties provide the Administrative Agent with evidence of the insurance coverage required by this Agreement (including Flood Insurance), the Administrative Agent may purchase insurance (including Flood Insurance) at the Credit Parties’ expense to protect the Administrative Agent’s and Lenders’ interests, including interests in the Credit Parties’ and their Subsidiaries’ properties. This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests. The coverage that the Administrative Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. The Borrower may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that there has been obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges the Administrative Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on their own.

4.7. Payment of Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable (after giving effect to any cure periods, as applicable) or required to be performed all Tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person.

4.8. Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9. Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied (except as disclosed herein) shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and each Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to each Agent and any of its Related Persons (who may be accompanied by one or more Lenders, as a group), as frequently as any Agent reasonably determines to be appropriate, but, unless an Event of Default shall have occurred and be continuing, such Agent or Related Person shall use reasonable efforts to conduct such visits without disruption to the business or causing undue burden on such Credit Party; and (b) permit each Agent and any of its Related Persons to conduct field examinations, audit, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that any Agent considers advisable, in each instance, at the Credit Parties’ expense; provided that, the Credit Parties shall only be obligated to reimburse the Administrative Agent for the expenses of one such field examination, audit and inspection per calendar year or more frequently if an Event of Default has occurred and is continuing. Any Lender may accompany any Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10. Use of Proceeds. The Borrower (a) shall, on the Closing Date, use the proceeds of the initial Term Loan and the Revolving Loans drawn on the Closing Date solely to (i) refinance Prior Indebtedness, (ii) pay a portion of the purchase price for the Closing Date Acquisition, (iii) pay fees, costs and expenses of the Related Transactions and fees, costs and expenses required to be paid pursuant to Section 2.1 and (iv) fund working capital of the Borrower and its respective subsidiaries, (b) shall, after the Closing Date, use the proceeds of Revolving Loans to fund working capital and general corporate purposes of the Borrower and its respective subsidiaries, including financing Permitted Acquisitions and other permitted investments, permitted restricted payments and permitted repayments or prepayments of subordinated debt; provided that a portion of the Revolving Credit Facility may be drawn on the Closing Date to issue Letters of Credit in the Ordinary Course of Business and to replace or provide credit support for any existing letters of credit (including by “grandfathering” such existing letters of credit into the Revolving Credit Facility), to pay for transaction costs and to fund any working capital adjustment or purchase price adjustment under the Purchase Agreement, and (c) shall use the Incremental Term Loans solely to (1) finance or refinance the purchase price of a Permitted Acquisition that is, in each case, consummated substantially concurrently with the incurrence thereof or within 30 days prior to the date of incurrence, (2) make other Investments permitted under Section 5.4, (3) finance working capital requirements of the Borrower and its Subsidiaries in accordance with the terms of this Agreement and (4) make Restricted Payments permitted under Section 5.11, in each case not in contravention of any Requirement of Law and not in violation of this Agreement; provided, however, in no event may proceeds of Revolving Loans be used, directly or indirectly, to make an optional prepayment of Term Loans.

4.11. Cash Management Systems. Subject to Section 4.15, each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than Excluded Accounts) as of and after the Closing Date and shall open no deposit, securities, commodity or similar account after the Closing Date unless (except as to any Excluded Account) such Credit Party enters into a Control Agreement at the time such account is opened; provided that with respect to any deposit, securities, commodity or similar account acquired in a Permitted Acquisition that is not an Excluded Account, the Credit Parties shall have thirty (30) days following the closing date of such Permitted Acquisition (or such later date not later than sixty (60) days following the closing date of such Permitted Acquisition as may be agreed to by Administrative Agent in its sole discretion) to comply with the provisions of this Section 4.11 with regard to such acquired accounts (other than Excluded Accounts).

4.12. Reserved.

4.13. Further Assurances.

(a) Promptly, but in any event subject to the express limitations set forth in the Loan Documents, upon reasonable request by the Administrative Agent, the Credit Parties shall (and, subject to the limitations set forth herein and in the Collateral Documents, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) subject to customary “Funds Certain Provisions” with respect to perfection of Liens on assets required to be Collateral acquired in a Permitted Acquisition or other Investment permitted hereunder, to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries), promptly after formation or acquisition thereof (or, in the case of any Foreign Subsidiary that was an Excluded Foreign Subsidiary and ceases to be an Excluded Foreign Subsidiary, promptly after the time such Foreign Subsidiary ceases to be an Excluded Foreign Subsidiary), to guaranty the Obligations and to cause each such Subsidiary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth herein and in the Collateral Documents, all of such Subsidiary’s Property to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall pledge, and shall cause each of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries) to, pledge, all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries) and sixty-five percent (65%) of the outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of outstanding non-voting Stock and Stock Equivalents of each Excluded Foreign Subsidiary directly owned by a Credit Party and each Excluded Domestic Holdco directly owned by a Credit Party, in each instance, to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations, promptly after formation or acquisition of such Subsidiary. In the event that any Foreign Subsidiary ceases to be an Excluded Foreign Subsidiary and such Foreign Subsidiary is not directly or indirectly owned by an Excluded Foreign Subsidiary, the Borrower shall promptly thereafter cause all Stock and Stock Equivalents of such Foreign Subsidiary to be pledged to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations. The Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, appropriate resolutions, secretary certificates, certified Organizational Documents and, if requested by the Administrative Agent, legal opinions relating to the matters described in this Section 4.13 (which opinions shall be in form and substance reasonably acceptable to the Administrative Agent and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date), in each instance with respect to each Credit Party formed or acquired after the Closing Date. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Credit Party or any Domestic Subsidiary (other than any Excluded Domestic Subsidiary) of any Credit Party acquires fee title to any Real Estate with a fair market value in excess of $4,000,000 within thirty (30) days after (or such later date as may be agreed by the Administrative Agent in its sole discretion) such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent, (w) an appraisal complying with FIRREA, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to the Agents together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Agents, in form and substance and in an amount reasonably satisfactory to the Agents insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens other than Permitted Liens, (y) then current A.L.T.A. surveys, certified to the Administrative Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) a Phase I environmental site assessment for such Real Property prepared by a qualified firm reasonably acceptable to the Agents, in form and substance satisfactory to the Agents. In the event any Credit Party or any Domestic Subsidiary of any Credit Party (other than any Excluded Domestic Subsidiary) acquires any Real Estate, at the Administrative Agent’s request, the Credit Parties shall cause to be delivered to the Administrative Agent, within thirty (30) days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agents, in form and substance reasonably satisfactory to the Agents. In addition to the obligations set forth in Section 4.6(a), within forty-five (45) days after written notice from the Administrative Agent to the Credit Parties that any Real Estate is located in a Special Flood Hazard Area, the Credit Parties shall satisfy the Flood Insurance requirements of Section 4.6(a).

(b) Without limiting the generality of the foregoing, to the extent reasonably necessary to maintain the continuing priority of the Lien of any existing Mortgages as security for the Obligations in connection with the incurrence of an Incremental Facility, as determined by the Agents in their reasonable discretion, the applicable Credit Party to any Mortgages shall within thirty (30) days of such funding or incurrence (or such later date as agreed by the Administrative Agent) (i) enter into and deliver to the Administrative Agent, at the direction and in the reasonable discretion of the Agents, a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Agents, (ii) cause to be delivered to the Administrative Agent for the benefit of the Secured Parties an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of the Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgages (other than those expressly permitted by Section 5.1(c)) and (iii) deliver, at the request of the Agents, to the Administrative Agent and/or all other relevant third parties, all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations.

4.14. Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if an Event of Default is continuing or if the Agents at any time have a reasonable basis to believe that there exist material violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Material Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, and cause the preparation of such reports, in each case as the Agents may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Agents and shall be in form and substance reasonably acceptable to the Agents.

4.15. Post-Closing.

(a) No later than ninety (90) days after the Closing Date (or such later date as Administrative Agent may otherwise agree in writing), the Credit Parties shall deliver to Administrative Agent such Control Agreements as are necessary to be in compliance with the requirements of Section 4.11.

(b) No later than forty-five (45) days after the Closing Date (or such later date as Administrative Agent may otherwise agree in writing), the Credit Parties shall cause, to the extent necessary to be in compliance with the requirements of Section 4.6(a), (i) all policies of insurance (other than workers’ compensation insurance, directors and officers insurance and employee health and welfare insurance) relating to any Property or business of any Credit Party to name Administrative Agent as additional insured or lenders loss payee as agent for the Lenders, as appropriate, (ii) all policies of insurance on real and personal Property of the Credit Parties to contain an endorsement, in form and substance reasonably acceptable to

Administrative Agent, showing loss payable to Agent (Form CP 1218 or equivalent and naming Administrative Agent as lenders loss payee as agent for the Lenders) and extra expense and business interruption endorsements and (iii) such endorsements, or an independent instrument furnished to Administrative Agent, to provide that the insurance companies will give Administrative Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage.

(c) For a period ending on the date that is ninety (90) days after the Closing Date (or such later date as the Agents and the Borrower may otherwise agree in writing), the Credit Parties shall permit the Agents or their designated representatives (including any qualified third party firms) to access the Real Property located at (i) 2209 Kellen Gross Drive, Yankton, South Dakota, (ii) 720 Jessie Street, San Fernando, California, (iii) 59 Absolute Drive, Rogersville, MO 65742, (iv) 1992 Peck Hollow Road, Rogersville, MO 65742, (v) 11 White Oak Road, Rogersville, MO 65742, (vi) 635 Old Hickory Boulevard, Old Hickory, TN 37138 and (vii) 951 Industrial Road, Old Hickory, TN 37138 to conduct Phase I environmental site visits at the sole expense of the Agents, during normal business hours and upon prior notice to the Credit Parties.

(d) The Credit Parties shall take all such actions as shall be set forth on Schedule 4.15 within the time periods specified on Schedule 4.15.

4.16. Merger. The Borrower shall (i) on the Closing Date, cause the Merger to occur and become effective in accordance with the terms of the Merger Agreement and applicable Requirements of Law, (ii) on or promptly after the Closing Date, cause to be delivered to the Administrative Agent a copy of the Merger Agreement (including file-stamped copies of any articles or certificate of merger evidencing receipt, acceptance and acknowledgment by the appropriate Governmental Authorities), certified as true, complete and correct by a Responsible Officer of the Borrower, and (iii) execute and deliver, and cause the Credit Parties to execute and deliver, to the Administrative Agent and the Lenders such agreements, documents and instruments reasonably requested by the Administrative Agent, including any amendments to the Loan Documents and UCC financing statements or amendments, to preserve their security interests in the Collateral and otherwise evidence the consummation of the Merger.

ARTICLE V

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

5.1. Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by Section 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 5.5(c);

(b) (i) any Lien created under any Loan Document and (ii) Liens under the Second Lien Loan Documents (including the Second Lien Incremental Term Loans thereunder to the extent the Indebtedness in respect thereof is permitted by Section 5.5(g));

(c) Liens for Taxes or other governmental fees, assessments or charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory or regulatory obligations, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance, surety and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens (other than for payment of Taxes), provided that the enforcement of such Liens is effectively stayed and such Liens arise from judgments, orders, decrees or arbitration awards that in each case, individually or in the aggregate, do not constitute an Event of Default under Sections 7.1(h) or 7.1(i);

(g) easements, rights-of-way, zoning and other restrictions, minor encroachments, non-material defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h) Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under Section 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i) Liens securing Capital Lease Obligations permitted under Section 5.5(d);

(j) any interest or title of a lessor or sublessor or licensor or sublicensor under any lease or license not prohibited by this Agreement;

(k) Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease permitted by this Agreement;

(l) non-exclusive licenses and sublicenses (including non-exclusive licenses of Intellectual Property) and licenses of Intellectual Property granted by a Credit Party or any Subsidiary of a Credit Party and leases and subleases (by a Credit Party or any Subsidiary of a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not materially interfering with the business of the Credit Parties or any of their Subsidiaries;

(m) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC;

(n) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(o) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(p) Liens in respect of any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement with respect to any Investment or acquisition of Real Property permitted hereunder;

(q) Liens for the benefit of insurance companies and insurance brokers on rights under insurance policies and proceeds thereof securing obligations permitted by Section 5.5(l);

(r) Liens on property or assets acquired pursuant to an Acquisition (including any Permitted Acquisition) or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to an Acquisition (including a Permitted Acquisition); provided that (i) any Indebtedness secured by such Liens is permitted to exist under Section 5.5(i) and (ii) such Liens are not all assets or blanket liens and are not incurred in connection with, or in contemplation or anticipation of, such Acquisition and do not attach to any other asset of Holdings or any of its Subsidiaries other than the proceeds thereof;

(s) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary of the Borrower in the Ordinary Course of Business;

(t) Liens on Property (and only such Property), only to the extent such Lien constitutes the agreement to convey such Property pursuant to such asset purchase agreement or arises in favor of the buyer of such Property under Article 2 of the UCC, which is the subject of a proposed asset disposition permitted hereunder, which Liens secure the obligation of a Credit Party or any Subsidiary of a Credit Party under the relevant asset purchase agreement; and

(u) other Liens not specifically listed above securing obligations in an aggregate principal amount outstanding that does not at any one time exceed $2,500,000.

5.2. Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease (as lessor), convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any Property (including the Stock of any Subsidiary of any Credit Party owned by such Person, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse), except:

(a) dispositions of Inventory, worn-out or surplus equipment or equipment no longer used or useful in the business, all in the Ordinary Course of Business;

(b) dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $6,000,000 and (iv) after giving effect to such disposition, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered (assuming for such purpose that the maximum Leverage Ratio (on a Net Basis) and maximum Senior Leverage Ratio (on a Net Basis) as of any date occurring prior to December 31, 2014 are 8.00:1.00 and 7.00:1.00, respectively); provided, the foregoing clause (iv) shall not apply to any disposition to the extent either the assets being disposed do not contribute positively to the Borrower’s EBITDA (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail) or the acquisition of such assets was not funded, in part or in whole, by Incremental Term Loans;

(c) (i) dispositions of cash and Cash Equivalents without contravention of any other provision of this Agreement and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents;

(d) transactions permitted under Section 5.1(l);

(e) discounts or forgiveness of accounts receivable in the Ordinary Course of Business or in connection with collection or compromise thereof;

(f) transfers of Property subject to any Event of Loss (including in lieu thereof); provided that the Net Proceeds thereof are applied if and to the extent required by Section 1.8;

(g) non-exclusive licenses and non-exclusive sublicenses (including any non-exclusive license or non-exclusive sublicense of Intellectual Property) and leases and subleases, in each case in the Ordinary Course of Business not impairing in any material respect the conduct of the business of the Credit Parties or any of their Subsidiaries;

(h) any issuance of Stock of a Subsidiary to a Credit Party (or, in the case of a Foreign Subsidiary that is a Subsidiary of a Foreign Subsidiary, to such Foreign Subsidiary);

(i) the lapse or abandonment of Intellectual Property rights which, in the reasonable good faith determination of the Borrower, are no longer used or useful to the conduct of the business of the Borrower or any Subsidiary or to the extent no longer economically desirable in the conduct of their business;

(j) Permitted Liens;

(k) cancellations, terminations or surrender by any Credit Party or any Subsidiary of any Credit Party of any lease in the Ordinary Course of Business;

(l) the sale, assignment, lease, conveyance, transfer or other disposition of Property by (i) any Credit Party to any other Credit Party, (ii) any Subsidiary of Holdings that is not a Credit Party to any other Subsidiary of Holdings that is not a Credit Party and (iii) any Credit Party to any Subsidiary of Holdings that is not a Credit Party; provided that, with respect to this clause (iii), the aggregate fair market value of all such assets so sold, assigned, leased, conveyed, transferred or otherwise disposed of shall not exceed (together with extensions of credit (to the extent then outstanding) or capital or asset contributions pursuant to Section 5.4(b)(iii)) $3,000,000 in the aggregate;

(m) dispositions of non-core assets (“non-core assets” to be determined by the Borrower in the exercise of its reasonable good faith business judgment and to consist only of those assets designated as “non-core assets” pursuant to written notification by the Borrower delivered to the Administrative Agent prior to the time the Permitted Acquisition pursuant to which such assets are acquired is consummated) acquired in connection with any Permitted Acquisition or other Investment permitted under Section 5.4, provided that all of the following conditions are satisfied (unless otherwise agreed to by the Administrative Agent in writing): (i) in the event a Default or Event of Default shall have occurred and be continuing at the time of such disposition or, to the extent the purchase price therefor was paid with proceeds of Loans, not less than 75% of the sales price from such disposition shall be paid in cash and Cash Equivalents, (ii) the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8, (iii) the fair market value of such non-core assets from any Permitted Acquisition so disposed of does not exceed 25% of the total consideration paid or payable for such Permitted Acquisition and (iv) such non-core assets are disposed of within twelve (12) months (or, subject to the consent of the Administrative Agent in its sole discretion, within eighteen (18) months) following the closing of such Permitted Acquisition;

(n) (i) any disposition or issuance by Holdings of its own Stock or Stock Equivalents (other than to the extent resulting in an Event of Default pursuant to Section 7.1(k)) and (ii) dispositions by any Subsidiary of its own Stock and Stock Equivalent to qualify directors where required by applicable law;

(o) the termination or unwinding of any Rate Contract in accordance with its terms; and

(p) dispositions of Property at fair market value to the extent that such Property is exchanged for credit against the purchase price of substantially concurrently purchased similar replacement Property.

5.3. Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (i) the Merger in accordance with the respective terms hereof, (ii) mergers and consolidations in connection with or to facilitate Permitted Acquisitions and Investments permitted by this Agreement (provided that if a Credit Party is a party to any such merger or consolidation, such Credit Party shall be the surviving entity and Holdings may not be a party to any such merger or consolidation), (iii) transfers, conveyances or other dispositions effected solely to implement a disposition permitted by Section 5.2 and (iv) upon not less than five (5) Business Days prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent shall agree in writing), (a) any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary, provided that the Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions reasonably required by the Administrative Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Administrative Agent, shall have been completed, (b) any Excluded Domestic Subsidiary may merge or dissolve or liquidate into another Excluded Domestic Subsidiary, any Unrestricted Subsidiary or any Foreign Subsidiary, (c) any Unrestricted Subsidiary may merge or dissolve or liquidate into the Borrower, a Subsidiary of the Borrower or another Unrestricted Subsidiary, any Excluded Domestic Subsidiary or any Foreign Subsidiary, and (d) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary provided if a Foreign Subsidiary which is not an Excluded Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, a Foreign Subsidiary which is not an Excluded Foreign Subsidiary shall be the continuing or surviving entity (or a replacement Foreign Subsidiary that is not an Excluded Foreign Subsidiary shall be the continuing or surviving entity and shall have complied with Section 4.13).

5.4. Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary (unless such Credit Party has complied with and has caused such Subsidiary to comply with the provisions of Section 4.13), (ii) make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation or other combination or (iii) make or purchase any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a) Investments in cash and Cash Equivalents (which may be maintained in deposit and security accounts maintained in the Ordinary Course of Business and in compliance with the provisions of the Loan Documents);

(b) Investments consisting of (i) capital or asset contributions by Holdings in the Borrower, (ii) extensions of credit or capital or asset contributions by any Credit Party (other than Holdings) to or in any other then existing Credit Party (other than Holdings), (iii) extensions of credit or capital or asset contributions by the Borrower or any other Credit Party (other than Holdings) to or in any Unrestricted Subsidiaries or Foreign Subsidiaries of the Borrower not to exceed (together with the aggregate fair market value of all assets sold, assigned, leased, conveyed, transferred or otherwise disposed of pursuant to Section 5.2(l)(iii)) $6,000,000 in the aggregate at any time outstanding; provided, if the Investments described in foregoing clauses (i), (ii) and (iii) are evidenced by notes, such notes shall be pledged to the Administrative Agent, for the benefit of the Secured Parties, and have such terms as the Administrative Agent may reasonably require and (iv) extensions of credit or capital contributions by a Foreign Subsidiary of the Borrower to or in the Borrower, any Subsidiary of the Borrower or another Foreign Subsidiary or Unrestricted Subsidiary of the Borrower; provided, further, any Investments made pursuant to this subsection (b) constituting loans or other extensions of credit shall only be made to Persons party to the Intercompany Subordination Agreement (notwithstanding the foregoing, such loans or other extensions of credit shall not be treated as Subordinated Indebtedness for the purposes of this Agreement);

(c) loans and advances to employees in the Ordinary Course of Business not to exceed $4,000,000 in the aggregate at any time outstanding;

(d) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Sections 5.2(b) or 5.2(m);

(e) Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(f) Investments consisting of non-cash loans made by Holdings to officers, directors and employees of a Credit Party which are used by such Persons to purchase simultaneously Stock or Stock Equivalents of Holdings;

(g) Investments existing on the Closing Date and set forth on Schedule 5.4;

(h) Investments comprised of Contingent Obligations permitted by Section 5.9;

(i) Permitted Acquisitions;

(j) Investments made in an aggregate amount not to exceed the Available Amount at the time such Investment is made; provided that, solely with respect to the use of the Retained ECF Amount, (i) no Event of Default shall then exist or would exist immediately after giving effect thereto and (ii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to this Agreement, the Leverage Ratio (on a Net Basis)

and the maximum Senior Leverage Ratio (on a Net Basis), recomputed on a pro forma basis giving effect to such Investment (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed the maximum Leverage Ratio (on a Net Basis) and the maximum Senior Leverage Ratio (on a Net Basis) permitted under Sections 6.1 and 6.2 at such time (assuming for such purpose that the maximum Leverage Ratio (on a Net Basis) and the maximum Senior Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 8.00:1.00 and 7.00:1.00, respectively); provided, however, that the foregoing conditions in clauses (i) and (ii) immediately above shall not apply to extent such Investment is made solely with the Net Issuance Proceeds of any Excluded Equity Issuance;

(k) Investments permitted pursuant to Section 5.3;

(l) guaranty obligations in respect of leases (other than Capital Leases), or of other obligations that do not constitute Indebtedness, by a Credit Party of another Credit Party or by a non-Credit Party of another non-Credit Party in each case entered into in the Ordinary Course of Business;

(m) Investments acquired in connection with the settlement of accounts, bankruptcy or reorganization of suppliers or customers or asset dispositions permitted hereunder, in each case in the Ordinary Course of Business;

(n) Rate Contracts entered into by the Borrower or its Subsidiaries solely for bona fide hedging for interest rate and foreign currency exchange purposes and not for speculation; and

(o) other Investments not listed above made by the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time the greater of $10,000,000 and (ii) an amount equal to 15% of EBITDA (for the most recent period of four (4) consecutive Fiscal Quarters for which financial statements under Section 4.1(b) have been delivered as of such time).

In determining the amount of Investments permitted under this Section 5.4, the amount of any Investment outstanding at such time shall be the aggregate cash Investment by the applicable Person at the time such Investment is made, less all returns on capital (but, in each case, only to the extent received in cash) received by such Person with respect to that particular Investment.

5.5. Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d) Indebtedness not to exceed $4,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by Section 5.1(h) and Permitted Refinancings thereof;

(e) unsecured intercompany Indebtedness permitted pursuant to Section 5.4(b);

(f) Permitted Junior Debt including Permitted Refinancings thereof;

(g) Second Lien Debt (including Second Lien Incremental Term Loans) pursuant to the Second Lien Credit Agreement in an aggregate principal amount not to exceed the Maximum Second Lien Principal Amount (as such term is defined in the Intercreditor Agreement as in effect on the Closing Date or as otherwise amended in accordance with the terms thereof), and Permitted Refinancings thereof; provided, that, Second Lien Incremental Term Loans may be issued or incurred only if (i) no Event of Default shall then exist or would result after giving effect to such issuance or incurrence or, solely with respect to a Second Lien Incremental Term Loan the proceeds of which are used to finance substantially contemporaneously a Permitted Acquisition which is subject to customary “Funds Certain Provisions”, on the applicable Acquisition Agreement Signing Date, (ii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Leverage Ratio (on a Net Basis) recomputed on a pro forma basis, shall not exceed 6.50:1.00, (iii) the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Section 6.1 and 6.2 and (iv) Administrative Agent shall have received an officer’s certificate duly executed by a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying to and evidencing the foregoing requirements;

(h) other unsecured Indebtedness not exceeding in the aggregate outstanding at any time the principal amount of $6,000,000;

(i) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness of a Target assumed at the time of a Permitted Acquisition of such Target); provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

(j) Indebtedness of the Borrower and its Subsidiaries arising from Seller Notes; provided that (i) all Indebtedness under such Seller Notes shall be unsecured and subordinated to the Obligations pursuant to subordination provisions, including with respect to right and time of payment and as to other rights and remedies thereunder, reasonably satisfactory to the Administrative Agent, (ii) no Seller Note shall mature any earlier than six months after the original maturity date of the Second Lien Debt or any Permitted Refinancing thereof, (iii) no payments of principal shall be required to be made pursuant to or under any Seller Notes prior to the latest payments maturity date of the Loans under this Agreement at the time of the issuance of such Seller Notes other than as permitted by Section 5.11, and (iv) the aggregate original principal amount of Indebtedness outstanding under this Section 5.5(j) (excluding any Seller Note that does not require payment of interest in cash prior to the stated maturity date of such Seller Note) shall not exceed at any time $25,000,000 plus capitalized expenses, interest and fees that have been added to principal;

(k) unsecured Indebtedness of the Borrower or any of its Subsidiaries consisting of Contingent Acquisition Consideration;

(l) Indebtedness owed to insurance companies or insurance brokers incurred in the Ordinary Course of Business with respect to financing of insurance premiums;

(m) Indebtedness in an aggregate amount at any time outstanding not to exceed $1,000,000 consisting of (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit card (including purchasing card and commercial card), purchase cards (including so-called “procurement cards” or “P-Cards”), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services;

(n) Indebtedness of Excluded Foreign Subsidiaries (for which no Credit Party has any liability) not to exceed $6,000,000 in the aggregate at any time outstanding;

(o) Indebtedness consisting of deferred compensation to employees of any Borrower and its Subsidiaries incurred in the Ordinary Course of Business to the extent that such deferred compensation constitutes an expense included in the calculation of net income of Holdings and its Subsidiaries when such deferred compensation arrangement is established; and

(p) other Indebtedness not specifically listed above in an aggregate principal amount outstanding that does not at any one time exceed $5,000,000.

5.6. Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

(a) as expressly permitted by this Agreement (including for the avoidance of doubt such transactions permitted by Sections 5.4, 5.5, 5.7 and 5.11);

(b) pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which, to the extent involving at least $5,000,000 in aggregate payments, are disclosed in writing to the Administrative Agent; provided, further, that in no event shall a Credit Party or any Subsidiary of a Credit Party perform or provide any management, consulting, administrative or similar services to or for any Person other than another Credit Party, a Subsidiary of a Credit Party or a customer who is not an Affiliate in the Ordinary Course of Business;

(c) employment, indemnity and severance arrangements between any Credit Party or their Subsidiaries and their full-time officers and managers in the Ordinary Course of Business;

(d) transactions set forth on Schedule 5.6; and

(e) transactions among Credit Parties (other than Holdings) and transactions among Excluded Foreign Subsidiaries and Excluded Domestic Subsidiaries.

5.7. Management Fees and Compensation. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party or pay or reimburse Sponsor or any of its Affiliates (other than a Credit Party) for any costs, expenses and similar items or provide indemnification payments to any of its Affiliates, except:

(a) payment of reasonable compensation to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries in the Ordinary Course of Business;

(b) payment of (i) directors’ fees, (ii) reimbursement of actual reasonable and documented out-of-pocket expenses incurred in connection with attending board of director meetings, and (iii) customary indemnification arrangements to directors; provided that payments pursuant to subclause (i) shall not exceed in the aggregate, $1,000,000 in any Fiscal Year of the Borrower; and

(c) reimbursement of reasonable out-of-pocket costs and expenses and, provided no Event of Default has occurred and is continuing, indemnification payments to Sponsor; provided, any indemnification payments not made as a result of any Event of Default being in existence shall accrue and may be paid when no Default or Event of Default shall exist or would exist immediately after giving effect thereto.

5.8. Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9. Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation;

(c) Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Administrative Agent title insurance policies;

(e) Contingent Obligations arising with respect to customary indemnification, working capital adjustments and adjustments of purchase price obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder (including, without limitation, in connection with the Closing Date Acquisition as set forth in the Purchase Agreement as in effect on the date hereof) and (ii) purchasers in connection with dispositions permitted under Section 5.2(b);

(f) Contingent Obligations arising under Letters of Credit;

(g) Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party (other than Holdings), which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(h) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeals bonds, performance bonds and other similar obligations;

(i) Contingent Obligations arising under any Subordinated Indebtedness permitted hereunder to the extent that the obligor in respect of such Contingent Obligation is a Credit Party and the Contingent Obligations of such Credit Party in respect of such Subordinated Indebtedness are subordinated to the same extent and in the same manner as the Indebtedness of the principal obligor under such Subordinated Indebtedness is subordinated to the Obligations;

(j) Contingent Obligations arising under Second Lien Debt permitted hereunder to the extent that the obligor in respect of such Contingent Obligation is a Credit Party and the liens in respect of such Contingent Obligations of such Credit Party in respect of such Second Lien Debt are subordinated to the same extent and in the same manner as the liens in respect of the Indebtedness of the principal obligor under such Second Lien Debt is subordinated to the Obligations; and

(k) other Contingent Obligations not exceeding $3,000,000 in the aggregate at any time outstanding.

5.10. Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that would reasonably be expected to result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. No Credit Party shall cause or suffer to exist any event that would reasonably be expected to result in the imposition of a Lien with respect to any Benefit Plan.

5.11. Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding, (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness or Second Lien Debt or (iv) make any payment in respect of any Contingent Acquisition Consideration (the items described in clauses (i), (ii), (iii) and (iv) above are referred to as “Restricted Payments”); except that any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Wholly-Owned Subsidiary of the Borrower (provided that no such Subsidiary that is a Credit Party may make any Restricted Payment under this exception to any such Wholly-Owned Subsidiary that is not a Credit Party except to the extent it would otherwise be permitted under Section 5.4(b)), and except that:

(a) Holdings and its Subsidiaries may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents; provided, in the case of any payment or distribution by any Subsidiary of Holdings pursuant to this subsection (a), such payment or distribution may only be made to the direct parent of such Subsidiary;

(b) the Borrower may make distributions to Holdings which are promptly used by Holdings (or any direct or indirect parent of Holdings) to redeem from current or former officers, directors and employees (or their current or former spouses, heirs, estates, estate planning vehicles and family members) Stock and Stock Equivalents (including to repurchase fractional shares) provided all of the following conditions are satisfied:

(i) no Event of Default has occurred and is continuing or would immediately arise as a result of such Restricted Payment;

(ii) immediately after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered (assuming for such purpose that the maximum Leverage Ratio (on a Net Basis) and the maximum Senior Leverage Ratio (on a Net Basis) as of any date occurring prior to December 31, 2014 is 8.00:1.00 and 7.00:1.00, respectively);

(iii) the aggregate Restricted Payments permitted under this clause (b) shall not exceed (x) $5,000,000 in any Fiscal Year of the Borrower or (y) $10,000,000 during the term of this Agreement; provided, however, if the Credit Parties do not utilize the entire amount permitted pursuant to clause (x) above in any Fiscal Year, the Credit Parties may carry forward to the immediately succeeding Fiscal Year only, 100% of such unutilized amount (with any such Restricted Payment made in such succeeding Fiscal Year applied first to such unutilized amount); and

(iv) after giving effect to such Restricted Payment, Availability plus unrestricted cash and Cash Equivalents held in any account that is subject to a Control Agreement is not less than $5,000,000;

provided that such Restricted Payments may be made (A) without regard to the conditions set forth in clauses (ii), (iii) and (iv) above (or, in the event that any such Restricted Payment is being paid in respect of a redemption of Stock or Stock Equivalents from an employee that has resigned or has been terminated from Holdings or any Subsidiary thereof and is being paid in connection with, and on or about the time of, such resignation or termination, clauses (i) (so long as Administrative Agent shall have received at least three (3) Business Days’ prior written notice (a copy of which shall be delivered or otherwise made available by the Administrative Agent to each Lender) of such Restricted Payment), (ii), (iii) and (iv) above) to the extent such Restricted Payments are paid from the proceeds of any key man life insurance policy which have not previously been used to make any such Restricted Payments under this Section 5.11(b) and (B) without regard to the conditions set forth in clauses (iii) and (iv) above (or, in the event that any such Restricted Payment is being paid in respect of a redemption of Stock or Stock Equivalents from an employee that has resigned or has been terminated from Holdings or any Subsidiary thereof and is being paid in connection with, and on or about the time of, such resignation or termination, clauses (i) (so long as the Administrative Agent shall have received at least three (3) Business Days’ prior written notice (a copy of which shall be delivered or otherwise made available by the Administrative Agent to each Lender) of such Restricted Payment), (ii), (iii) and (iv) above) to the extent such Restricted Payments are paid from the Net Issuance Proceeds of an issuance of Excluded Equity Issuances of Holdings not credited to the Available Amount;

(c) in the event any Credit Party or any Subsidiary thereof files a consolidated, combined, unitary or similar type income Tax return with a Person, such Credit Party or any Subsidiary thereof may make distributions to such Person (including through other Credit Parties or their Subsidiaries) to permit such Person to pay federal and state income Taxes then due and payable, franchise Taxes and other similar licensing expenses incurred in the Ordinary Course of Business provided, that the amount of such distribution shall not be greater than the amount of such Taxes or expenses that would have been due and payable by such Credit Party or such Subsidiary thereof had such Credit Party or such Subsidiary thereof not filed a consolidated, combined, unitary or similar type return;

(d) the Borrower may make distributions to Holdings and Holdings may make distributions to Parent (or any direct or indirect parent thereof) (i) in an aggregate amount not to exceed $1,000,000 (excluding audit fees) in any Fiscal Year, to the extent necessary to permit Holdings, Parent or any direct or indirect parent, as applicable, to maintain its legal existence and to pay reasonable out-of-pocket general administrative costs and expenses (which may include out-of-pocket legal, accounting and filing costs, other reasonable and customary corporate overhead expenses incurred in the Ordinary Course of Business and customary transaction-based fees and expenses of third-party investment bankers and advisers for services rendered to Holdings, Parent or any direct or indirect parent relating to Holdings, Parent or any direct or indirect parent and their Subsidiaries not prohibited hereunder) and (ii) to the extent necessary to permit Holdings or Parent to pay, to the extent permitted to be paid pursuant to Section 5.7(b), amounts due and payable by Holdings, Parent or any direct or indirect parent, in each case, so long as Holdings, Parent or any direct or indirect parent applies the amount of any such distribution for any such purpose within 30 days of receipt;

(e) the Credit Parties may pay, as and when due and payable scheduled and mandatory payments of principal, interest, fees and expenses and other required payments in respect of the Second Lien Debt in accordance with the Second Lien Loan Documents as in effect on the date hereof or as amended in accordance with the Intercreditor Agreement as in effect on the Closing Date or as otherwise amended in accordance with its terms, and in each case to the extent permitted by the Intercreditor Agreement as in effect on the Closing Date or as otherwise amended in accordance with its terms;

(f) the Credit Parties may pay, as and when due and payable, non-accelerated scheduled and mandatory payments of interest, fees and expenses and other payments, in each case in respect of Subordinated Indebtedness (including Seller Notes and Permitted Junior Debt), solely to the extent permitted under the subordination terms with respect thereto;

(g) the Credit Parties may make Restricted Payments in an aggregate amount not to exceed the Available Amount at the time such Restricted Payment is made; provided that, solely with respect to the use of the Retained ECF Amount, (i) no Event of Default shall then exist or would exist immediately after giving effect thereto, (ii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Leverage Ratio (on a Net Basis), computed both before and recomputed on a pro forma basis after giving effect to such Restricted Payment (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed (x) the maximum Leverage Ratio (on a Net Basis) permitted under Section 6.1 (assuming for such purpose that the maximum Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 8.00:1.00) or (y) 6:00:1.00, and (iii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Senior Leverage Ratio (on a Net Basis), computed both before and recomputed on a pro forma basis after giving effect to such Restricted Payment (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed (x) the maximum Senior Leverage Ratio (on a Net Basis) permitted under Section 6.2 (assuming for such purpose that the maximum Senior Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 7.00:1.00) or (y) 4.75:1.00; provided, however, that the foregoing conditions in clauses (i), (ii) and (iii) immediately above shall not apply to extent such Restricted Payment is made solely with the Net Issuance Proceeds of any Excluded Equity Issuance;

(h) the Credit Parties may, make Restricted Payments with the Net Issuance Proceeds of an Incremental Term Loan, Second Lien Incremental Loan or Permitted Junior Debt so long as (i) no Event of Default shall then exist or would exist immediately after giving effect thereto, (ii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Leverage Ratio (on a Net Basis), computed both before and recomputed on a pro forma basis after giving effect to such Restricted Payment (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed (x) the maximum Leverage Ratio (on a Net Basis) permitted under Section 6.1 (assuming for such purpose that the maximum Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 8.00:1.00) or (y) 6:00:1.00, and (iii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Senior Leverage Ratio

(on a Net Basis), computed both before and recomputed on a pro forma basis after giving effect to such Restricted Payment (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed (x) the maximum Senior Leverage Ratio (on a Net Basis) permitted under Section 6.2 (assuming for such purpose that the maximum Senior Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 7.00:1.00) or (y) 4.75:1.00;

(i) the Credit Parties (other than Holdings) may pay, as and when due and payable, (A) Contingent Acquisition Consideration so long as (i) no Event of Default shall then exist or would exist immediately after giving effect thereto, (ii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Leverage Ratio (on a Net Basis), computed both before and recomputed on a pro forma basis after giving effect to such Restricted Payment (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed the maximum Leverage Ratio (on a Net Basis) permitted under Section 6.1 (assuming for such purpose that the maximum Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 8.00:1.00), and (iii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Senior Leverage Ratio (on a Net Basis), computed both before and recomputed on a pro forma basis after giving effect to such Restricted Payment (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed the maximum Senior Leverage Ratio (on a Net Basis) permitted under Section 6.2 (assuming for such purpose that the maximum Senior Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 7.00:1.00);

(j) the Credit Parties may make Restricted Payments on the Closing Date to consummate the Related Transactions that are to be consummated on the Closing Date;

(k) repurchases of Stock and Stock Equivalents deemed to occur upon “cashless” exercise of stock options or warrants or similar rights to the extent such Stock or Stock Equivalents represent a portion of the exercise price of such options or warrants or similar rights;

(l) the Borrower or any of its Subsidiaries may pay cash in lieu of any fractional share of Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition; and

(m) any non-Wholly Owned Subsidiary of the Borrower may make Restricted Payments to holders of its Stock and Stock Equivalents generally so long as (i) the Borrower or its Subsidiary that owns the Stock and Stock Equivalents in the non-Wholly Owned Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon the relative holding of the Stock and Stock Equivalents in the non-Wholly Owned Subsidiary making such Restricted Payment) and (ii) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment.

5.12. Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date hereof and activities reasonably related or complementary thereto Holdings shall not engage in any business activities or own any Property other than (i)(A) ownership of the Stock and Stock Equivalents of Borrower, (ii) activities and contractual rights incidental to maintenance of its corporate existence, including legal, tax, accounting and similar activities on behalf of itself and its Subsidiaries, (iii) performance of its obligations under the Loan Documents and Related Agreements to which it is a party and its Organization Documents, (iv) its ownership or acquisition of cash and Cash Equivalents in an amount reasonably required in connection with its business activities permitted under this Section 5.12 or representing proceeds of a Restricted Payment permitted hereunder temporarily held pending further distribution to its parent or equity holders, (v) providing customary indemnification to officers, managers and directors, (vi) incurring and performing guaranty obligations under Section 5.9(i) in respect of Second Lien Debt and the corresponding Investment under Section 5.4(h), (vii) incurring and performing Contingent Obligations under Section 5.9(g) and the corresponding Investment under Section 5.4(h), (viii) making Investments pursuant to Section 5.4(f), and (ix) making Restricted Payments specifically permitted to be made by Holdings under Section 5.11.

5.13. Change in Structure. Except as expressly permitted under Section 5.3, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to amend any of its Organization Documents in any respect that is materially adverse to any Agent or Lenders.

5.14. Changes in Accounting, Name and Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least twenty (20) days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree in its sole discretion) and the acknowledgement of Administrative Agent that all actions required by the Administrative Agent, including those to continue the perfection of its Liens, have been completed; provided that the fiscal year of a Target under an Acquisition may be changed to conform to the same Fiscal Year of the Credit Parties.

5.15. Amendments to Related Agreements, Subordinated Indebtedness and Second Lien Loan Documents.

(a) No Credit Party shall and no Credit Party shall permit any of its Subsidiaries, to (i) amend, supplement, waive or otherwise modify any provision of any Related Agreement (other than the Second Lien Loan Documents) in a manner materially adverse to Agents or Lenders or which would reasonably be expected to have a Material Adverse Effect, or (ii) take or fail to take any action required under the Purchase Agreement and the agreements and the documents related thereto that would reasonably be expected to have a Material Adverse Effect.

(b) No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any (i) Subordinated

Indebtedness except to the extent permitted by the applicable subordination agreement or subordination provisions or (ii) any other Subordinated Indebtedness that is not subject to a subordination agreement or subordination provisions that restrict amendment of the Loan Documents or the Obligations if the effect of such change or amendment is to: (A) increase principal or the interest rate on such Indebtedness; (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change in a manner adverse to the Agents or Lenders the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to the Credit Parties, the Agents or Lenders under the Loan Documents.

(c) No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change, waive or amend the terms of any of the Second Lien Loan Documents to the extent prohibited by the Intercreditor Agreement as in effect on the Closing Date or as otherwise amended in accordance with its terms.

5.16. No Negative Pledges. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Credit Party, other than pursuant to the Loan Documents, the Second Lien Loan Documents and any documentation governing Permitted Junior Debt. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Administrative Agent, whether now owned or hereafter acquired except in connection with (i) any document or instrument governing Liens permitted pursuant to Sections 5.1(h) and 5.1(i) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens, (ii) customary provisions (not entered into in connection with, or in anticipation or contemplation of, the transactions contemplated hereunder and the Related Transactions) restricting subletting or assignment of any lease governing a leasehold interest, (iii) with respect to third party contracts, customary limitations (not entered into in connection with, or in anticipation or contemplation of, the transactions contemplated hereunder and the Related Transactions) on the ability of a party thereto to assign its interest in the underlying contract without the consent of the other party thereto, (iv) restrictions and conditions contained in agreements relating to the sale of assets permitted hereunder provided that such restrictions are limited to the assets being sold, (v) licenses and contracts entered into in the Ordinary Course of Business which by their terms prohibit the assignment of such agreements (to the extent such prohibition is enforceable by law) or the granting of Liens on the rights contained therein; provided that such licenses and contracts (other than shrink-wrap software licenses) are not, in the aggregate, material to the business of such Credit Party and are not related to any material Property, and (vi) customary provisions in joint venture agreements and similar agreements that restrict the transfer of equity interests or assets in joint ventures.

5.17. OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.27 and Section 3.28.

5.18. Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19. Hazardous Materials. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

FINANCIAL COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

6.1. Leverage Ratio (on a Net Basis). The Credit Parties shall not permit the Leverage Ratio (on a Net Basis) as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

December 31, 2014	8.00:1.00
March 31, 2015	7.75:1.00
June 30, 2015	7.75:1.00
September 30, 2015	7.50:1.00
December 31, 2015	7.25:1.00
March 31, 2016	7.00:1.00
June 30, 2016	7.00:1.00
September 30, 2016	6.75:1.00
December 31, 2016	6.50:1.00
March 31, 2017	6.25:1.00
June 30, 2017	6.00:1.00
September 30, 2017	6.00:1.00
December 31, 2017	6.00:1.00
March 31, 2018	5.75:1.00
June 30, 2018	5.50:1.00
September 30, 2018	5.50:1.00
December 31, 2018	5.50:1.00
March 31, 2019	5.50:1.00
June 30, 2019	5.50:1.00
September 30, 2019	5.50:1.00
December 31, 2019	5.50:1.00
March 31, 2020	5.50:1.00
June 30, 2020	5.50:1.00

“Leverage Ratio (on a Net Basis)” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.2. Senior Leverage Ratio (on a Net Basis). The Credit Parties shall not permit the Senior Leverage Ratio (on a Net Basis) as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

December 31, 2014	7.00:1.00
March 31, 2015	6.75:1.00
June 30, 2015	6.75:1.00
September 30, 2015	6.50:1.00
December 31, 2015	6.25:1.00
March 31, 2016	6.00:1.00
June 30, 2016	6.00:1.00
September 30, 2016	5.75:1.00
December 31, 2016	5.50:1.00
March 31, 2017	5.25:1.00
June 30, 2017	5.00:1.00
September 30, 2017	5.00:1.00
December 31, 2017	5.00:1.00
March 31, 2018	4.75:1.00
June 30, 2018	4.50:1.00
September 30, 2018	4.50:1.00
December 31, 2018	4.50:1.00
March 31, 2019	4.50:1.00
June 30, 2019	4.50:1.00
September 30, 2019	4.50:1.00
December 31, 2019	4.50:1.00
March 31, 2020	4.50:1.00
June 30, 2020	4.50:1.00

“Senior Leverage Ratio (on a Net Basis)” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.3. Equity Cure. In the event the Credit Parties fail to comply with the financial covenants set forth in this Article VI as of the last day of any Fiscal Quarter, any cash equity contribution to Borrower (funded with proceeds of common equity issued by Holdings or other equity issued by Holdings not constituting Disqualified Stock) on or prior to the day that is ten (10) days after the day on which financial statements are required to be delivered for that Fiscal Quarter will, at the irrevocable election of the Borrower, be included in the calculation of

EBITDA solely for the purposes of determining compliance with such covenants at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (a) notice of Borrower’s intent to make a Specified Equity Contribution shall be delivered no later than the day on which financial statements are required to be delivered for the applicable Fiscal Quarter, (b) in each consecutive four (4) Fiscal Quarter period there will be at least two (2) Fiscal Quarters in which no Specified Equity Contribution is made, (c) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Credit Parties to be in compliance with such covenants, (d) all Specified Equity Contributions will be disregarded for purposes of the calculation of EBITDA for all other purposes, including calculating basket levels, pricing and other items governed by reference to EBITDA, (e) there shall be no more than five (5) Specified Equity Contributions made in the aggregate after the Closing Date, and (f) any Loans prepaid with the proceeds of Specified Equity Contributions shall be deemed outstanding for purposes of determining compliance with such covenants for the Fiscal Quarter being cured and the immediately succeeding Fiscal Quarter. From the effective date of delivery of such cure notice to the Administrative Agent until the date that is ten (10) days after the day on which the applicable financial statements are required to be delivered, neither the Administrative Agent nor any Lender shall impose a default interest rate, accelerate the Obligations, terminate the Revolving Loan Commitment or exercise any other right or remedy against the Credit Parties or any of their Subsidiaries or any of their respective properties solely on the basis of an Event of Default having occurred under Section 7.1(c) as a result of the Credit Parties’ failure to comply with the financial covenant referenced in such cure notice; provided until timely receipt of the Specified Equity Contribution, for all other purposes under the Credit Agreement and the other Loan Documents (including, for the avoidance of doubt, Section 2.2 hereof), an Event of Default shall be deemed to have occurred and be continuing. Upon receipt by Borrower of the Specified Equity Contribution, any applicable Default or Event of Default shall automatically be deemed to have been cured.

ARTICLE VII

EVENTS OF DEFAULT

7.1. Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within five (5) Business Days after the same shall become due, interest on any Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other written statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made; or

(c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in (i) any of Sections 4.3(a), 4.6, 4.10, 4.15, 4.16 or Article V or Article VI hereof (subject to Section 6.3) or the Fee Letter or (ii) any of Sections 4.1, 4.2 or 4.3(b)-(j) and, with respect to this clause (ii), such failure shall not have been cured within five (5) Business Days; or

(d) Other Defaults. Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or Required Lenders; or

(e) Cross Default. Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. The Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as expressly permitted under Section 5.3, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person’s Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, stayed, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or any Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $10,000,000 or more (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

(i) Non Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j) Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof and other than in respect of any Collateral sold or otherwise disposed of in accordance with the terms of this Agreement) cease to create a valid security interest in the Collateral (other than de minimis amounts) purported to be covered thereby or such security interest shall for any reason (other than the failure of the Administrative Agent to take any action within its control or any action taken by the Administrative Agent, the Revolver Agent or any Lender) cease to be a perfected (to the extent required by the Loan Documents) and first priority security interest subject only to Permitted Liens; or

(k) Ownership. (i) at any time prior to the consummation of a Qualifying IPO, (A) Sponsor at any time ceases to own, directly or indirectly, at least seventy percent (70%) of the issued and outstanding Stock of Holdings owned by it on the Closing Date after giving effect to the Related Transactions (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares, interests or other unit of equity security); or (B) the Sponsor shall at any time fail to have, or fail to exercise, the power to elect a majority of the board of directors or other managing body of Holdings or Parent; (ii) at any time upon or after the consummation of a Qualifying IPO, (A) any Person (other than a Sponsor) or (B) Persons (other than Sponsor) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934), directly or indirectly, of Stock or Stock Equivalent representing more than twenty percent (20%)

of the aggregate ordinary voting power represented by the issued and outstanding Stock of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Stock and Stock Equivalents of Holdings beneficially owned, directly or indirectly, in the aggregate by the Sponsor; (iii) Holdings at any time ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of the Borrower owned by it on the Closing Date after giving effect to the Closing Date Acquisition, in each instance in clauses (i), (ii), (iii) and (iv), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of the Administrative Agent, for the benefit of the Secured Parties; (v) any Person (other than Sponsor) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors or similar governing or advisory body of Holdings or Parent; or (vi) a “change of control” under and as set forth in Section 7.1(k) of the Second Lien Credit Agreement shall occur, in each case, subject to Section 5.3 and other transactions permitted hereunder; or

(l) Invalidity of Subordination or Intercreditor Provisions. Any of the subordination or intercreditor provisions of the Intercreditor Agreement or of any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Credit Party or any of its Subsidiaries shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations for any reason shall not have the priority contemplated by this Agreement or such subordination provisions.

7.2. Remedies. Upon the occurrence and during the continuance of any Event of Default (but subject to the limitations set forth in Section 6.3):

(a) the Revolver Agent shall at the request of the Required Revolving Lenders declare all or any portion of any one or more of the Revolving Loan Commitment of each Lender to make Loans or of the L/C Issuer to Issue Letters of Credit to be suspended or terminated, whereupon all or such portion of such Revolving Loan Commitments shall forthwith be suspended or terminated;

(b) the Administrative Agent shall at the request of the Required Lenders declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, in which case, the Revolving Loan Commitment of each Lender shall immediately terminate; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c) the Administrative Agent shall at the request of the Required Lenders exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Sections 7.1(f) or 7.1(g) above (in the case of clause (i) of Section 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C

Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Revolver Agent any Lender or the L/C Issuer.

7.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4. Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing, this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, the Administrative Agent may, and upon request of Required Revolving Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrower shall thereupon deliver to the Administrative Agent, to be held for the benefit of the L/C Issuer, the Agents and the Lenders entitled thereto, an amount of cash equal to 105% of the amount of Letter of Credit Obligations as additional collateral security for Obligations in respect of any outstanding Letter of Credit. The Administrative Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations in respect of any Letters of Credit. Pending such application, the Administrative Agent may (but shall not be obligated to) invest the same in an interest bearing account in the Administrative Agent’s name, for the benefit of the L/C Issuers, the Agents and the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or financial institution as the L/C Issuer and the Administrative Agent may, in their discretion, select. If an Event of Default for which Cash Collateral was required hereunder is cured or waived and no other Event of Default has occurred and is continuing, then Administrative Agent shall promptly return to the Borrower such Cash Collateral remaining in its possession upon Borrower’s written request and instruction.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND THE REVOLVER AGENT

8.1. Appointment and Duties.

(a) Appointment of Administrative Agent and Revolver Agent. (i) Each Lender and each L/C Issuer hereby appoints Ares Capital Corporation (together with any successor Administrative Agent pursuant to Section 8.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (x) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (y) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (z) exercise such powers as are reasonably incidental thereto and (ii) each Revolving Lender and L/C Issuer hereby appoints GE Capital (together with any successor Revolver Agent pursuant to Section 8.9) as the Revolver Agent hereunder and authorizes the Revolver Agent to (x) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (y) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Revolver Agent under such Loan Documents and (z) exercise such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender acknowledges that it has received a copy of the Intercreditor Agreement, consents to and authorizes the Administrative Agent’s execution and delivery thereof on behalf of such Lender and agrees to be bound by the terms and provisions thereof.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above:

(i) the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers and except as otherwise provided in clause (ii) below as to the rights and authority of the Revolver Agent), and is hereby authorized, to (t) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Sections 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (u) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (v) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (w) manage, supervise and otherwise deal with the Collateral, (x) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (y) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (z) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs the Revolver Agent, each Lender and L/C Issuer to act as collateral sub-agent for the Administrative Agent, the Revolver Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, the Revolver Agent, such Lender or L/C Issuer, and may further authorize and direct the Revolver Agent, such Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, the Revolver Agent, each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed; and

(ii) the Revolver Agent shall have the sole and exclusive right and authority (to the exclusion of the Administrative Agent, the Lenders and L/C Issuers), and is hereby authorized, to (x) act as the disbursing and collecting agent for the

Revolving Lenders and the L/C Issuers with respect to all payments made in respect of the Revolving Loans and Letter of Credit Obligations and fees related thereto, all as more specifically provided in Article I and (y) to perform such other duties and exercise such other powers as are specifically provided to the Revolver Agent in this Agreement.

(c) Limited Duties. Under the Loan Documents, each of the Agents (i) is acting solely on behalf of the Lenders or the Revolving Lenders and the L/C Issuers, as applicable, and the other Secured Parties (except to the limited extent provided in Section 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent” and “Revolver Agent or the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent or the Revolver Agent, as applicable, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party by accepting the benefits of the Loan Documents hereby waives and agrees not to assert any claim against the Administrative Agent or the Revolver Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2. Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by any Agent or the Required Lenders, Required Revolving Lenders or Required Term Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by any Agent in reliance upon the instructions of Required Lenders, Required Revolving Lenders or Required Term Lenders (or, where so required, such greater proportion) and (iii) the exercise by any Agent or the Required Lenders, Required Revolving Lenders or Required Term Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3. Use of Discretion.

(a) No Action without Instructions. Neither Agent shall be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, neither Agent shall be required to take, or to omit to take, any action (i) unless, upon demand, the Applicable Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Applicable Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Applicable Agent or any Related Person thereof or (ii) that is, in the opinion of the Applicable Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

(c) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Applicable Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) the Applicable Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Revolver Agent, as the case may be) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as the Revolver Agent or the Administrative Agent, as the case may be, hereunder and under the other Loan Documents, then (A) the Required Revolving Lenders shall have the rights otherwise ascribed to the Revolver Agent pursuant to Section 7.2, (B) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.2 and (C) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4. Delegation of Rights and Duties. Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by any Agent.

8.5. Reliance and Liability.

(a) Each Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) No Agent and none of the Related Persons of any Agent shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, Holdings, the Borrower and each other Credit Party hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, each Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders, the Required Revolving Lenders or the Required Term Lenders, as applicable, or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the such Agent, when acting on behalf of the such Agent);

(ii) shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by such Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by such Agent in connection with the Loan Documents; and

(c) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case such Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against the any Agent based thereon.

8.6. Administrative Agent and Revolver Agent Individually. Each Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Administrative Agent or Revolver Agent, as the case may be, and may receive separate fees and other payments therefor. To the extent any Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender”, “Required Revolving Lender”, “Term Lender”, “Required Term Lenders” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include the Administrative Agent, the Revolver Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender, Term Lender or as one of the Required Lenders, Required Revolving Lenders or Required Term Lenders, respectively.

8.7. Lender Credit Decision. (a) Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon any Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by an Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders or L/C Issuers, such Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of any Agent or any of its Related Persons.

(b) If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, the Agents and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Agents and the Credit Parties upon request therefor by the Agents or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with the Agents, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates

8.8. Expenses; Indemnities; Withholding.

(a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) and each Revolving Lender agrees to reimburse the Revolver Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), in each case, promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by such Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) and each Revolving Lender further agrees to indemnify the Revolver Agent and each L/C Issuer and each of their respective Related Persons (to the extent not reimbursed by any Credit Party), in each case, severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against such Agent or L/C Issuer or any of their respective Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document, any Letter of Credit or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by any Agent, any L/C Issuer or any of their respective Related Persons under or with respect to any of the foregoing; provided, that with respect to any indemnification owed to any L/C Issuer or any of its Related Persons in connection with any Letter of Credit, only Revolving Lenders shall be required to indemnify such L/C Issuer and its Related Persons, such indemnification to be made severally and ratably based on such Revolving Lender’s Commitment Percentage of the Aggregate Revolving Loan Commitment (determined as of the time the applicable indemnification is sought by such L/C Issuer or Related Person from the Revolving Lenders); provided, further, however, that no Lender shall be liable to any Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the such Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any Requirement of Law, the Applicable Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the IRS or any other Governmental Authority asserts a claim that the Applicable Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify the Applicable Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, failed to maintain a Participant Register or for any other reason), or the Applicable Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify the Applicable Agent fully for all amounts paid, directly or indirectly, by the Applicable Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by the Applicable Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. The Applicable

Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which such Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9. Resignation of Agents or L/C Issuer.

(a) Any Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9. If any Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent and the Required Revolving Lenders shall have the right to appoint a successor Revolver Agent, as the case may be. If, after 30 days after the date of the retiring Administrative Agent’s or Revolver Agent’s, as the case may be, notice of resignation, no successor Administrative Agent or Revolver Agent, as the case may be, has been appointed by the Required Lenders or the Required Revolving Lenders, as applicable, that has accepted such appointment, then the retiring Administrative Agent or Revolver Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Administrative Agent or Revolver Agent, as the case may be, from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the retiring Administrative Agent and the Revolving Lenders shall assume and perform all of the duties of the retiring Revolver Agent, in each case, until a successor Administrative Agent or Revolver Agent, as applicable, shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such retiring Agent had been, validly acting as Administrative Agent or Revolver Agent, as the case may be, under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent or Revolver Agent, as applicable, a successor Administrative Agent or Revolver Agent, as applicable, shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent or Revolver Agent, as the case may be, under the Loan Documents.

(c) Any L/C Issuer may resign at any time by delivering notice of such resignation to the Agents, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit Issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

8.10. Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Subsidiary of the Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.13; and

(b) any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.13 after giving effect to such transaction have been granted, (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 5.1(h) or (i) and (iii) all of the Collateral and all Credit Parties, upon (A) the occurrence of the Facility Termination Date and (B) to the extent requested by the Administrative Agent, receipt by Administrative Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance reasonably acceptable to the Administrative Agent.

Each Lender and L/C Issuer hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to promptly terminate and release the guaranties and Liens when and as directed in this Section 8.10.

8.11. Additional Secured Parties.

The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article VIII, Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.24 and Section 10.1 (and, solely with respect to L/C Issuers, Section 1.1(c)) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) the Administrative Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX

MISCELLANEOUS

9.1. Amendments and Waivers.

(a) Subject to the provisions of Section 9.1(g) hereof, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly and adversely affected thereby (or by the Administrative Agent with the consent of each Lender directly and adversely affected thereby), in addition to the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and the Borrower, do any of the following:

(i) increase or extend the Commitment of such Lender (or reinstate any Commitment terminated pursuant to Section 7.2(a));

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest (other than default rate interest and the MFN Protection, which may be postponed, delayed or waived by the Required Lenders), fees or other amounts (other than principal) due to such Lender or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than scheduled installments under Section 1.8(a)) may be postponed, delayed, reduced, waived or modified, and an acceleration of all or any portion of the Obligations may be waived or rescinded, with the consent of Required Lenders);

(iii) reduce the principal of, or the rate of interest (other than default rate interest, which may be postponed, delayed or waived by the Required Lenders), specified herein (it being agreed that waiver or reduction of the default interest margin or the waiver of the MFN Protection or increase of the Yield Differential pursuant to Section 1.1(e)(iv)(A) shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) amend this Section 9.1 (other than Section 9.1(c) and Section 9.1(d)) or, subject to the terms of this Agreement, the definition of Required Lenders or any provision providing for consent or other action by all Lenders;

(vi) discharge all or substantially all of the Credit Parties from their respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(vii) amend or modify Section 1.10(c);

it being agreed that all Lenders shall be deemed to be directly and adversely affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi) and (vii).

(b) No amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Revolver Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly and adversely affected thereby or all the Lenders or the Required Revolving Lenders, as the case may be (or by the Administrative Agent with the consent of the Required Lenders or all the Lenders directly and adversely affected thereby, or by the Revolver Agent with the consent of the Required Revolving Lenders, as the case may be), affect the rights or duties of the Administrative Agent, the Revolver Agent, the Swingline Lender or the L/C Issuer, as applicable, in each case in their capacity as such, under this Agreement or any other Loan Document.

(c) No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case, in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract for which GE Capital or an Affiliate of GE Capital has provided credit enhancement through either an assignment right or a letter of credit in favor of the Secured Swap Provider, GE Capital.

(d) No amendment or waiver shall, unless signed by the Revolver Agent and Required Revolving Lenders (or by the Revolver Agent with the consent of Required Revolving Lenders) in addition to the Required Lenders (or by the Revolver Agent with the consent of the Required Lenders): (i) amend or waive compliance with the conditions precedent (other than any conditions precedent relating to the existence of a Default or Event of Default which is governed by clause (iii) below) to the obligations of Lenders solely in connection with the making of any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 2.2; (ii) amend or waive non-compliance with any provision of Section 1.1(b), 1.1(c), the last two sentences of

Section 1.7(b), or Section 1.8(b), 1.8(c), 1.8(f) or 1.8(g); or (iii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 2.2 to the extent such Default or Event of Default is in existence at the time of such Revolving Loan being made or Letter of Credit being issued or substantially contemporaneous therewith or will result therefrom; (iv) change the definition of “Availability,” “Maximum Revolving Loan Balance” or any other definition used in the determination of the amount of credit available under the Revolving Credit Facility; or (v) change or amend the definition of “Trigger Event of Default” or Section 9.25. For the purposes of determining whether any prepayment in respect of the Term Loan may be made under Section 1.7(a) or whether proceeds of Collateral or payments must be applied pursuant to Section 1.10(c), no amendment or waiver of any Trigger Event of Default shall be taken into account unless such amendment or waiver shall have been signed by the Required Revolving Lenders (or by the Revolver Agent with the consent of the Required Revolving Lenders). No amendment or waiver shall: (x) amend or waive this Section 9.1(d) or the definitions of the terms used in this Section 9.1(d) insofar as the definitions affect the substance of this Section 9.1(d), or (y) change (A) the definition of the term Required Revolving Lenders, (B) the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder or (C) any specific right of Required Revolving Lenders to grant or withhold consent or take or omit to take any action hereunder, in each case, without the consent of all Revolving Lenders.

(e) No amendment or waiver shall, unless signed by Required Term Lenders (or by the Administrative Agent with the consent of Required Term Lenders) in addition to the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders): (i) amend or waive Section 9.25, (iii) change the definition of “Trigger Event of Default,” “Required Term Lenders” or this Section 9.1(e) or (ii) increase the amount of Revolving Loan Commitments from those in effect as of the Closing Date.

(f) This Agreement may be amended with the written consent of the Borrower and the Required Lenders to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (ii) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(g) Notwithstanding anything to the contrary contained in this Section 9.1, (i) the Borrower may amend Schedules 3.19 and 3.21 upon notice to the Administrative Agent, (ii) the Agents may amend Schedule 1.1(a) and Schedule 1.1(b) to reflect Incremental Facilities and Sales entered into pursuant to Section 9.9 or Section 9.25, and (iii) the Agents and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties, and (3) add one or more Incremental Facilities to this Agreement pursuant to Section 1.1(e) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Revolving Lenders and Required Lenders.

(h) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term Loans with a like maturity date or all Revolving Lenders having Revolving Loan Commitments with a like commitment termination date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such respective Term Loans or amounts of Revolving Loan Commitments) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offers to extend the maturity date and/or commitment termination of each such Lender’s Term Loans and/or Revolving Loan Commitments, and, subject to the terms hereof, otherwise modify the terms of such Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate and/or fees payable in respect of such Term Loans and/or Revolving Loan Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”; and each group of Term Loans or Revolving Loan Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Loan Commitments (in each case not so extended), being a separate “tranche”), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the applicable Extension Offer is delivered to the Lenders;

(ii) except as to interest rates, fees and final commitment termination date (which shall be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extended Revolving Lenders), the Revolving Loan Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Loan Commitment (an “Extended Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Loan Commitment”) and the related outstandings shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Revolving Lenders) as the original Revolving Loan Commitments (and related outstandings); provided that (1) the borrowing and payments (except for (A) payments of interest and/or fees at different rates on Extended Revolving Loan Commitments (and related outstandings), (B) repayments required upon the commitment termination date of the non-extended tranche of Revolving Loan Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Loan Commitments, (2) subject to Section 9.1(b), all Swing Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Loan Commitments (including Extended Revolving Loan Commitments) in accordance with their percentage of the Aggregate Revolving Loan Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Loan Commitments after the applicable

Extension date shall be made on a pro rata basis with all other Revolving Loan Commitments, except that the Borrower shall be permitted to repay permanently and terminate commitments of any such tranche on a better than pro rata basis as compared to any other tranche with a later commitment termination date than such tranche, (4) assignments and participations of Extended Revolving Loan Commitments and related Revolving Loans shall be governed by the same assignment and participation provisions applicable to the other tranches of Revolving Loan Commitments and Revolving Loans and (5) at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Loan Commitments and any original Revolving Loan Commitments) which have more than two (2) different maturity dates;

(iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extending Term Lenders), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans owed to it (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then latest maturity date);

(iv) the final maturity date of any Extended Term Loans shall be no earlier than the latest maturity date of the Term Loans extended thereby and the amortization schedule applicable to Loans pursuant to Section 1.8(a) for periods prior to the original maturity date of the Term Loans shall not be increased;

(v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans extended thereby;

(vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with non-extended tranches of Term Loans in any voluntary or mandatory prepayments hereunder, in each case as specified in the respective Extension Offer; and

(vii) if the aggregate principal amount of Term Loans (calculated on the outstanding principal amount thereof) and/or Revolving Loan Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as applicable, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans and/or Revolving Loans of such Term Lenders or Revolving Lenders, as applicable, shall be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Term Lenders and/or Revolving Lenders, as the case may be, have accepted such Extension Offer.

With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 1.7 or 1.8 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Loan Commitments (as applicable) of any or all applicable tranches be tendered. The Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Loan Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.

No consent of any Lender shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Loan Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Loan Commitments, the consent of the L/C Issuer and Swing Line Lender. All Extended Term Loans, Extended Revolving Loan Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and secured by the Collateral on a pari passu basis with all other applicable Obligations. The Lenders hereby irrevocably authorize each Applicable Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower (on behalf of all Credit Parties) as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary in the reasonable opinion of the Applicable Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. In addition, if so provided in such amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the applicable commitment termination date shall be re-allocated from Lenders holding non-extended Revolving Loan Commitments to Lenders holding Extended Revolving Loan Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Loan Commitments, be deemed to be participation interests in respect of such Revolving Loan Commitments and the terms of such participation interests shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the applicable Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the later of the then latest (x) maturity date of the Term Loans and (y) scheduled termination date of the Revolving Loan Commitments, so that such maturity date referenced therein is extended to the later of the then (x) latest maturity date of the Term Loans and (y) scheduled termination date of the Revolving Loan Commitments (or such later date as may be advised by local counsel to the Administrative Agent). The Administrative Agent shall promptly notify each Lender of the effectiveness of each such amendment.

In connection with any Extension, the Borrower shall provide the Agents at least five (5) Business Days (or such shorter period as may be agreed by the Agents) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Agents, in each case acting reasonably to accomplish the purposes of this Section 9.1(h).

This Section 9.1(h) shall supersede any provisions of this Section 9.1 or Section 9.11 to the contrary.

Notwithstanding any provision to the contrary contained in this Section 9.1, upon consummation of the Merger, the Credit Parties, the Agents and the other parties hereto agree that the Company shall automatically succeed to Buyer’s rights and obligations hereunder and under the other Loan Documents and shall be the “Borrower” for all purposes hereof without further amendment.

9.2. Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Syndtrak® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.syndtrak.com or using such other means of posting to Syndtrak® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of the Administrative Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, the Agents and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmissions made by electronic mail or E-Fax to the Administrative Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to the Borrower, and (z) if receipt of such transmission is acknowledged by the Administrative Agent.

(b) Effectiveness.

(i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to any Agent pursuant to Article I shall be effective until received by such Agent.

(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c) Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

(d) Each Revolving Lender shall notify the Revolver Agent in writing of any changes in the address to which notices to such Revolving Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Revolver Agent shall reasonably request.

9.3. Electronic Transmissions.

(a) Authorization. Subject to the provisions of Section 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of Section 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by any Agent and Credit Parties in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF ANY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY ANY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that the Agents have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, any Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5. Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Agent or Required Lenders, shall be at the expense of such Credit Party, and neither any Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) each Agent for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of such Agent (limited to one external counsel), the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) each Agent for all reasonable and documented costs and out-of-pocket expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the reasonable and documented costs and out-of-pocket expenses of such examiners, at the per diem rate per individual charged by such Agent for its examiners), (c) each of each Agent, its Related Persons, and L/C Issuer for all reasonable and documented costs and out-of-pocket expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction, including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Administrative Agent and Revolver Agent) incurred in connection with any of the matters referred to in clause (c) above.

9.6. Indemnity.

(a) Each Credit Party agrees to indemnify, hold harmless and defend each Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee (whether brought by a Credit Party, an Affiliate of a Credit Party or any other Person) in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Agreement, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Target, any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including reasonable and documented attorneys’ fees in any case (but limited to one counsel to such Indemnitees, taken as a whole, one counsel in any relevant jurisdiction and one regulatory counsel to all such Indemnitees, taken as a whole, and, solely in the event of a conflict or interest, one additional counsel to each group of similarly situated affected Indemnitees)), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from (i) the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Persons, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, (ii) a material breach by such Indemnitee or its Related Persons of such Indemnitee’s or Related Person’s, as applicable, obligations under the terms of the Loan Documents at a time when no Credit Party or Subsidiary thereof is in breach of any Loan Document, in each case, as determined by a court of competent jurisdiction in a final non-appealable judgment or order or (iii) disputes among Indemnitees unrelated to any disputes involving, or claims against, the Credit Parties and other than disputes involving the Agents, Swingline Lender, L/C Issuer, or similar Person in its capacity as such. Furthermore, each of each Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person. This Section 9.6(a) shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Administrative Agent or following Administrative Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7. Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

9.9. Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the other Credit Parties signatory hereto, the Revolver Agent and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower, the other Credit Parties hereto (in each case except for Article VIII), the Administrative Agent, the Revolver Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9 or as a result of transactions permitted by Section 5.3), none of Holdings, the Borrower, any other Credit Party, any L/C Issuer, the Revolver Agent or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to:

(i) any existing Lender (other than a Non-Funding Lender or Impacted Lender);

(ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender); or

(iii) any other Person acceptable to the Administrative Agent, and, as long as no Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) is continuing, the Borrower (the acceptance of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed; provided, the Borrower’s refusal to consent to an assignment to any Disqualified Institution shall not be deemed to be unreasonable), and, in the case of any Sale of a Revolving Loan, Letter of Credit or Revolving Loan Commitment, the Revolver Agent and each L/C Issuer that is a Lender, (which acceptances of Revolver Agent, L/C Issuer and the Borrower shall be deemed to have been given unless an objection is delivered to the Administrative Agent within five (5) Business Days after written notice of a proposed Sale is delivered to the Revolver Agent, L/C Issuer and Borrower, as applicable) (each an “Eligible Assignee”); provided, however, that:

(A) such Sales do not have to be ratable between the Revolving Loan and the Term Loan but must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans or the Term Loan;

(B) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s

(together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower (to the extent the Borrower’s consent is otherwise required) and the Administrative Agent and, in the case of any Sale of a Revolving Loan, Letter of Credit or Revolving Loan Commitment, the Revolver Agent;

(C) interest accrued, other than any interest that is payable-in-kind, prior to and through the date of any such Sale may not be assigned,

(D) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to the Administrative Agent’s prior written consent in all instances, unless in connection with such sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in Section 1.11(e)(v);

(E) notwithstanding anything herein to the contrary, in no event shall a supplement to the Excluded Persons List apply retroactively to disqualify any Person that has previously acquired or agreed to acquire pursuant to a binding agreement an assignment or participation interest in the Loans or Commitments that was otherwise permitted prior to such permitted supplementation;

(F) neither the Administrative Agent nor any assignor shall have any obligation to inquire as to whether any potential assignee is a Person that is (x) a fund managed or administered by a Person on the Excluded Persons List or any Affiliate of any such Person (but not a Person specifically named on the Excluded Persons List) or (y) a Competitor or Competitor Controller or an Affiliate of a Competitor or Competitor Controller, and the Administrative Agent and any assignor may conclusively rely on a representation by the potential assignee that it is not a Competitor or Competitor Controller or an Affiliate of a Competitor or Competitor Controller in the applicable assignment agreement; provided, however, that at any Lender’s option (but with no obligation to do so), the Borrower shall confirm, within five (5) Business Days after such Lender’s request therefor, whether a potential assignee or participant is a Competitor or Competitor Controller or an Affiliate of a Competitor or Competitor Controller;

(G) the Administrative Agent’s refusal to accept a Sale to a Credit Party, an Affiliate or a Subsidiary of a Credit Party (including Sponsor and its Controlled Investment Affiliates) or a Second Lien Lender or any of its Affiliates, including but not limited to, Sponsor and its Controlled Investment Affiliates, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable; and

(H) with respect to assignments of Last Out Incremental Term Loans, the limits set forth in Section 1.1(e)(i)(E) shall not be exceeded.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the

Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or, if previously agreed with the Administrative Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any Tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to the Administrative Agent, unless waived or reduced by the Administrative Agent, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 (unless waived or reduced by the Administrative Agent) shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with Section 9.9(b)(iii), upon the Administrative Agent and, in the case of any Sale of a Revolving Loan, Letter of Credit or Revolving Loan Commitment, the Revolver Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Applicable Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness. Subject to the recording of an Assignment by the Applicable Agent in the Register pursuant to Section 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to any Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to the Administrative Agent and, in the case of any security interest in a Revolving Loan or Letter of Credit Obligations, the Revolver Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to the Administrative Agent and, in the case of any grant of an option to make a Revolving Loan, the Revolver Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from any Agent or the Borrower, sell participations to one or more Persons other than a Disqualified Institution, except during the continuation of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g), a Credit Party or an Affiliate of a Credit Party in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, provided that (x) the participant agrees to be subject to the provisions of Section 9.22 and 10.1(f) as if it were an assignee under this Section 9.9, and the participating Lender agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 9.22 and 10.1(f) and (y) with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 10.1(g) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation except to the extent such entitlement to receive a greater amount results from any change in, or in the interpretation of, any Requirement of Law that occurs after the date such grant or participation is made and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent and, in the case of any grant of an option to make a Revolving Loan, the Revolver Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of Section 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of Section 9.1(a). No party hereto shall institute (and the Borrower and Holdings shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each

Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than the Agents except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agents (in their capacity as Agents) shall have no responsibility for maintaining a Participant Register.

9.10. Non-Public Information; Confidentiality.

(a) Non-Public Information. Each Agent, each Lender and each L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b) Confidential Information. Each Agent, each Lender and each L/C Issuer agrees to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or such Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or such Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority (including, without limitation, public disclosures by any Agent, Lender, L/C Issuer or any of their Related Persons required by law, legal process (including, without limitation, subpoenas, requests for information, interrogatories and other similar process), the SEC or any other governmental or regulatory authority or agency), (v) to the extent necessary or customary for inclusion in league table measurements (which disclosure shall not include any information other than the names of the Credit Parties and Secured Parties and the terms of this Agreement), (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B)

otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors and prospective investors therein) or participants, Persons that hold a security interest in any Lender’s rights under this Agreement in accordance with Section 9.9(e) (and those Persons for whose benefit such holder of a security interest is acting), direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, secured parties (and such benefited Persons), counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or such Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or an Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c) Tombstones. With Borrower’s and Sponsor’s consent, Agent or any Lender may publish or release any press releases, tombstones, advertising or other promotional materials (including via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using any Credit Party’s name, product photographs, logo or trademark. Such Agent or such Lender shall provide a draft of any such press release, advertising or other promotional material to the Borrower for review and comment prior to the publication thereof.

(d) Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to any Agent or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which such Agent or any of its Affiliates is party without the prior written consent of such Agent or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after consulting with such Agent.

(e) Distribution of Materials to Lenders and L/C Issuers. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, the Agents, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize the Agents to download copies of their logos from its website and post copies thereof on an E-System.

(f) Material Non-Public Information. The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the United States, they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of United States federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then the Agents, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of United States federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C Requests, Swingline requests and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to the Administrative Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11. Set-off; Sharing of Payments.

(a) Right of Setoff. Each of each Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by such Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured or may be fully secured. No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of the Administrative Agent or Required Lenders. Each of each Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that the Agents, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X or a Discounted Prepayment and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Applicable Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by the Applicable Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to the Administrative Agent in an amount that would satisfy the cash collateral requirements set forth in Section 1.11(e).

9.12. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15. Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16. Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Credit Parties, the Agents, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or any Agent merely because of the Agents’ or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the L/C Issuers party hereto, the Administrative Agent, the Revolver Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither any Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18. Governing Law and Jurisdiction.

(a) Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest); provided that the interpretation of the definition of “Material Adverse Effect” set forth in Section 2.1(i) and the determination of the accuracy of any of the representations and warranties referenced in Section 2.1(j)(ii) shall be governed by and construed in accordance with the laws of the State of Delaware.

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Person executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of any Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent such Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of any Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19. Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20. Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to Article VIII (The Administrative Agent and the Revolver Agent), Section 9.5 (Costs and Expenses), Section 9.6 (Indemnity), this Section 9.20, and Article X (Taxes, Yield Protection and Illegality) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21. Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22. Replacement of Lender. Within forty-five days after: (i) receipt by the Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6 or inability to make LIBOR Loans pursuant to Section 10.2; (ii) any failure by any Lender to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto; or (iii) any Lender becoming a Non-Funding Lender pursuant to clause (a) of the definition thereof, the Borrower may, at its option, notify the Administrative Agent and, in the case the Affected Lender is a Revolving Lender, the Revolver Agent and such Affected Lender (or such non-consenting Lender or such Non-Funding Lender) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender or such Non-Funding Lender), which Replacement Lender shall be reasonably satisfactory to the Administrative Agent and, in the case the Affected Lender is a Revolving Lender, the Revolver Agent. In the event the Borrower obtains a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender or such Non-Funding Lender) shall sell and assign its Loans and Commitments to such Replacement Lender (provided that no Disqualified Institution may become a Replacement Lender except during the continuation of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g)), at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrower, the Replacement Lender (provided that no Disqualified Institution may become a Replacement Lender except during the continuation of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g)) and the Administrative Agent and, in the case the Affected Lender is a Revolving Lender, the Revolver Agent, shall be effective for purposes of this Section 9.22 and Section 9.9. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Administrative Agent may, but shall not be obligated to, obtain a Replacement Lender (provided that no Disqualified Institution may become a Replacement Lender except during the continuation of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g)) and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23. Joint and Several. The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of the Borrower and the other Credit Parties are subject.

9.24. Creditor-Debtor Relationship. The relationship between the Administrative Agent, the Revolver Agent each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25. Purchase Option.

(a) Termination Notice; Purchase Notice. Solely as among the Administrative Agent, the Revolver Agent, the Revolving Lenders and the Term Lenders (and whether or not the Administrative Agent is directed to terminate the Revolving Loan Commitments by the Required Revolving Lenders), the Administrative Agent shall, absent Exigent Circumstances give to the Term Lenders, at least five (5) Business Days prior written notice, or, should Exigent Circumstances arise or exist, such prior or contemporary notice as may be practicable under the circumstances before terminating the Revolving Loan Commitments pursuant to Section 7.2. On one occasion exercised at any time, the Term Lenders shall have the option, but not the obligation, to (x) purchase from the Revolving Lenders and Swingline Lender all, but not less than all, of the Revolving Loans, Swingline Loans and other Obligations arising under the Revolving Credit Facility owing to the Revolving Lenders and Swingline Lender, (y) assume all, but not less than all, of the then existing Revolving Loan Commitments, and the Swingline Commitment and (z) name a successor Revolver Agent and, if the Administrative Agent and Revolver Agent are the same Person, a successor Administrative Agent, that is or are acceptable to the Required Term Lenders and, if no Event of Default is continuing, to the Borrower. Such right shall be exercised by the applicable Term Lenders giving a written notice (the “Purchase Notice”) to the Agents. A Purchase Notice once delivered shall be irrevocable and must contain the name of the successor Revolver Agent and, if required, the successor Administrative Agent. Each Term Lender shall have the right to purchase its pro rata share of the Revolving Credit Obligations and assume its pro rata share of the Revolving Loan Commitments and Swingline Commitment, and Term Lenders exercising such rights may exercise the rights of non-exercising Term Lenders, in each case on a pro rata basis as among exercising Term Lenders until such rights have been exercised as to all Revolving Credit Obligations and all Revolving Loan Commitments and Swingline Commitment (in any case, prior to issuance of the Purchase Notice).

(b) Purchase Option Closing. On the date specified in the Purchase Notice (which shall not be less than 3 Business Days nor more than 5 Business Days, after delivery to the Agents of the Purchase Notice), the Revolving Lenders and Swingline Lender shall sell to the exercising Term Lenders, and the exercising Term Lenders shall purchase from the Revolving Lenders and Swingline Lender, all, but not less than all, of the Revolving Credit Obligations, and the Revolving Lenders and Swingline Lender shall assign to the exercising Term Lenders, and the exercising Term Lenders shall assume from the Revolving Lenders and Swingline Lender all, but not less than all, of the then existing Revolving Loan Commitments and Swingline Commitment, respectively, and, with the effect and as more particularly provided in subsection 8.9(b), the Revolver Agent and L/C Issuer and, if applicable, the Administrative Agent, shall resign and shall be succeeded by the successor Revolver Agent and L/C Issuer and, if applicable, the Administrative Agent, nominated by the exercising Term Lenders, who shall assume the duties of Revolver Agent and, if applicable, Administrative Agent, as a successor Revolver Agent or Administrative Agent, as applicable.

(c) Purchase Price. The purchase, sale and assumption pursuant to this Section 9.25 shall be made by execution and delivery by the Administrative Agent, the Revolver Agent, Revolving Lenders, Swingline Lender and exercising Term Lenders of an Assignment. Upon the date of such purchase and sale, the exercising Term Lenders shall (a) pay to the Revolver Agent for the benefit of the Revolving Lenders and Swingline Lender as the purchase price therefor the sum of (i) the full amount of all the Revolving Credit Obligations then outstanding and unpaid (including principal, interest, fees, indemnities and expenses, including reasonable attorneys’ fees and legal expenses), (b) furnish cash collateral to the Revolver Agent with respect to the outstanding Letter of Credit Obligations in such amounts as are required under Section 7.4 (to the same extent as if an Event of Default were continuing) and (c) agree to reimburse the Revolving Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letter of Credit Obligations as described above and any checks or other payments provisionally credited to the Revolving Credit Obligations, and/or as to which the Revolving Lenders have or Swingline Lender has not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to the Revolver Agent in accordance with Section 1.11(a), solely for the account of the Revolving Lenders and Swingline Lender. Interest and fees shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Term Lenders are received by the Revolver Agent prior to 2:00 p.m., New York City time and interest and fees shall be calculated to and including such Business Day if the amounts so paid by the Term Lenders are received by the Revolver Agent later than 2:00 p.m., New York City time.

(d) Nature of Sale. The purchase and sale pursuant to this Section 9.25 shall be expressly made without representation or warranty of any kind by the Revolving Lenders and Swingline Lender as to the Revolving Credit Obligations or otherwise and without recourse to the Revolving Lenders and Swingline Lender, except for representations and warranties as to the following: (a) the amount of the Revolving Credit Obligations being purchased (including as to the principal of and accrued and unpaid interest on such Revolving Credit Obligations, fees and expenses thereof), (b) that the Revolving Lenders and Swingline Lender own the Revolving Credit Obligations free and clear of any Liens and (c) each Revolving Lender and the Swingline Lender has the full right and power to assign its Revolving Credit Obligations and such assignment has been duly authorized by all necessary corporate action by such Revolving Lender or Swingline Lender, as the case may be.

9.26. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the

Guaranty and Security Agreement in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.26, or otherwise under the Guaranty and Security Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.26 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 9.26 constitute, and this Section 9.26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1. Taxes.

(a) Except as required by a Requirement of Law, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other Liabilities) with respect thereto (collectively, “Taxes”).

(b) If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) if such Tax is an Indemnified Tax, such amount payable shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to the Applicable Agent an original or certified copy of a receipt evidencing such payment, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Applicable Agent.

(c) In addition, the Borrower agrees to pay, and authorize the Applicable Agent to pay in its name, any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes” provided that Other Taxes shall not include any Taxes that are Other Connection Taxes imposed with respect to an assignment (unless such assignment is made pursuant to a request by the Borrower pursuant to Section 9.22)). The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Applicable Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by the Applicable Agent in whole to make such payment. Within 30 days after the date of any payment of Other Taxes by any Credit Party, the Borrower shall furnish to the Applicable Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Applicable Agent.

(d) The Credit Parties hereby acknowledge and agree that (i) neither GE Capital, Ares Capital Corporation nor any Affiliate of GE Capital or Ares Capital Corporation has provided any Tax advice to any Tax Affiliate in connection with the transactions contemplated hereby or any other matters and (ii) the Credit Parties have received appropriate Tax advice to the extent necessary to confirm that the structure of any transaction contemplated by the Credit Parties in connection with this Agreement complies in all material respects with applicable federal, state and foreign Tax laws.

(e) The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Agents), each Secured Party for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid or payable by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the Secured Party (or of the Applicable Agent on behalf of such Secured Party) claiming any compensation under this clause (e), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Agents, shall be conclusive, binding and final for all purposes, absent manifest error.

(f) Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(g) (i) Any Lender Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the applicable Agent (or, in the case of a participant or SPV, the relevant Lender), at the time or times reasonably requested by the Borrower or any Agent (or, in the case of a participant or SPV, the relevant Lender) such properly completed and executed documentation reasonably requested by the Borrower or any Agent (or, in the case of a participant or SPV, the relevant Lender) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if reasonably requested by the Borrower or any Agent (or, in the case of a participant or SPV, the relevant Lender) shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or any Agent (or, in the case of a participant or SPV, the relevant Lender) as will enable the Borrower or any Agent (or in the case of a participant or SPV, the relevant Lender) to determine whether or not such Lender Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.1(g)(ii) through (v) below) shall not be required if in the Lender Party’s reasonable judgment such completion, execution or submission would subject such Lender Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender,

(ii) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirement of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or any Agent (or, in the case of a participant or SPV, the relevant Lender), provide such Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding Tax under an income Tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding Tax under the portfolio interest exemption) or any successor form and a certificate in form and substance reasonably acceptable to such Agent and the Borrower that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding Tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower and the Agents have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding Tax or are subject to such Tax at a rate reduced by an applicable Tax treaty, the Credit Parties and the Agents shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(iii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (g) and (D) from time to time if requested by the Borrower or any Agent (or, in the case of a participant or SPV, the relevant Lender), provide such Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iv) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent and, if such Obligation includes a Revolving Loan, the Revolver Agent, shall collect from such participant or SPV the documents described in this clause (g) and provide them to the Administrative Agent and, if such Obligation includes a Revolving Loan, the Revolver Agent.

(v) If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to the Applicable Agent and the Borrower any documentation under any Requirement of Law or reasonably requested by the Applicable Agent or the Borrower sufficient for the Applicable Agent or the Borrower to comply with their obligations under FATCA and to determine that such Non-U.S. Lender Party has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If any Secured Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to Section 10.1(b)), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 10.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Secured Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Credit Party, upon the request of such Secured Party, shall repay to such Secured Party the amount paid over pursuant to this Section 10.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Secured Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(h), in no event shall the Secured Party be required to pay any amount to a Credit Party pursuant to this Section 10.1(h) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 10.1(h) shall not be construed to require any Secured Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Credit Party or any other Person.

10.2. Illegality. If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through the Applicable Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified the Applicable Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to such Lender through the Applicable Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c) Before giving any notice to the Applicable Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3. Increased Costs and Reduction of Return.

(a) If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, (x) there shall be any increase in the cost (other than Taxes) to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of Issuing or maintaining any Letter of Credit or (y) the Lender or L/C Issuer shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to the Applicable Agent), pay to the Applicable Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs or such Taxes; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this Section 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender or L/C Issuer shall have determined that:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to the Applicable Agent), the Borrower shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this Section 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a change in a Requirement of Law under Section 10.3(a) above and/or a change in Capital Adequacy Regulation under Section 10.3(b) above, as applicable, regardless of the date enacted, adopted or issued.

10.4. Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c) the failure of the Borrower to make any prepayment after the Borrower have given a notice in accordance with Section 1.7;

(d) the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e) the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified the Applicable Agent of any such expense within two (2) Business Days of the date on which such expense was incurred. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under Section 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5. Inability to Determine Rates. If the Applicable Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to Section 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, the Applicable Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Applicable Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6. Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice

(with a copy to the Applicable Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7. Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Applicable Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

10.8. Designation of Subsidiaries. Each of Holdings and each Borrower hereby designates all of its respective subsidiaries as Subsidiaries (and, for the avoidance of doubt, not as Unrestricted Subsidiaries) for all purposes under the Loan Documents; and Holdings, after giving effect to the Closing Date Acquisition, hereby designates the Borrower as a Subsidiary (and, for the avoidance of doubt, not as an Unrestricted Subsidiary) for all purposes under the Loan Documents.

ARTICLE XI

DEFINITIONS

11.1. Defined Terms. The following terms are defined in the Section referenced opposite such terms:

“Acceptable Discount Price”	1.7(d)(ii)
“Acquisition Agreement Signing Date”	1.1(e)(iii)
“Affected Lender”	9.22
“Agreement”	Recitals
“Aggregate Excess Funding Amount”	1.11(e)
“Applicable Discount Price”	1.7(d)(ii)
“Borrower”	Preamble
“Borrower Materials”	9.10(e)
“Buyer”	Recitals
“Closing Date Acquisition”	Recitals
“Company”	Recitals
“Compliance Certificate”	4.2(b)
“Declined Amount”	1.8(f)
“Declining Lender”	1.8(f)
“Discount Price Range”	1.7(d)(ii)
“Discounted Prepayment Amount”	1.7(d)(ii)
“Discounted Prepayment”	1.7(d)(i)
“Discounted Prepayment Notice”	1.7(d)(ii)
“EBITDA”	Exhibit 4.2(b)
“Eligible Assignee”	9.9
“Eurocurrency liabilities”	10.6
“Event of Default”	7.1
“Excess Cash Flow”	Exhibit 4.2(b)
“Existing Facility”	1.1(e)

“Extended Revolving Loan Commitment”	9.1(g)
“Extended Revolving Lender”	9.1(g)
“Extended Term Loans”	9.1(g)
“Extended Term Lender”	9.1(g)
“Extension”	9.1(g)
“Extension Offer”	9.1(g)
“Fee Letter”	1.9(a)
“Foreign Asset Disposition”	1.8(i)
“Foreign Subsidiary Excess Cash Flow”	1.8(i)
“GE Capital”	Recitals
“Holdings”	Recitals
“Incremental Effective Date”	1.1(e)(i)
“Incremental Equivalent Debt”	1.1(e)(iv)
“Incremental Facility”	1.1(e)(i)
“Incremental Facility Request”	1.1(e)(i)
“Incremental Revolving Loan”	1.1(e)(i)
“Incremental Revolving Loan Commitment”	1.1(e)(i)
“Incremental Term Loan”	1.1(e)(i)
“Incremental Term Loan Commitment”	1.1(e)(i)
“Indemnified Matters”	9.6
“Indemnitee”	9.6
“Initial Lenders”	2.1(l)
“Investments”	5.4
“Last Out Incremental Loans”	1.1(e)(iv)(E)
“L/C Reimbursement Agreement”	1.1(c)
“L/C Reimbursement Date”	1.1(c)
“L/C Request”	1.1(c)
“L/C Sublimit”	1.1(c)
“Lender”	Preamble
“Letter of Credit Fee”	1.9(c)
“Leverage Ratio (on a Net Basis)”	Exhibit 4.2(b)
“Maximum Lawful Rate”	1.3(d)
“Maximum Revolving Loan Balance”	1.1(b)
“Merger”	Recitals
“MNPI”	9.10(a)
“Notice of Conversion/Continuation”	1.6(b)
“OFAC”	3.26
“Other Taxes”	10.1(c)
“Parent”	Recitals
“Participant Register”	9.9(f)
“Permitted Liens”	5.1
“Prepayment Date”	1.8(f)
“Purchase Agreement”	Recitals
“Purchase Notice”	9.25(a)
“Qualifying Term Loans”	1.7(d)(iii)
“Register”	1.4(b)

“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan Commitment”	1.1(b)
“Revolving Loan”	1.1(b)
“Sale”	9.9(b)
“SDN List”	3.26
“Seller”	Recitals
“Senior Leverage Ratio (on a Net Basis)”	Exhibit 4.2(b)
“Settlement Date”	1.11(b)
“Specified Equity Contributions”	6.6]
“Swing Loan”	1.1(d)
“Swingline Request”	1.1(d)
“Tax Returns”	10.1(a)
“Taxes”	3.10
“Term Loan” and “Term Loans”	1.1(a)
“Term Loan Commitment”	1.1(a)
“Termination Notice”	9.25(a)
“Unused Commitment Fee”	1.9(b)
“Yield Differential”	1.1(e)(iv)(A)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including the unpaid portion of the obligation of a customer of the Borrower or any of its Subsidiaries in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by the Borrower or such Subsidiary, as stated on the respective invoice of the Borrower or such Subsidiary, net of any credits, rebates or offsets owed to such customer.

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Acquisition Consideration” shall have the meaning set forth in the definition of “Permitted Acquisition.”

“Administrative Agent” means Ares Capital Corporation in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agents” means each of the Revolver Agent and the Administrative Agent.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $20,000,000, as such amount may be reduced from time to time pursuant to this Agreement or increased as a result of Incremental Revolving Loan Commitments.

“Aggregate Term Loan Commitment” means the combined Term Loan Commitments of the Lenders, which shall initially be in the amount of $340,000,000, as such amount may be reduced from time to time pursuant to this Agreement or increased as a result of Incremental Term Loan Commitments.

“Applicable Agent” means with respect to Term Lenders and Term Loans and all payments and matters relating thereto, the Administrative Agent and, with respect to the Revolving Credit Facility, Revolving Lenders, Revolving Loans, Letters of Credit and L/C Reimbursement Obligations and all payments and matters relating thereto, the Revolver Agent.

“Applicable Margin” means:

(a) with respect to Revolving Loans and Swing Loans: (i) if a Base Rate Loan, three percent (3.00%) per annum and (ii) if a LIBOR Rate Loan, four percent (4.00%) per annum; and

(b) with respect to the Term Loan: (i) if a Base Rate Loan, four and one-half percent (4.50%) per annum and (ii) if a LIBOR Rate Loan, five and one-half percent (5.50%) per annum.

Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), substantially in the form of Exhibit 11.1(a) or any other form approved by the Agents.

“Attorney Costs” means and includes all reasonable and documented fees and out-of-pocket disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance exceeds (b) the aggregate outstanding principal balance of Revolving Loans.

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(a) the Declined Amount to the extent retained by the Borrower hereunder and under the Second Lien Credit Agreement, plus

(b) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero for any given Fiscal Year) for all Fiscal Years of the Borrower commencing with the Fiscal Year ending December 31, 2015 and ending prior to the Available Amount Reference Time, with respect to which a certification of Excess Cash Flow in the form of Exhibit 4.2(b) has been delivered to the Administrative Agent, plus

(c) to the extent Not Otherwise Applied, an amount equal to the aggregate amount of cash capital contributions received by the Borrower (funded with Net Issuance Proceeds of Excluded Equity Issuances (including, without limitation and for the avoidance of doubt, any net cash proceeds contributed by Sponsor and its co-investors on the Closing Date in connection with the Closing Date Acquisition and the Related Transactions in an aggregate amount not to exceed $10,000 to the extent they remain unutilized on the Closing Date after the consummation of the Closing Date Acquisition and the Related Transactions and payment of fees and expenses related thereto)), in each case through and including the Available Amount Reference Time, plus

(d) an amount equal to the aggregate amount of cash proceeds actually received by Holdings and its Subsidiaries from returns, profits, distributions and similar amounts received on Investments made using the Available Amount net of aggregate losses in respect of all such Investments through and including the Available Amount Reference Time; provided that, with respect to any Investments that are not funded in whole using the Available Amount, the foregoing cash proceeds shall increase the Available Amount only to the extent they do not relate to the Non-Available Portion, plus

(e) an amount equal to the aggregate amount of cash proceeds actually received by Holdings and its Subsidiaries from any Disposition of an Unrestricted Subsidiary or from any dividends issued or other distributions received by any Unrestricted Subsidiary through and including the Available Amount Reference Time, plus

(f) an amount equal to the aggregate amount of cash proceeds actually received by Holdings and its Subsidiaries from the Disposition of Investments made using the Available Amount in respect of all such Investments through and including the Available Amount Reference Time; provided that, with respect to any Investments that are not funded in whole using the Available Amount, the foregoing cash proceeds shall increase the Available Amount only to the extent in excess of the Non-Available Portion, minus

(g) the cumulative amount of Excess Cash Flow that is required to be applied to the prepayment of the Loans in accordance with Section 1.8(e) of the Second Lien Credit Agreement or Section 1.8(e) hereof (without regard to, without duplication, any credit for voluntary prepayments of Loans or Discounted Prepayments and without regard to Section 1.8(i) hereof) through and including the Available Amount Reference Time, minus

(h) the aggregate amount of (i) any Investments made pursuant to Section 5.4(j), (ii) any Restricted Payments made pursuant to Section 5.11(g) and (iii) all consideration paid in connection with Permitted Acquisitions in reliance on the proviso to clause (g) of the definition of “Permitted Acquisition,” in each case, during the period commencing on the Closing Date and ending prior to the Available Amount Reference Time (and, for purposes of this clause (h), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Available Amount Reference Time” shall have the meaning set forth in the definition of “Available Amount.”

“Available Portion” means, with respect to any Investment that is funded in part with the proceeds of the Available Amount, the portion of such Investment that is funded with the proceeds of the Available Amount.

“BAK Industries” means Laurmark Enterprises, Inc. (d/b/a BAK Industries).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Applicable Agent) or any similar release by the Federal Reserve Board (as determined by the Applicable Agent), (b) the sum of one half of one percent (0.50%) per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day (but for the avoidance of doubt, not less than one percent (1.00%) per annum), plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or LIBOR for an Interest Period of one month.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article I.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Rate Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Closing Date” means July 28, 2014.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property (other than Excluded Assets (as defined in the Guaranty and Security Agreement)) and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to the Administrative Agent, in or upon which a Lien is granted, purported to be granted, or now or hereafter exists in favor of any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Revolver Agent, the Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Administrative Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations, and any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Revolver Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Revolver Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment” means, for each Lender, the sum of its Revolving Loan Commitment and Term Loan Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment or Term Loan Commitment divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment, as applicable; provided that after the Term Loan has been funded, Commitment Percentages shall be determined for the Term Loan by reference to the outstanding principal balance thereof as of any date of determination rather than the Commitments therefor; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute thereto.

“Competitor” means (a) any Person that is an operating company directly and primarily engaged in substantially similar business operations as the Borrower and (b) any of such Person’s Subsidiaries.

“Competitor Controller” means any (a) direct or indirect parent company of a Competitor and (b) Person that is a controlled affiliate of such Competitor.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Contingent Acquisition Consideration” means any earnout obligation or similar deferred or contingent obligation of the Borrower or any of its Subsidiaries incurred or created in connection with a Permitted Acquisition or other Investment permitted under Section 5.4.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the lesser of (x) the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determined amount, the maximum amount so guarantied or supported and (y) if such Contingent Obligations is expressly limited to recovery against a specific Property, the fair market value of such Property.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Administrative Agent.

“Controlled Investment Affiliate” means, with respect to any Person, any fund or investment vehicle that (i) is organized by such Person for the purpose of making investments in one or more companies and is Controlled by such Person or (ii) has the same principal fund advisor or manager as such Person or an Affiliate of such advisor or manager. For the purpose of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means Holdings, the Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Administrative Agent for the benefit of the Secured Parties.

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Sections 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(g), 5.2(i), 5.2(j), 5.2(k), 5.2(l), 5.2(o) and 5.2(p), and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Borrower and held by such transferor Person.

“Disqualified Institution” means (i) any Person that has been identified by name in the written list provided by Sponsor and/or the Borrower and approved by GE Capital and Ares Capital Corporation (as such list may be amended and modified from time to time with written approval of GE Capital and Ares Capital Corporation, the “Excluded Persons List”), (ii) any Competitor or Competitor Controller, or (iii) any Affiliate of any such Persons, other than an Affiliate that is a financial institution, a debt fund or an investment vehicle that is engaged in the business of making, purchasing, holding or otherwise investing in loans, notes, bonds and similar extensions of credit or securities in the Ordinary Course of Business to unaffiliated third parties.

“Disqualified Stock” means any Stock or Stock Equivalent which, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one hundred eighty (180) days following the final maturity date of the Second Lien Debt (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event would result in the prior payment in full in cash of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), the termination of all commitments to lend hereunder and the termination of this Agreement), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock or Stock Equivalents referred to in (a) above, in each case, at any time on or prior to the date that is one hundred eighty (180) days following the final maturity date of the Second Lien Debt, or (c) is entitled to receive scheduled dividends or distributions in cash (except for distributions for taxes attributable to the operations of the business) prior to the time that the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid in full in cash.

“Dollars”, “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and Attorneys’ Costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Accounts” means (a) any zero balance account, (b) withholding tax, trust, escrow, payroll and other fiduciary accounts, and (c) petty cash accounts, amounts on deposit in which do not exceed $1,000,000 in the aggregate for all such accounts at any one time.

“Excluded Domestic Holdco” means a Domestic Subsidiary substantially all of the assets of which consist of Stock of one or more Excluded Foreign Subsidiaries.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is (a) a direct or indirect Subsidiary of an Excluded Foreign Subsidiary or (b) an Excluded Domestic Holdco.

“Excluded Equity Issuance” means an issuance of Stock or Stock Equivalents (other than Disqualified Stock) by Holdings (excluding Specified Equity Contributions).

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) or (b) a Foreign Subsidiary owned, directly or indirectly, by a Foreign Subsidiary described in clause (a).

“Excluded Persons List” shall have the meaning set forth in the definition of “Disqualified Institution.”

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest would have otherwise become effective with respect to such Swap Obligation under a Secured Rate Contract but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a

Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal or unlawful.

“Excluded Tax” means with respect to any Secured Party: (a) Taxes measured by net income (including branch profit Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case (i) imposed on any Secured Party as a result of being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Secured Party under this Agreement in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1 with respect to such Taxes; (c) Taxes that are directly attributable to the failure by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(g); and (d) any United States federal withholding Taxes imposed under FATCA.

“Exigent Circumstances” means an event or circumstance that materially and imminently threatens the ability of the Administrative Agent, Revolver Agent or any Lender to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent or intentional removal, concealment, or abscondment thereof, destruction or material waste thereof (other than to the extent covered by insurance), material breach of the covenant set forth in Sections 5.6 or 5.11, the occurrence of a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of any Credit Party or the Credit Parties and the Subsidiaries taken as a whole.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by the Administrative Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Facility Termination Date” means the date on which (A) the Revolving Loan Commitments have terminated, (B) all Loans, all L/C Reimbursement Obligations and all other Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) under the Loan Documents and all Obligations arising under Secured Rate Contracts, that the Administrative Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable have been paid and satisfied in full, and (C) there shall have been deposited cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral, in the case of any Letter of Credit Obligation, the Revolver Agent shall have received a back-up letter of credit) in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and, in the case of a back-up letter of credit for Letter of Credit Obligations, reasonably satisfactory to the Revolver Agent, and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted).

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code (or any successor sections or statute that are substantively comparable and not materially more onerous to comply with), the United States Treasury Regulations promulgated thereunder (including temporary regulations), duly authorized guidance with respect thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Applicable Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on December 31 of each year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance reasonably satisfactory to the Agents, in either case, that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines, (b) shall include a deductible not to exceed $50,000 and (c) shall have a coverage amount equal to the lesser of (i) the “replacement cost value” of the buildings and any personal property Collateral located on the Real Estate as determined under the National Flood Insurance Program or (ii) the maximum policy limits set under the National Flood Insurance Program.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of Holdings and its Subsidiaries on a consolidated basis as of the date of measurement (other than Indebtedness of the type described in clauses (e), (g), (h), (i) and (j) (other than with respect to clause (j), guaranties of Indebtedness of others of the type not described in clauses (e), (g), (h) and (i) of the definition of Indebtedness); provided that (x) Letters of Credit shall only be “Funded Indebtedness” to the extent drawn and unreimbursed and not cash collateralized or back stopped with a letter of credit, and (y) Indebtedness arising in respect of earnout obligations shall be included as “Funded Indebtedness” to the extent such earnout obligation is required to be included as a current liability on the balance sheet of such Person in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 3.11(a).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” means any Person that has guaranteed any Obligations. Notwithstanding anything to the contrary in any Loan Document, no Excluded Domestic Subsidiary or Excluded Foreign Subsidiary shall be a Guarantor.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Administrative Agent and the Borrower, made by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Impacted Lender” means any Lender that fails to provide the Applicable Agent, within three (3) Business Days following such Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets, or (c) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (a) through (c), such Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (but excluding working capital and similar purchase price adjustments in connection with Permitted Acquisitions), including earnouts (but only at such time and to the extent such obligation is required to be included as a liability on the balance sheet of such Person in accordance with GAAP) (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations of such Person, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value or make any cash payments in respect of Disqualified Stock, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided that if such obligation is limited in recourse against a specific asset, the amount of such Contingent Obligation shall be calculated as the lesser of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported and the fair market value of such asset. Notwithstanding anything to the contrary contained herein, Indebtedness shall not include employee compensation arrangements or under any agreement for indemnity with any surety or bonding company, in each case to the extent entered into in the Ordinary Course of Business.

“Indemnified Tax” means (a) any Tax, other than an Excluded Tax, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Subordinated Creditors identified therein and the Intercompany Debtors identified therein, as the same may be amended, restated, amended and restated, supplemented and/or modified from time to time subject to the terms thereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Second Lien Agent and the Credit Parties, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan comprised of Revolving Loans or any one or more portions thereof (other than a LIBOR Rate Loan having an Interest Period of six (6) months or more), the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan comprised of Revolving Loans or any one or more portions thereof having an Interest Period of six (6) months or more, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, (c) with respect to any LIBOR Rate Loan comprised of the Term Loan or any one or more portions thereof, the last day of each calendar quarter and on the last day of each Interest Period within each calendar quarter and (d) with respect to Base Rate Loans (including Swing Loans), the first day of each calendar quarter.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three, six, or, if available to all applicable Lenders, twelve months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period for the Term Loan or any portion thereof shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

(d) no Interest Period applicable to the Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan unless the aggregate principal amount of Term Loan represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work in process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower’s or such Subsidiary’s custody or possession, including inventory on the premises of others and items in transit.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property (excluding any off the shelf software licensed under a shrink-wrap or click-wrap license or subscription agreement).

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to the Administrative Agent and Revolver Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof or to the Revolver Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lender Party” means each of the Administrative Agent, the Revolver Agent, each Lender, each L/C Issuer, each SPV and each participant.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and the Applicable Agent.

“Letter of Credit” means documentary or standby letters of credit Issued for the account of the Borrower by L/C Issuers, and bankers’ acceptances issued by the Borrower, for which Revolver Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Revolver Agent and Lenders at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(c) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Revolver Agent and Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the higher of (a) one percent (1.00%) per annum, and (b) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Applicable Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Applicable Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Revolving Loan (or any one or more portions thereof) or Term Loan (or any one or more portions thereof) that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means any loan made or deemed made by any Lender hereunder.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Intercompany Subordination Agreement, the Collateral Documents, the Master Agreement for Standby Letters of Credit, the Master Agreement for Documentary Letters of Credit, the Intercreditor Agreement and all documents executed and delivered by a Credit Party in favor of the Administrative Agent, Revolver Agent and/or any Lender in connection with any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or would reasonably be expected to result in or cause, a material adverse change in any of (a) the financial condition, business, performance, operations or Property of the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party or any Subsidiary of any Credit Party to perform in any material respect its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Revolver Agent, the Lenders and the other Secured Parties under any Loan Document (except to the extent resulting from an action not permitted by the Loan Documents taken by any Agent or failure to act by either an Agent or any Lender).

“Material Environmental Liabilities” means Environmental Liabilities exceeding $5,000,000 in the aggregate.

“Merger Agreement” means the Certificate of Merger merging Buyer and Company and filed with, or to be filed with, the Secretary of State of the State of Delaware.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Basis” means that the Indebtedness component of the applicable leverage ratio shall be calculated net of unrestricted cash and Cash Equivalents (not exceeding $25,000,000 in the aggregate) of the Borrower and its Subsidiaries subject to a first priority lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Control Agreement; provided, however, that the foregoing perfection and priority requirement shall be disregarded during the timeframe provided under Section 4.15 to obtain control agreements.

“Net Issuance Proceeds” means, in respect of any issuance of equity or incurrence of Indebtedness, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition (including reasonable out-of-pocket and documented legal and accounting expenses) excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use or other transaction Taxes paid or payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (iv) amounts held in escrow or otherwise held as a reserve against any liabilities under any indemnification obligations associated with such Disposition (provided that, to the extent that at any time such amounts are released from such reserve, such amounts shall constitute Net Proceeds received at the time of such release) and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses (including reasonable out-of-pocket and documented legal and accounting expenses) reasonably incurred in connection with the collection of such proceeds, award or other payments, (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments and (iv) any reserves required to be taken under GAAP in connection with such Event of Loss. After netting out the items in clauses (a) and (b) of the foregoing definition, as applicable, if the amount of Net Proceeds would be less than zero, such amount shall be deemed to be zero.

“Non-Available Portion” means, with respect to any Investment that is funded in part with the proceeds of the Available Amount, the portion of such Investment that is funded from sources other than the Available Amount.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Applicable Agent has not received a revocation in writing), to the Borrower, any Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and such Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d)(i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), the Applicable Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each Lender Party (or if the Lender Party is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Lender Party for U.S. federal income tax purposes) that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note, Swingline Note or Term Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower to the Revolver Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Not Otherwise Applied” means, with reference to any Available Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to Section 1.8 and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, the Administrative Agent, Revolver Agent, any L/C Issuer, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax, other than any such connection arising solely from the Secured Party having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, Secured Rate Contract or L/C Reimbursement Agreement, or sold or assigned an interest in any Loan, Loan Document, Secured Rate Contract or L/C Reimbursement Agreement.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Acquisition by the Borrower or any of its Subsidiaries of all of the Stock and Stock Equivalents of a Target (other than nominal Stock of a Target that upon consummation of such Acquisition will become a Foreign Subsidiary, issued thereby to qualify directors to the extent necessary to comply with applicable Requirements of Law) or all or substantially all of the assets of a Target, in each case, to the extent that each of the following conditions shall have been satisfied:

(a) except with respect to an Acquisition in which the Acquisition Consideration (as defined in clause (g) below) is less than $30,000,000, the Borrower shall have delivered to the Administrative Agent at least two (2) days prior to the consummation thereof (or such shorter period as the Administrative Agent may accept) (x) notice of such Acquisition setting forth in reasonable detail the terms and conditions of such Acquisition and (y) to the extent available, a due diligence package and a third party quality of earnings report, in each case, prior to closing of such Acquisition;

(b) in connection with an Acquisition in which the payment of the Acquisition Consideration is funded (in whole or in part) with Revolving Loans, as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 4.1(b), the Senior Leverage Ratio (on a Net Basis), recomputed on a pro forma basis after giving effect to such Acquisition (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed (x) the maximum Senior Leverage Ratio (on a Net Basis) permitted under Section 6.2 (assuming for such purpose that the maximum Senior Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 7.00:1.00) or (y) 5.25:1.00;

(c) the Credit Parties (including any new Subsidiary to the extent required by Section 4.13) shall execute and deliver the agreements, instruments and other documents required by Section 4.13 subject, with respect to perfection of Liens in the case of an Acquisition being financed solely with proceeds of an Incremental Term Loan and/or Net Issuance Proceeds of an Excluded Equity Issuance, to customary “Funds Certain Provisions”;

(d) such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target (it being understood that such approval shall not be required in connection with a court approved sale);

(e) except with respect to an Acquisition that is subject to customary “funds certain provisions” being financed solely with Net Issuance Proceeds of an Excluded Equity Issuance or Incremental Term Loan and with respect to which no Event of Default existed on the Acquisition Agreement Signing Date, no Event of Default exists before and immediately after giving effect to such Acquisition and any Indebtedness assumed or incurred in connection therewith;

(f) Intentionally Omitted;

(g) the total consideration paid or payable (including all transaction costs, Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments (but excluding Contingent Acquisition Obligations to the extent not due and payable and Seller Notes that do not require payments in cash prior to the latest maturity date of the Loans under this Agreement) (such amounts, collectively, the “Acquisition Consideration”) for all Acquisitions of the Stock of a Target not organized under the laws of any State in the United States or the District of Columbia or of Property all or substantially all of which is not located within the United States consummated during the term of this Agreement shall not exceed $20,000,000 (net of unrestricted cash and Cash Equivalents retained by such Target) in the aggregate for all such Acquisitions; provided that the foregoing limit may be increased by an amount funded with the Available Amount so long as (with respect to the Retained ECF Amount), (A) no Event of Default shall then exist or would exist after giving effect thereto and (B) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to this Agreement, the Leverage Ratio (on a Net Basis), recomputed on a pro forma basis giving effect to such Acquisition and the incurrence or assumption of Indebtedness in connection therewith (as demonstrated by a certificate of a Responsible Officer of the Borrower setting forth the applicable calculations in reasonable detail), shall not exceed the maximum Leverage Ratio (on a Net Basis) permitted under Section 6.1 at such time (assuming for such purpose that the maximum Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 8.00:1.00 and the maximum Senior Leverage Ratio (on a Net Basis) permitted under Section 6.2 at such time (assuming for such purpose that the maximum Senior Leverage Ratio (on a Net Basis) permitted as of any date occurring prior to December 31, 2014 is 7.00:1.00); provided, however, that the foregoing conditions in clauses (A) and (B) immediately above shall not apply to extent such Investment is made solely with the Net Issuance Proceeds of an Excluded Equity Issuance.

“Permitted Junior Debt” means unsecured Indebtedness of the Borrower or any Guarantor; provided that (i) immediately after giving pro forma effect thereto and to the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing, (ii)(x) after giving pro forma effect thereto and to the use of the proceeds thereof, the Leverage Ratio (on a Net Basis) shall not exceed 6.50:1.00 and the Leverage Ratio (on a Net Basis) shall not exceed the maximum Leverage Ratio (on a Net Basis) permitted under Section 6.1 at such time and (y) the Senior Leverage Ratio (on a Net Basis) shall not exceed 5.25:1.00 and the Senior Leverage Ratio (on a Net Basis) shall not exceed the maximum Senior Leverage Ratio (on a Net Basis) permitted under Section 6.2 at such time (iii) such Indebtedness is subject to subordination terms reasonably acceptable to the Administrative Agent, (iv) no Person that is not a Credit Party shall be an obligor in respect of such Indebtedness, (v) the proceeds of such Indebtedness may be used only to finance Permitted Acquisitions, make other permitted Investments or make permitted Restricted Payments, in each case that are permitted by this Agreement (vi) such Indebtedness cannot mature, or have any mandatory payments of principal, prior to six months after the scheduled maturity date of the Second Lien Debt or any Permitted Refinancing thereof and (vii) such Indebtedness may not have affirmative covenants, negative covenants, financial covenants or events of default that, taken as a whole, are more restrictive to the Credit Parties than the Second Lien Loan Documents, but in any case subject to customary market cushions and step-backs.

“Permitted Refinancing” means Indebtedness constituting a refinancing, replacement or extension of Indebtedness permitted under Sections 5.5(c), 5.5(d), 5.5(f), 5.5(g) and 5.5(i) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, replaced or extended (plus any accrued and unpaid interest, prepayment fees or other fees incurred in connection with such refinancing, replacement or extension), (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced, replaced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, replaced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced, replaced or extended, (f) is otherwise on terms no less favorable, taken as a whole, to the Credit Parties and their Subsidiaries, taken as a whole, than the Indebtedness being refinanced, replaced or extended, (g) in the case of any refinancing, replacement or extension of Indebtedness permitted under Section 5.5(f), in addition to the requirements set forth above in clauses (a) through (f) of this definition, the Indebtedness resulting from such refinancing, replacement or extension shall satisfy the requirements of the definition of “Permitted Junior Debt”, (h) in the case of any such refinancing or replacement of any Indebtedness permitted by Section 5.5(g) is issued or incurred in accordance with, and subject to, the terms of the Intercreditor Agreement as in effect on the Closing Date or as otherwise amended in accordance with its terms and (i) in the case of any such refinancing or replacement of any Indebtedness permitted by Section 5.5(f) or 5.5(g), in addition to the applicable requirements above, the Indebtedness being refinanced or replaced shall be refinanced or replaced in full, and in the case of any such extension, there shall be no amendment, modification or supplement of the Indebtedness being extended that contravenes the Intercreditor Agreement as in effect on the Closing Date or as otherwise amended in accordance with its terms or any subordination agreement applicable to any such extended Indebtedness, as the case may be.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Prepayment Premium” means a prepayment premium equal to (i) 1.5% of the principal amount of the Term Loans prepaid if such prepayment occurs prior to the twelve-month anniversary of the Closing Date or (ii) 0.5% of the principal amount of the Term Loans prepaid if such prepayment occurs on or after the twelve-month and prior to the eighteen-month anniversary of the Closing Date, provided that notwithstanding the foregoing, the prepayment premium shall be 0% for any prepayment made on or after the eighteen-month anniversary of the Closing Date.

“Prior Indebtedness” means the Indebtedness and obligations specified on Schedule 11.1 hereto.

“Prior Lender” means Madison Capital Funding LLC and American Capital, Ltd.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering) which results in gross proceeds received by Holdings or any holding company parent of Holdings of at least $75,000,000.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) designed to provide protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Related Agreements” means the Purchase Agreement, the Second Lien Loan Documents and the agreements executed and delivered on the Closing Date by the Credit Parties in connection therewith.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Related Transactions” means the transactions contemplated by the Related Agreements and includes the Closing Date Acquisition, the Buyer Capitalization, the Merger, the payment of Prior Indebtedness and the execution, delivery and performance of the Purchase Agreement and the Second Lien Loan Documents.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Refinancing Event” means (i) the incurrence by any Credit Party or any of their Subsidiaries thereof of any Indebtedness the proceeds of which are used to prepay, in whole or in part, the outstanding principal of the Term Loans or (ii) any effective reduction in the Applicable Margin applicable to the Term Loans through amendment or otherwise; provided, that in no event shall any prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification of Term Loans in whole or in part in connection with an Acquisition or Investment, in either case with an aggregate purchase price or value in excess of $62,500,000 (or other change of control or ownership contemplated by Section 7.1(k)) constitute a Refinancing Event.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Aggregate Revolving Loan Commitments have been terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Required Revolving Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitments then in effect, or (b) if the Aggregate Revolving Loan Commitments have been terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Required Term Lenders” means the Lender having, or if there is more than one Lender, at least two Lenders in the aggregate having (a) more than fifty percent (50%) of the Aggregate Term Loan Commitments or (b) if the Aggregate Term Loan Commitments have been terminated, more than fifty percent (50%) of the outstanding principal amount of the Term Loan.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means, with respect to any Person, its chief executive officer, chief financial officer, or president, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, its chief financial officer or treasurer, or any other officer having substantially the same authority and responsibility.

“Retained ECF Amount” means, at the Available Amount Reference Time, an amount (which shall not be less than zero) equal to the sum of:

(a) the Declined Amount, plus

(b) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero for any given Fiscal Year) for all Fiscal Years of the Borrower commencing with the Fiscal Year ending December 31, 2015 and ending prior to the Available Amount Reference Time, with respect to which a certification of Excess Cash Flow in the form of Exhibit 4.2(b) has been delivered to the Administrative Agent, minus

(c) the cumulative amount of Excess Cash Flow that is required to be applied to the prepayment of the Loans in accordance with Section 1.8(e) of the Second Lien Credit Agreement or with Section 1.8(e) hereof (without regard to, without duplication, any credit for voluntary prepayments of Loans or Discounted Prepayments (or similar prepayments under the First Lien Credit Agreement) and without regard to Section 1.8(i) of the Second Lien Credit Agreement or Section 1.8(i) hereof) through and including the Available Amount Reference Time, minus

(d) the aggregate amount of (i) any Investments made pursuant to Section 5.4(j), (ii) any Restricted Payments made pursuant to Section 5.11(g) and (iii) all consideration paid in connection with Permitted Acquisitions in reliance on the proviso to clause (g) of the definition of “Permitted Acquisition,” in each case, to the extent funded with the proceeds described in clauses (a) or (b) above and during the period commencing on the Closing Date and ending prior to the Available Amount Reference Time (and, for purposes of this clause (d), without taking account of the intended usage of the proceeds described in clauses (a) or (b) above at such Available Amount Reference Time).

“Revolver Agent” means GE Capital in its capacity as revolver agent for the Revolving Lenders hereunder, and any successor revolver agent.

“Revolving Credit Facility” means the credit facility hereunder represented by the Revolving Loan Commitments.

“Revolving Credit Obligations” means all Obligations arising under or in respect of the Revolving Credit Facility.

“Revolving Creditor” means each Revolving Lender, the Swingline Lender, each L/C Issuer, the Revolver Agent, the Swingline Lender and L/C Issuers and, to the extent its claim arises in connection with the Revolving Credit Facility, each other Indemnitee and holder of an Obligation of a Credit Party.

“Revolving Lender” means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Swing Loans or Letter of Credit Obligations).

“Revolving Note” means a promissory note of the Borrower payable to a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earlier to occur of: (a) July 28, 2020; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“S&P” means Standard & Poor’s Rating Services.

“Second Lien Agent” means American Capital, Ltd in its capacity as agent for all Second Lien Lenders, together with its successors and permitted assigns.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of the Closing Date, by and among the Borrower, Holdings, the Second Lien Agent and the Second Lien Lenders.

“Second Lien Debt” means the “Obligations” as such term is defined under the Second Lien Credit Agreement.

“Second Lien Incremental Term Loans” means the “Incremental Term Loans” as defined in the Second Lien Credit Agreement.

“Second Lien Lenders” means the “Lenders” as such term is defined under the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the “Loan Documents” as such term is defined under the Second Lien Credit Agreement.

“Secured Party” means the Administrative Agent, the Revolver Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider.

“Secured Rate Contract” means any Rate Contract between the Borrower and the counterparty thereto, (i) for which GE Capital or an Affiliate of GE Capital has provided credit enhancement through either an assignment right or a letter of credit in favor of the counterparty, or (ii) which the Administrative Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with the Borrower, or (ii) a Person with whom the Borrower has entered into a Secured Rate Contract for which GE Capital or an Affiliate of GE Capital has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person and any assignee thereof.

“Seller Notes” means any promissory note or notes issued by the Borrower or a Subsidiary of the Borrower in respect of any Permitted Acquisition as partial consideration in connection with and at the time of such Permitted Acquisition, other than Contingent Acquisition Consideration.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Sponsor” means TA Associates Management, L.P. and its Controlled Investment Affiliates, but excluding, for purposes of clarity, any portfolio company of the foregoing.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent and, in the case of any grant of an option to make a Revolving Loan, the Revolver Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means Permitted Junior Debt, any Seller Notes and any other Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is contractually subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. For purposes of this Agreement, except to the extent expressly stated otherwise, with respect to Holdings, the Borrower or any of their respective Subsidiaries, “Subsidiary” shall not include any Unrestricted Subsidiary.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means $10,000,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Revolver Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Revolver Agent (or, if there is no such successor Revolver Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder.

“Swingline Note” means a promissory note of the Borrower payable to the Swingline Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to the Swingline Lender resulting from the Swing Loans made to the Borrower by the Swingline Lender.

“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries, (b) each other Credit Party and (c) any Affiliate of the Borrower with which the Borrower has filed, files or is eligible to file consolidated, combined or unitary tax returns.

“Term Creditor” means each Term Lender, each Secured Swap Provider and, to the extent its claim arises in connection with the Term Loan, each other Indemnitee and holder of an Obligation of a Credit Party.

“Term Lender” means each Lender that holds a Term Loan Commitment or a Term Loan.

“Term Loan Obligations” means all Obligations arising under or in respect of the Term Loan or any Secured Rate Contract.

“Term Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit 11.1(f) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made to the Borrower by such Lender or its predecessor(s).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trigger Event of Default” means an Event of Default under (i) Section 7.1(a), (ii) Section 7.1(c) arising from a failure of the Borrower or other Credit Party to observe or perform obligations under Sections 4.1(a) (and the continuation of such failure for 45 days), 4.1(b) (and the continuation of such failure for 45 days), 4.1(c) (and the continuation of such failure for 30 days), Section 4.2(a) (and the continuation of such failure for 45 days in the case of reports to accompany financial statements deliverable under Sections 4.1(a) and 4.1(b) or the continuation of such failure for 30 days in the case of reports accompanying financial statements deliverable under Section 4.1(c)), Section 4.2(b) (and the continuation of such failure for 45 days in the case of a Compliance Certificate to accompany financial statements deliverable under Sections 4.1(a) and 4.1(b)), Section 4.2(d) (and the continuation of such failure for 30 days), 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.9, 5.11, or 5.18, or Article VI, (iii) Section 7.1(e), (iv) Section 7.1(f) or Section 7.1(g), (v) Section 7.1(h) or Section 7.1(i), (vi) Section 7.1(j) or (vii) Section 7.1(k).

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“Unrestricted Subsidiary” means, at any time following the Closing Date, collectively and individually, subsidiaries of the Borrower identified by the Borrower in writing to the Administrative Agent as being an “Unrestricted Subsidiary”, provided, that after giving effect to such designation, (a) no Event of Default shall have occurred and be continuing or would result therefrom, (b) as of the date of designation, (i) the EBITDA attributable to all Unrestricted Subsidiaries (calculated assuming the references to “Subsidiaries” in the definition to “EBITDA” refer to Unrestricted Subsidiaries) for the most recently completed four Fiscal Quarter period of the Borrower, calculated as of the last day of the most recently completed Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 4.1 hereof shall not exceed 5% of the EBITDA attributable to the Borrower and its Subsidiaries for such four Fiscal Quarter period and (ii) the total assets of all Unrestricted Subsidiaries shall not exceed 5% of the total assets of Borrower and its subsidiaries, in each case, determined on a pro forma basis, (c) no Subsidiary may be re-designated as an Unrestricted Subsidiary, and (d) no Person may be designated as an “Unrestricted Subsidiary” if such Person is not an “Unrestricted Subsidiary” or is a “Guarantor” under any of the Second Lien Loan Documents or under any other agreement, document or instrument evidencing any Subordinated Indebtedness or has otherwise guaranteed or given assurances of payment or performance under or in respect of any of the foregoing Indebtedness. The Administrative Agent shall have received an officer’s certificate duly executed by a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying to and evidencing the foregoing requirements. For purposes of calculating Investments permitted under Section 5.4 hereof, (i) the designation of any Subsidiary as an “Unrestricted Subsidiary” shall constitute an Investment in an amount equal to the fair market value of such Subsidiary, determined as of the date of such designation by the Borrower in the Borrower’s good faith and reasonable business judgment and reasonably acceptable to the Administrative Agent, and (ii) the aggregate amount of all Investments permitted to be made in all “Unrestricted Subsidiaries” shall be limited as provided in Section 5.4 hereof.

“U.S. Lender Party” means each Lender Party (or if the Lender Party is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Lender Party for U.S. federal income tax purposes) that is a United States person as defined in Section 7701(a)(30) of the Code.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

11.2. Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation, which shall be governed by Section 1.10(b)) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. For the avoidance of doubt, the initial payments of interest and fees relating to the Obligations (other than amounts due on the Closing Date) shall be due and paid on the first day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of the Applicable Agent, but in no event later than the first day of the second month or quarter, as applicable, following the Closing Date. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” All references to the time of day shall be a reference to New York time. If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then the Borrower, the Agent and the Required Lenders agree to amend such provisions of this Agreement or any other Loan Document so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such change in GAAP as if such change had not been made; provided that, no change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other Liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by the Administrative Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent. Notwithstanding any change in GAAP after the Closing Date that would require lease obligations that would be treated as operating leases as of the Closing Date to be classified and accounted for as capital leases or otherwise reflected on the Credit Parties’ consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Closing Date.

11.4. Payments. The Applicable Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by the Applicable Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than the Applicable Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Applicable Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Balance of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

TA THI BUYER, INC.

By:	/s/ Michael S. Berk
Name:	Michael S. Berk
Title:	Managing Director
FEIN:	[redacted]

Address for notices:

c/o TA Associates Mgmt., L.P.
John Hancock Tower, 56th Floor
200 Clarendon Street
Boston, MA 02116
Attn:

Facsimile:	[redacted]

HOLDINGS:

TA THI HOLDINGS, INC.

By:	/s/ Michael S. Berk
Name:	Michael S. Berk
Title:	Managing Director
FEIN:	[redacted]

Address for notices:

c/o TA Associates Mgmt., L.P.
John Hancock Tower, 56th Floor
200 Clarendon Street
Boston, MA 02116
Attn:

Facsimile:	[redacted]

[Signature Pages to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ARES CAPITAL CORPORATION, as the Administrative Agent and as a Lender

By:	/s/ Ian Fitzgerald
Name:	Ian Fitzgerald
Title:	Authorized Signatory

Address for Notices:

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167
Attn: Raymond Wright
Facsimile: [redacted]

With a copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
Attn: Frederick Eisenbiegler
Facsimile: [redacted]

Address for payments:

[redacted]
Minneapolis, MN
ABA No. [redacted]
Swift No. [redacted]
DDA No. [redacted]
Account Name: [redacted]
Reference: [redacted]

[Signature Pages to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as the Revolver Agent, the Swingline Lender, L/C Issuer and as a Lender

By:	/s/ Bhoumik Rokadia
Name:	Bhoumik Rokadia
Title:	Its Duly Authorized Signatory

Address for Notices:

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Matthew Choiniere
Facsimile: [redacted]

With a copy to:

General Electric Capital Corporation
201 Merritt 7
Norwalk, Connecticut 06851
Attn: General Counsel-Sponsor Finance
Facsimile: [redacted]

and

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Senior Counsel-Sponsor Finance
Facsimile: [redacted]

Address for payments:

ABA No. [redacted]
Account Number [redacted]
[redacted]
60 Wall Street, 6th Floor
New York, New York
Account Name: General Electric Capital Corporation
Reference: [redacted]

[Signature Pages to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SENIOR SECURED LOAN FUND LLC,
as a Lender

By:	Ares Capital Management LLC, as Manager

By:	/s/ Ian Fitzgerald
	Name:	Ian Fitzgerald
	Title:	Authorized Signatory

By: GE Commercial Finance Investment Advisory Services LLC, as Manager

By:	/s/ illegible
Name:
	Title:	Its Duly Authorized Signatory

Address for payments for Senior Secured Loan Fund LLC:

Senior Secured Loan Fund LLC
[redacted]
ABA No. [redacted]
For credit to: [redacted]
Reference: [redacted]

[Signature Pages to Credit Agreement]

Schedule 1.1(a)

Term Loan Commitments

Lender	Initial Term Loan Commitments
Senior Secured Loan Fund LLC	$313,500,000

Ares Capital Corporation	$30,000,000

Schedule 1.1(b)

Revolving Loan Commitments

Lender	Revolving Loan Commitments
General Electric Capital Corporation	$20,000,000

SCHEDULE 3.5

LITIGATION

None.

SCHEDULE 3.7

ERISA

1.	Extang 401(k) Retirement Plan

2.	Health and welfare plans, including:

•	Medical

•	Dental

•	Vision

•	Life

•	AD&D

•	Short-Term Disability

•	Long-Term Disability

•	Flexible Spending Accounts

3.	Flexible Benefits Plan for Truxedo, Inc.

4.	BedRug Cafeteria Plan

5.	Extang Corporation Cafeteria Plan

6.	BAK Industries Premium Only Plan

7.	Management Bonus Plan

8.	General Manager Bonus Plans

9.	Tuition Reimbursement

10.	Employee Assistance Program

11.	Profit Sharing

12.	Year-End Bonus

13.	Benefit plans, programs, and policies described in the following Employee Handbooks:

•	Wise Industries, Inc. Policies (BedRug)

•	Extang Team Member Handbook

•	TruXedo Handbook

•	UnderCover, Inc. Employee Handbook

•	Retrax Holdings, LLC Employee Handbook

•	BAK Industries Policies

SCHEDULE 3.8

MARGIN STOCK

None.

SCHEDULE 3.9

REAL ESTATE

Credit Party	Location	Purchase Options, Rights of First Refusal, Etc.
Extang Corporation	5400 South State Road, Ann Arbor, Michigan 48108	N/A

TruXedo, Inc.	2209 Kellen Gross Drive, Yankton, South Dakota 57078	N/A

Undercover, Inc.	59 Absolute Drive, P.O. Box 620, Rogersville, Missouri 65742	N/A

Undercover, Inc.	11 White Oak Road, Rogersville, Missouri 65742	N/A

Undercover, Inc.	1992 Peck Hollow Road, Rogersville, Missouri 65742	N/A

BedRug, Inc.	635 Old Hickory Boulevard, Old Hickory, Tennessee 37138	N/A

BedRug, Inc.	951 Industrial Road, Old Hickory, Tennessee 37138	N/A

Tectum Holdings, Inc.	5400 South State Road, Ann Arbor, Michigan 48108	N/A

TA THI Buyer, Inc.	5400 South State Road, Ann Arbor Michigan 48108	N/A

Advantage Truck Accessories, Inc.	5400 South State Road, Ann Arbor Michigan 48108	N/A

Retrax Holdings, LLC	5400 South State Road, Ann Arbor, Michigan 48108	N/A

Retrax Holdings, LLC	911 South 46th Street, Grand Forks, North Dakota 58201	N/A

Retrax Holdings, LLC	2912 Gateway Drive, Grand Forks, North Dakota 58203	N/A

Retrax Holdings, LLC	917 South 46th Street, Grand Forks, North Dakota 58201	N/A

Laurmark Enterprises, Inc.	701 Jessie Street, Los Angeles CA 91340	N/A

Credit Party	Location	Purchase Options, Rights of First Refusal, Etc.
Laurmark Enterprises, Inc.	720 Jessie Street, San Fernando, California 91340	N/A

REV Industries, LLC	720 Jessie Street, San Fernando, California 91340	N/A

SCHEDULE 3.10

TAXES

Tectum Holdings, Inc. and its Subsidiaries are subject to an audit by Internal Revenue Service for the tax period ending December 31, 2012. The Company received notice of the audit by letter dated May 28, 2014.

Extang Corporation is subject to a Sales and Use Tax audit by the Michigan Department of Treasury for the statutory period. Extang Corporation received notice of the audit by letter dated June 4, 2014. An initial meeting is scheduled for August 24, 2014.

SCHEDULE 3.12

ENVIRONMENTAL

None.

SCHEDULE 3.15

LABOR RELATIONS

None.

SCHEDULE 3.17

BROKERS’ AND TRANSACTION FEES

$5,000,000 fee and related expense reimbursements to Robert W. Baird & Co. Incorporated.

SCHEDULE 3.19

VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK

I.	Subsidiaries:

Credit Party	Subsidiary	Capital Stock	Percentage Owned
TA THI Holdings, Inc.	Tectum Holdings, Inc.	Common Stock	100%

TA THI Holdings, Inc.	TA THI Buyer, Inc.*	Common Stock	100%

Tectum Holdings, Inc.	Extang Corporation	Common Stock	100%

Tectum Holdings, Inc.	TruXedo, Inc.	Common Stock	100%

Tectum Holdings, Inc.	BedRug, Inc.	Common Stock	100%

Tectum Holdings, Inc.	Undercover, Inc.	Common Stock	100%

Tectum Holdings, Inc.	Advantage Truck Accessories, Inc.	Common Stock	100%

Tectum Holdings, Inc.	Retrax Holdings, LLC	LLC Units	100%

Tectum Holdings, Inc.	Laurmark Enterprises, Inc.	Common Stock	100%

Laurmark Enterprises, Inc.	REV Industries, LLC	Common Units	100%

*	TA THI Buyer, Inc. will be merged into Tectum Holdings, Inc. following the consummation of the Closing Date Acquisition.

II.	Joint Ventures; Partnerships:

None.

III.	Pre-emptive or other outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries:

None.

IV.	Organizational Chart:

(see attached)

SCHEDULE 3.20

JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

Jurisdiction of Organization	Legal Name	Organizational Identification Number	Chief Executive Office	Prior Jurisdiction(s) of Organization and Legal Name(s)
Delaware	TA THI Holdings, Inc.	[redacted]	c/o TA Associates Mgmt., L.P., John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, MA 02116	N/A

Delaware	TA THI Buyer, Inc.	[redacted]	c/o TA Associates Mgmt., L.P., John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, MA 02116	N/A

Delaware	Tectum Holdings, Inc.	[redacted]	c/o TA Associates Mgmt., L.P., John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, MA 02116	N/A

Michigan	Extang Corporation	[redacted]	5400 South State Rd., Ann Arbor, MI 48108	N/A

Delaware	TruXedo, Inc.	[redacted]	2209 Kellen Gross Dr., Yankton, SD 57078	N/A

Delaware	BedRug, Inc.	[redacted]	635 Old Hickory Blvd., Old Hickory, TN 37138	N/A

Delaware	Undercover, Inc.	[redacted]	59 Absolute Dr., P.O. Box 620, Rogersville, MO 65742	N/A

Indiana	Advantage Truck Accessories, Inc.	[redacted]	5400 South State Rd., Ann Arbor, MI 48108	N/A

Jurisdiction of Organization	Legal Name	Organizational Identification Number	Chief Executive Office	Prior Jurisdiction(s) of Organization and Legal Name(s)
Delaware	Retrax Holdings, LLC	[redacted]	5400 South State Rd., Ann Arbor, MI 48108	N/A

Texas	Laurmark Enterprises, Inc.	[redacted]	720 Jessie St., San Fernando, CA 91340	N/A

California	REV Industries, LLC	[redacted]	720 Jessie St., San Fernando, CA 91340	N/A

SCHEDULE 3.21

DEPOSIT ACCOUNTS AND OTHER ACCOUNTS

[redacted]

SCHEDULE 3.22

BONDING

None.

SCHEDULE 5.1

LIENS

None.

SCHEDULE 5.4

INVESTMENTS

Schedule 3.19 is incorporated herein by reference.

SCHEDULE 5.5

INDEBTEDNESS

None.

SCHEDULE 5.6

TRANSACTIONS WITH AFFILIATES

Lease Agreement, dated as of June 23, 2010, by and between Steel Curtin II, LLC and Undercover, Inc.

Consulting Agreement, dated as of June 23, 2010, by and between Undercover, Inc. and Steven D. Brallier.

Industrial Real Estate Lease, dated June 2010, by and between Steel Curtain Industries II, LLC, and Undercover, Inc.

Ground Lease Agreement, dated September 1, 2011, by and between Steel Curtain Industries II, LLC and Undercover, Inc.

Asset Purchase Agreement, dated June 23, 2010, by and among Cambridge Marketing Group, Inc., David Wells, Undercover, Inc. and THI-Undercover Holdings, LLC, as amended.

Letter agreement, dated May 27, 2008, by and between Alan Power and Tectum Holdings, Inc.

Letter agreement, dated May 6, 2008, by and between Robert Romanelli and Tectum Holdings, Inc.

SCHEDULE 5.9

CONTINGENT OBLIGATIONS

Asset Purchase Agreement, dated June 23, 2010, by and among Cambridge Marketing Group, Inc., David Wells, Undercover, Inc. and THI-Undercover Holdings, LLC, as amended.

SCHEDULE 11.1

PRIOR INDEBTEDNESS

Indebtedness under:

1.	that certain Second Amended and Restated Credit Agreement, dated as of March 12, 2014, among Tectum Holdings, Inc., the financial institutions party thereto from time to time as “Lenders”, Madison Capital Funding LLC, as Administrative Agent for all Lenders, General Electric Capital Corporation and NewStar Financial Inc., as Co-Syndication Agents for all lenders, and CIT Bank and Golub Capital, as Co-Documentation Agents for all Lenders; and

2.	that certain Second Lien Credit Agreement, dated as of March 12, 2014, among Tectum Holdings, Inc., the financial institutions party thereto from time to time and American Capital, Ltd. as Administrative Agent for all Lenders.

EXHIBIT 1.1(c)

TO

CREDIT AGREEMENT

FORM OF L/C REQUEST

[NAME OF L/C ISSUER], as L/C Issuer

under the Credit Agreement referred to below

GENERAL ELECTRIC CAPITAL CORPORATION,

as Revolver Agent under the Credit Agreement referred to below

500 West Monroe Street

Chicago, Illinois 60661

Attention: Tectum Holdings Account Officer

[            , 20    ]

Re:	Tectum Holdings, Inc. and TA THI Buyer, Inc.

Reference is made to the Credit Agreement, dated as of July [    ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation, (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 1.1(c) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto as Exhibit A, for the benefit of [Name of Beneficiary], in the amount of $[        ], to be issued on [            , 20    ] (the “Issue Date”) with an expiration date of [            , 20    ].

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) the aggregate outstanding amount of the Revolving Loans does not exceed the Maximum Revolving Loan Balance.

[Remainder of page intentionally left blank]

TECTUM HOLDINGS, INC., as the Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO L/C REQUEST]

Exhibit A

Form of Letter of Credit

Schedule A

Exceptions

[List exceptions, or indicate “None” if applicable.]

EXHIBIT 1.1(d)

to

Credit Agreement

FORM OF SWINGLINE REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION,

as Revolver Agent under the Credit Agreement referred to below

500 West Monroe Street

Chicago, Illinois 60661

Attention: Tectum Holdings Account Officer

[            , 20    ]

Re:	Tectum Holdings, Inc. and TA THI Buyer, Inc.

Reference is made to the Credit Agreement, dated as of July [    ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to Section 1.1(d) of the Credit Agreement that it requests a Swing Loan under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets forth the following information:

A. The date of the Proposed Advance is [            , 20    ] (the “Funding Date”).

B. The aggregate principal amount of Proposed Advance is $[        ].

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) no Default or Event of Default is continuing; and

(iii) the aggregate outstanding amount of the Revolving Loans does not exceed the Maximum Revolving Loan Balance.

[Remainder of page intentionally left blank]

Sincerely,

TECTUM HOLDINGS, INC., as the Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO SWINGLINE REQUEST]

Schedule A

Exceptions

[List exceptions, or indicate “None” if applicable.]

EXHIBIT 1.6

TO

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

[ARES CAPITAL CORPORATION,

as Administrative Agent under the Credit Agreement referred to below

245 Park Avenue, 44th Floor

New York, NY 10167

Attention: Raymond Wright

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Revolver Agent

under the Credit Agreement referred to below

500 West Monroe Street

Chicago, Illinois 60661

Attention: Tectum Holdings Account Officer]

[            , 20    ]

Re:	Tectum Holdings, Inc. and TA THI Buyer, Inc.

Reference is made to the Credit Agreement, dated as of July [    ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation, (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following:

(i) a continuation, on [            , 20    ], as LIBOR Rate Loans having an Interest Period of [        ] months of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $[        ] having an Interest Period ending on the proposed date for such continuation;

(ii) a conversion, on [            , 20    ], to LIBOR Rate Loans having an Interest Period of [        ] months of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $[        ]; and

(iii) a conversion, on [            , 20    ], to Base Rate Loans, of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $[        ].

In connection herewith, the undersigned hereby certifies that, except as set forth on Schedule A attached hereto, no Default or Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before any date for any proposed conversion or continuation set forth above.

[Remainder of page intentionally left blank]

TECTUM HOLDINGS, INC., as the Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF CONVERSION/CONTINUATION]

Schedule A

Defaults/Events of Default

[List Defaults and/or Events of Default, or indicate “None” if applicable.]

EXHIBIT 2.1

TO

CREDIT AGREEMENT

CLOSING CHECKLIST

EXHIBIT 2.1

CLOSING CHECKLIST

$363,500,000 CREDIT FACILITY

CREDIT AGREEMENT

Dated as of July 28, 2014

by and among

TA THI BUYER, INC.,

as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES

ARES CAPITAL CORPORATION

for itself, as a Lender, and as the Administrative Agent for all Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION

for itself, as a Lender, as Swingline Lender,

and as Revolver Agent,

And

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders

LIST OF ABBREVIATIONS

Abbreviation	Party

Agent	Ares Capital Corporation, as Administrative Agent

Buyer	TA THI Buyer, Inc., a Delaware corporation

Lender	Senior Secured Loan Fund LLC (“SSLF”), General Electric Capital Corporation, Ares Capital Corporation

Bingham	Bingham McCutchen LLP, counsel to Agent and Lenders

Borrower	Buyer (prior to Closing Date Acquisition) and Tectum (after Closing Date Acquisition)

Credit Parties	Holdings, Buyer, Tectum and each other Guarantor identified on Exhibit A hereto

GE Capital	General Electric Capital Corporation, as Revolver Agent

Goodwin	Goodwin Procter LLP, counsel to the Credit Parties

Guarantors	Holdings and Subsidiary Guarantors

Holdings	TA THI Buyer, Inc., a Delaware corporation

Katten	Katten Muchin Rosenman LLP, counsel to Second Lien Agent

Second Lien Agent	American Capital, Ltd.

Sponsor	TA Associates Management, L.P. and its Controlled Investment Affiliates

Sub Guarantors	Extang Corporation, a Michigan corporation (“Extang”), TruXedo, Inc., a Delaware corporation (“TruXedo”), BedRug, Inc., a Delaware corporation (“BedRug”), Undercover, Inc., a Delaware corporation (“Undercover”), Advantage Truck Accessories, Inc., an Indiana corporation (“Advantage”), Retrax Holdings, LLC, a Delaware limited liability company (“Retrax”), Laurmark Enterprises, Inc., a Texas corporation (“Laurmark”) and REV Industries, LLC, a California limited liability company (“REV”)

Tectum	Tectum Holdings, Inc., a Delaware corporation

Capitalized terms not defined herein have the meaning given to them in the Credit Agreement, dated as of July 28, 2014, among the Borrower, Holdings, Agent, the other persons from time to time party thereto that are designated as Credit Parties and the Lenders from time to time party thereto (the “Credit Agreement”).

Document/Item		Party Responsible	Signatories	Status
Credit Agreement and Other Credit Documents

1.	Credit Agreement	Bingham	Buyer Holdings Agent GE Capital SSLF

Schedules to Credit Agreement

	Schedule 1.1(a) — Term Loan Commitments	Bingham	—

	Schedule 1.1(b) — Revolving Loan Commitments	Bingham	—

	Schedule 3.5 — Litigation	Goodwin	—

	Schedule 3.7 — ERISA	Goodwin	—

	Schedule 3.8 — Margin Stock	Goodwin	—

	Schedule 3.9 — Real Estate	Goodwin	—

	Schedule 3.10 — Taxes	Goodwin	—

	Schedule 3.12 — Environmental	Goodwin	—

	Schedule 3.15 — Labor Relations	Goodwin	—

	Schedule 3.17 — Brokers’ and Transaction Fees	Goodwin	—

	Schedule 3.19 — Ventures, Subsidiaries and Affiliates; Outstanding Stock	Goodwin	—

	Schedule 3.20 — Jurisdiction of Organization; Chief Executive Office	Goodwin

	Schedule 3.21 — Deposit Accounts and Other Accounts	Goodwin	—

	Schedule 3.22 — Bonding	Goodwin	—

	Schedule 4.15 — Post-Closing Obligations	Bingham	—

	Schedule 5.1 — Liens	Goodwin	—

Document/Item		Party Responsible	Signatories	Status
	Schedule 5.4 — Investments	Goodwin	—

	Schedule 5.5 — Indebtedness	Goodwin	—

	Schedule 5.6 — Transactions with Affiliates	Goodwin	—

	Schedule 5.9 — Contingent Obligations	Goodwin	—

	Schedule 11.1 — Prior Indebtedness	Goodwin	—

Exhibits to Credit Agreement

	Exhibit 1.1(c) — Form of L/C Request	Bingham	—

	Exhibit 1.1(d) — Form of Swingline Request	Bingham	—

	Exhibit 1.6 — Form of Notice of Conversion/Continuation	Bingham	—

	Exhibit 2.1 — Closing Checklist	Bingham	—

	Exhibit 4.2(b) — Form of Compliance Certificate	Bingham	—

	Exhibit 11.1(a) — Form of Assignment	Bingham	—

	Exhibit 11.1(c) — Form of Notice of Borrowing	Bingham	—

	Exhibit 11.1(d) — Form of Revolving Note	Bingham	—

	Exhibit 11.1(e) — Form of Swingline Note	Bingham	—

	Exhibit 11.1(f) — Form of Term Note	Bingham	—

2.	Joinder and Acknowledgment to Credit Agreement and Loan Documents	Bingham	Tectum Agent	To be attached to Credit Agreement

3.	Joinder and Acknowledgment to Credit Agreement and Loan Documents	Bingham	Sub Guarantors Agent	To be attached to Credit Agreement

4.	Revolving Note in favor of GE Capital	Bingham	Tectum

5.	Swingline Note in favor of GE Capital	Bingham	Tectum

6.	Term Note in favor of SSLF	Bingham	Tectum

7.	Master Agreement for Standby Letters of Credit	Bingham	GE Capital Company

Document/Item		Party Responsible	Signatories	Status
8.	Master Agreement for Documentary Letters of Credit	Bingham	GE Capital Company

9.	Intercompany Subordination Agreement	Bingham	Agent Credit Parties

10.	Intercreditor Agreement	Bingham	Second Lien Agent Agent Credit Parties

11.	Notice of Borrowing	Bingham	Buyer

Second Lien Documents

12.	Second Lien Credit Agreement	Goodwin	—

13.	Second Lien Notes	Goodwin	—

14.	Second Lien Guaranty and Security Agreement	Goodwin	—

15.	Second Lien IP Security Agreements	Goodwin	—

Collateral Documentation

16.	Guaranty and Security Agreement	Bingham	Holdings Buyer Agent

	Annex 1 — Form of Pledge Amendment	Bingham	—

	Annex 2 — Form of Joinder Agreement	Bingham	—

	Annex 3 — Form of Intellectual Property Security Agreement	Bingham	—

	Schedule 1 — Commercial Tort Claims	Goodwin	—

	Schedule 2 — Filings	Goodwin	—

	Schedule 3 — Location of Inventory and Equipment	Goodwin	—

	Schedule 4 — Pledged Collateral	Goodwin	—

	Schedule 5 — Intellectual Property	Goodwin	—

17.	Joinder to Guaranty and Security Agreement	Bingham	Tectum Sub Guarantors Agent

18.	UCC Financing Statements for each Credit Party	Bingham	—

19.	Extang Trademark Security Agreement	Bingham	Agent Extang

Document/Item		Party Responsible	Signatories	Status
20.	BedRug Trademark Security Agreement	Bingham	Agent BedRug

21.	Laurmark Trademark Security Agreement	Bingham	Agent Laurmark

22.	Undercover Trademark Security Agreement	Bingham	Agent Undercover

23.	TruXedo Trademark Security Agreement	Bingham	Agent TruXedo

24.	Advantage Patent Security Agreement	Bingham	Agent Advantage

25.	Laurmark Patent Security Agreement	Bingham	Agent Laurmark

26.	Extang Patent Security Agreement	Bingham	Agent Extang

27.	TruXedo Patent Security Agreement	Bingham	Agent TruXedo

28.	BedRug Patent Security Agreement	Bingham	Agent BedRug

29.	Undercover Patent Security Agreement	Bingham	Agent Undercover

30.	Retrax Patent Security Agreement	Bingham	Agent Retrax

31.	Delivery of share certificates, irrevocable proxies and blank transfer powers for the certificated equity interests	Goodwin	Credit Parties	See attached Exhibit B

32.	Insurance Certificates	Borrowers	—

33.	Perfection Certificate	Bingham (form) / Goodwin	Credit Parties

34.	Lien Search Reports described on Exhibit C attached hereto	Bingham	—

35.	Intellectual Property Search Reports w/r/t Credit Parties	Bingham	—

Legal Opinions

36.	Opinion of Goodwin	Goodwin	Goodwin

37.	Opinion of Michigan Local Counsel	Goodwin	Jaffe, Raitt, Heuer & Weiss, PC.

38.	Opinion of Indiana Local Counsel	Goodwin	Ice Miller LLP

39.	Opinion of Texas Local Counsel	Goodwin	Haynes and Boone, LLP

Document/Item		Party Responsible	Signatories	Status
Acquisition Documents

40.	Stock Purchase Agreement	Goodwin	—

41.	Subscription & Stockholders Agreement	Goodwin	—

42.	Escrow Agreement	Goodwin	—

43.	Support Agreement	Goodwin	—

44.	Rollover and Contribution Agreement	Goodwin	—

45.	R&W Insurance Policy	Goodwin	—

46.	Equity Co-Investment Documents	Goodwin	—

Corporate Certificates

47.	Solvency Certificate of the Chief Financial Officer of the Borrower	Goodwin	Tectum

48.	Officer’s Certificate regarding closing leverage and satisfaction of closing conditions and attaching copies of the Related Agreements	Goodwin	Buyer

49.	Secretary’s Certificate for each Credit Party certifying to and attaching the following:	Goodwin		See Exhibit C

	(a) Articles of Incorporation, including any amendments	Goodwin	—

	(b) Bylaws, including any amendments	Goodwin	—

	(c) Resolutions	Goodwin	—

	(d) Incumbency	Goodwin	—

	(e) Good Standing/Foreign Qualifications	Goodwin	—

	(f) Bring Down Good Standing	Goodwin	—

Document/Item		Party Responsible	Signatories	Status
Other Closing Items

50.	Letter of Direction	Bingham	Buyer Holdings

51.	Funds Flow	Credit Parties	—

52.	KYC/Patriot Act Materials, including: (a) Borrower admin details form (b) List of officers and directors (with titles) (c) Pro Forma Org chart (d) W9s for all parties sending/receiving funds (e) Sources and uses (f) Pro Forma Equity Ownership Table (g) Final Sponsor Model with assumptions (h) Third Party work done on Environmental (i) Third Party work done on Insurance	Credit Parties	—

53.	No order, injunction or decree of any Governmental Authority restraining or prohibiting funding of the Loans	Credit Parties

54.	Truth of Representations and Warranties	Credit Parties	—

55.	No Material Adverse Effect since December 31, 2013	Credit Parties	—

56.	Fee Letter	Bingham	Agent GE Capital Holdings Buyer Tectum

57.	Payment of Fees and Expenses pursuant to Fee Letter and Commitment Letter	Credit Parties

58.	Unaudited consolidated balance sheets and related statements of income and cash flows of the Acquired Business for each fiscal month ended after March 31, 2014 and at least 30 days prior to the Closing Date	Credit Parties

59.	Pro forma consolidated balance sheet of the Borrower as of the last day of the most recently completed 12 month period ended at least 30 days prior to the Closing Date	Credit Parties

Document/Item		Party Responsible	Signatories	Status
60.	Equity investment by Sponsor to Parent to Holdings pursuant to Section 2.1(c) of the Credit Agreement	Credit Parties

61.	Consummation of Closing Date Acquisition	Credit Parties	—

62.	Mutual Funding Conditions	Lender	—

Payoff Documents

63.	Payoff Letter from Madison Capital Funding, LLC	Jones Day	Madison Capital Tectum

64.	Payoff Letter from American Capital, Ltd.	Katten	American Capital, Ltd.

65.	Terminations and Releases	Jones Day	—	See Exhibit D

Post-Closing Items

66.	Deposit Account Control Agreements	Credit Parties		To be delivered ninety (90) days after the Closing Date See Exhibit E

67.	Delivery of Insurance Endorsements	Credit Parties		To be delivered forty-five (45) days after the Closing Date

EXHIBIT A

CREDIT PARTIES

(Post-Closing Date Acquisition)

Entity	Jurisdiction	Jurisdictions of Foreign Qualification

Tectum Holdings, Inc.	Delaware	None.

Extang Corporation	Michigan	None.

TruXedo, Inc.	Delaware	South Dakota

BedRug, Inc.	Delaware	Tennessee

Undercover, Inc.	Delaware	Florida Georgia Missouri Washington

Advantage Truck Accessories, Inc.	Indiana	None.

Retrax Holdings, LLC	Delaware	North Dakota

Laurmark Enterprises, Inc.	Texas	California

REV Industries, LLC	California	None.

TA THI Holdings, Inc.	Delaware	None.

EXHIBIT B

ORIGINAL COLLATERAL

Pledged Entity	Holder	Cert No.	No. Units	Ownership	Share Cert	Transfer Power	Irrevocable Proxy	Original Collateral Delivered
Laurmark Enterprises, Inc.	Tectum Holdings, Inc.	1	5,000	100%	☐	☐	☐	☐

REV Industries, LLC	Laurmark Enterprises, Inc.	1	1,000	100%	☐	☐	☐	☐

Extang Corporation	Tectum Holdings, Inc.	22	100	100%	☐	☐	☐	☐

Undercover, Inc.	Tectum Holdings, Inc.	1	100	100%	☐	☐	☐	☐

TruXedo, Inc.	Tectum Holdings, Inc.	1	100	100%	☐	☐	☐	☐

BedRug, Inc.	Tectum Holdings, Inc.	1	100	100%	☐	☐	☐	☐

Advantage Truck Accessories, Inc.	Tectum Holdings, Inc.	3	100	100%	☐	☐	☐	☐

Tectum Holdings, Inc.	TA THI Holdings, Inc.	4	1,000	100%	☐	☐	☐	☐

PLEDGED DEBT INSTRUMENTS AND ALLONGES

Debt Instrument	Debt Instrument Holder	PDF of Allonge	PDF of Note	Original Collateral Delivered
None		☐	☐	☐

EXHIBIT C

SECRETARY’S CERTIFICATES AND CORPORATE DOCUMENTS

ENTITY	CHARTERS	OPERATING AGREEMENTS/ BYLAWS	GOOD STANDINGS	RESOLUTIONS	SECRETARY’S CERTIFICATE
Tectum Holdings, Inc.	☒ Delaware	☒	☒ DE Cert. 12/17/13	☒	☒ & Incumbency

Extang Corporation	☒ Michigan	☒	☒ MI Cert. 7/10/14	☒	☒ & Incumbency

TruXedo, Inc.	☒ Delaware	☒	☒ DE Cert. 7/10/14 ☒ SD Cert. 7/16/14	☒	☒ & Incumbency

BedRug, Inc.	☒ Delaware	☒	☒ DE Cert. 7/15/14 ☐ TN [Cert. 7/ /14]	☒	☒ & Incumbency

Undercover, Inc.	☒ Delaware	☒	☒ DE Cert. 7/10/14 ☒ MO Cert. 7/16/14 ☐ FL [Cert. 7/ /14] ☐ GA [Cert. 7/ /14] ☐ WA [Cert. 7/ /14]	☒	☒ & Incumbency

ENTITY	CHARTERS	OPERATING AGREEMENTS/ BYLAWS	GOOD STANDINGS	RESOLUTIONS	SECRETARY’S CERTIFICATE
Advantage Truck Accessories, Inc.	☒ Indiana	☒	☒ IN Cert. 7/15/14	☒	☒ & Incumbency

Retrax Holdings, LLC	☒ Delaware	☒	☒ DE Cert. 7/10/14 ☒ ND Cert. 7/16/14	☒	☒ & Incumbency

Laurmark Enterprises, Inc.	☒ Texas	☒	☒ TX Cert. 7/9/14 ☐ CA [Cert. 7/ /14]	☒	☒ & Incumbency

REV Industries, LLC	☒ California	☒	☒ CA Cert. 7/10/14	☒	☒ & Incumbency

TA THI Buyer, Inc.	☒ Delaware	☒	☒ DE Cert. 7/16/14	☒	☒ & Incumbency

TA THI Holdings, Inc.	☒ Delaware	☒	☐ DE [Cert. 7/ /14]	☒	☒ & Incumbency

EXHIBIT D

TERMINATIONS AND RELEASES

I.	UCC TERMINATIONS

DEBTOR	SECURED PARTY	JURISDICTION	UCC FILING NUMBER	STATUS
Advantage Truck Accessories, Inc.	Madison Capital Funding LLC, as Agent	Indiana	201000009717451

Advantage Truck Accessories, Inc.	Madison Capital Funding LLC, as Agent	Indiana	201200011044803

Advantage Truck Accessories, Inc.	Madison Capital Funding LLC, as Agent	Indiana	201400001973926

Advantage Truck Accessories, Inc.	American Capital, Ltd., as Agent	Indiana	201400001974058

BedRug, Inc.	Madison Capital Funding LLC, as Agent	Delaware	2010 2191629

BedRug, Inc.	Madison Capital Funding LLC, as Agent	Delaware	2012 4650299

BedRug, Inc.	Madison Capital Funding LLC, as Agent	Delaware	2014 0964171

BedRug, Inc.	American Capital, Ltd., as Agent	Delaware	2014 0964577

Extang Corporation	Comerica Bank*	Michigan	C805450

Extang Corporation	Comerica Bank*	Michigan	D933933

Extang Corporation	Comerica Bank*	Michigan	2004022846-8

Extang Corporation	Comerica Bank*	Michigan	2004233860-3

Extang Corporation	Madison Capital Funding LLC, as Agent	Michigan	2010086160-3

Extang Corporation	Madison Capital Funding LLC, as Agent	Michigan	2012167763-3

DEBTOR	SECURED PARTY	JURISDICTION	UCC FILING NUMBER	STATUS
Extang Corporation	Madison Capital Funding LLC, as Agent	Michigan	2014035440-4

Extang Corporation	American Capital, Ltd., as Agent	Michigan	2014035441-6

Laurmark Enterprises, Inc.	Madison Capital Funding LLC, as Agent	Texas	14-0007868256

Laurmark Enterprises, Inc.	American Capital, Ltd., as Agent	Texas	14-0007868377

Retrax Holdings, LLC	Madison Capital Funding LLC, as Agent	Delaware	2013 4007010

Retrax Holdings, LLC	Madison Capital Funding LLC, as Agent	Delaware	2014 0964221

Retrax Holdings, LLC	American Capital, Ltd., as Agent	Delaware	2014 0964601

REV Industries, LLC	Madison Capital Funding LLC, as Agent	California	14-7402797869

REV Industries, LLC	American Capital, Ltd., as Agent	California	14-7403091231

Tectum Holdings, Inc.	Madison Capital Funding LLC, as Agent	Delaware	2010 2191330

Tectum Holdings, Inc.	Madison Capital Funding LLC, as Agent	Delaware	2012 4650398

Tectum Holdings, Inc.	Madison Capital Funding LLC, as Agent	Delaware	2014 0963983

Tectum Holdings, Inc.	American Capital, Ltd., as Agent	Delaware	2014 0964429

TruXedo, Inc.	Madison Capital Funding, LLC, as Agent	Delaware	2010 2191959

DEBTOR	SECURED PARTY	JURISDICTION	UCC FILING NUMBER	STATUS
TruXedo, Inc.	Madison Capital Funding, LLC, as Agent	Delaware	2012 4651057

TruXedo, Inc.	Madison Capital Funding, LLC, as Agent	Delaware	2014 0964049

TruXedo, Inc.	American Capital, Ltd., as Agent	Delaware	2014 0964460

Undercover, Inc.	Madison Capital Funding, LLC, as Agent	Delaware	2010 2191710

Undercover, Inc.	Madison Capital Funding, LLC, as Agent	Delaware	2012 4651115

Undercover, Inc.	Madison Capital Funding, LLC, as Agent	Delaware	2014 0964148

Undercover, Inc.	American Capital, Ltd., as Agent	Delaware	2014 0964536

II.	DEPOSIT/SECURITIES ACCOUNT CONTROL AGREEMENT TERMINATIONS

INSTITUTION	ACCOUNT HOLDER	ACCOUNT NO./TYPE	EXECUTED	STATUS
Fifth Third Bank	Extang Corporation	[redacted]

Fifth Third Bank	Extang Corporation	[redacted]

Fifth Third Bank	Extang Corporation	[redacted]

INSTITUTION	ACCOUNT HOLDER	ACCOUNT NO./TYPE	EXECUTED	STATUS
Fifth Third Bank	Extang Corporation	[redacted]

Fifth Third Bank	Extang Corporation	[redacted]

First National Bank South Dakota	TruXedo, Inc.	[redacted]

Fifth Third Bank	TruXedo, Inc.	[redacted]

Fifth Third Bank	Undercover, Inc.	[redacted]

Citizens Bank of Rogersville	Undercover, Inc.	[redacted]

Fifth Third Bank	BedRug, Inc.	[redacted]

Fifth Third Bank	Advantage Truck Accessories, Inc.	[redacted]

Fifth Third Bank	Retrax Holdings, LLC	[redacted]

Bremer Bank	Retrax Holdings, LLC	[redacted]

INSTITUTION	ACCOUNT HOLDER	ACCOUNT NO./TYPE	EXECUTED	STATUS
Fifth Third Bank	Laurmark Enterprises, Inc.	[redacted]

JPMorgan Chase Bank	Laurmark Enterprises, Inc.	[redacted]

Fifth Third Bank	REV Industries, LLC	[redacted]

III.	LANDLORD WAIVER RELEASES

CREDIT PARTY	SECURED PARTY	PROPERTY	EXECUTED	STATUS

None

IV.	INTELLECTUAL PROPERTY AGREEMENT TERMINATIONS

CREDIT PARTY	SECURED PARTY	EXISTING AGREEMENT	REEL/FRAME/RECORDATION DATE	STATUS
Extang Corporation 03/12/2014	Madison Capital Funding LLC	Trademark Security Agreement	5240/0021 03/19/2014

Extang Corporation 6/23/2010	Madison Capital Funding LLC	Trademark Security Agreement	4257/0822 8/10/2010

BedRug, Inc. 03/12/2014	Madison Capital Funding LLC	Trademark Security Agreement	5240/0001 03/19/2014

BedRug, Inc. 06/23/2010	Madison Capital Funding LLC	Trademark Security Agreement	4235/0296 7/1/2010

Laurmark Enterprises, Inc. 03/12/2014	Madison Capital Funding LLC	Trademark Security Agreement	5258/0442 04/11/2014

Truxedo, Inc. 06/23/2010	Madison Capital Funding LLC	Trademark Security Agreement	4235/0306 7/1/2010

Undercover, Inc. 06/23/2010	Madison Capital Funding LLC	Trademark Security Agreement	4244/0228 7/19/2010

Extang Corporation 03/12/2014	American Capital, Ltd., as Agent	Trademark Security Agreement	5240/0097 03/19/2014

Undercover, Inc. 03/12/2014	American Capital, Ltd., as Agent	Trademark Security Agreement	5240/0124 03/19/2014

Truxedo, Inc. 03/12/2014	American Capital, Ltd., as Agent	Trademark Security Agreement	5240/0117 03/19/2014

BedRug, Inc. 03/12/2014	American Capital, Ltd., as Agent	Trademark Security Agreement	5240/0110 03/19/2014

Laurmark Enterprises, Inc. 03/12/2014	American Capital, Ltd., as Agent	Trademark Security Agreement	5258/0464 04/11/2014

Extang Corporation 11/16/2007	MFC Capital Funding Inc., as Agent	Patent Security Agreement	020270/0218 12/19/2007

Advantage Truck Accessories, Inc. 11/15/2010	Madison Capital Funding LLC	Patent Security Agreement	025434/0020 12/01/2010

Undercover, Inc. 06/23/2010	Madison Capital Funding LLC	Patent Security Agreement	024626/0775 07/01/2010

Extang Corporation 03/12/2014	Madison Capital Funding LLC	Patent Security Agreement	032476/0280 03/19/2014

Extang Corporation 03/12/2014	Madison Capital Funding LLC	Patent Security Agreement	024626/0632 07/01/2014

Truxedo, Inc. 06/23/2010	Madison Capital Funding LLC	Patent Security Agreement	024626/0767 07/01/2010

Truxedo, Inc. 03/12/2014	Madison Capital Funding LLC	Patent Security Agreement	032476/0548 03/19/2014

BedRug, Inc. 06/23/2010	Madison Capital Funding LLC	Patent Security Agreement	024611/0719 07/10/2010

BedRug, Inc. 03/12/2014	Madison Capital Funding LLC	Patent Security Agreement	032476/0192 03/19/2014

Retrax Holdings, LLC 10/11/2013	Madison Capital Funding LLC	Patent Security Agreement	031433/0501 10/17/2013

Retrax Holdings, LLC 03/12/2014	Madison Capital Funding LLC	Patent Security Agreement	032476/0366 03/19/2014

Laurmark Enterprises, Inc. 03/12/2014	Madison Capital Funding LLC	Patent Security Agreement	032586/0106 04/02/2014

BedRug, Inc. 03/12/2014	American Capital, Ltd., as Agent	Patent Security Agreement	032477/0015/ 03/19/2014

Laurmark Enterprises, Inc. 03/12/2014	American Capital, Ltd., as Agent	Patent Security Agreement	032586/0162/ 04/02/2014

Retrax Holdings, LLC 03/12/2014	American Capital, Ltd., as Agent	Patent Security Agreement	032477/0239 03/19/2014

Advantage Truck Accessories, Inc. 03/12/2014	American Capital, Ltd., as Agent	Patent Security Agreement	032476/0986 03/19/2014

Extang Corporation 03/12/2014	American Capital, Ltd., as Agent	Patent Security Agreement	032479/0900 03/19/2014

Undercover, Inc. 03/12/2014	American Capital, Ltd., as Agent	Patent Security Agreement	032477/0431 03/19/2014

Truxedo, Inc. 03/12/2014	American Capital, Ltd., as Agent	Patent Security Agreement	032477/0289 03/19/2014

V.	MORTGAGE RELEASES

CREDIT PARTY	ADDRESS	FILING OFFICE	STATUS

Retrax Holdings, LLC	911 S. 46th Street, Grand Forks, ND 58201

TruXedo, Inc.	2209 Kellen Gross Drive, Yankton, SD 57078

EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Tectum Holdings, Inc.

Date:             , 201

This Compliance Certificate (this “Certificate”) is given by Tectum Holdings, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 4.2(b) of that certain Credit Agreement, dated as of July [    ], 2014 (as such agreement may be amended, restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, General Electric Capital Corporation, as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and as Administrative Agent for the Lenders and such Lenders. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to the Administrative Agent, the Lenders and the L/C Issuers, on behalf of the Borrower (and not in [his/her] personal capacity), that:

(a) the financial statements delivered with this Certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Holdings and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) Annex A hereto includes a correct calculation of EBITDA, Adjusted EBITDA, Cash Flow and Net Interest Expense for the relevant periods ended              , 201    ; [and] Annex B includes a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement for the relevant periods ended              , 201     [; and Excess Cash Flow (including a correct calculation of any required prepayment) for the Fiscal Year ended December 31, 201    ];

(c) as of              , 201    , no Credit Party or any Subsidiary of any Credit Party owns any Margin Stock [except as follows:                     ];

(d) to such officer’s knowledge, no Default or Event of Default exists [except as follows:                     ];

(e) since the Closing Date and except as disclosed in prior Certificates delivered to the Administrative Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary [except as follows:                     ];

(ii) acquired all or substantially all of the assets of, or merged or consolidated with or into, any Person [except as follows:                     ]; or

(iii) changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases [except as follows:                     ]; and

(g) as of             , 201    , the Available Amount is $[        ], calculations of which are set forth below; to the extent any proceeds of the Available Amount have been used to fund any Investment, such Investment has been funded in whole using the proceeds of the Available Amount [except the following Investment[s] is funded partly with proceeds from other sources and the allocation for such Investment between its Available Portion and Non-Available Portion is as follows:                     ].

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its Responsible Officers this      day of         , 201    .

Name:
Title:

Note: Unless otherwise specified, all financial covenants are calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP. All calculations are without duplication.

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

I.	Definition/Calculation of EBITDA/Adjusted EBITDA

EBITDA is defined as follows:

A.	Net income (or loss) for the applicable period of measurement of Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP

Less (or plus), to the extent included above in net income (or loss) for such period:

	(1)	the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period, so long as the payment of such dividends or similar distributions by that Person was not at the time subject to the consent of a third party which was not obtained or prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person

	(2)	the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries

	(3)	the proceeds of any life insurance policy

	(4)	gains (or losses) from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP

	(5)	any other extraordinary gains (or losses) of Holdings or its Subsidiaries, and related tax effects in accordance with GAAP

	(6)	income tax refunds received, in excess of income tax liabilities for such period, to the extent such income tax liabilities are added back under clause B(3) below

	(7)	income (or loss) from the early extinguishment of Indebtedness, net of related tax effects

B.	Total exclusions from (additions to) net income (sum of (1)-(7) above)

Plus, without duplication, to the extent included in the calculation of net income (or loss) for such period (except with respect to clauses (11) and (13) below, as to which the foregoing inclusion requirement shall not apply, and except with respect to clause (10), as to which the foregoing time limitation shall not apply):

	(1)	Depreciation and amortization

	(2)	Interest expense (less interest income), fees, issuance costs and

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

commissions, discounts and premiums incurred in connection with indebtedness, including amounts paid or payable and/or received or receivable under Rate Contracts and letter of credit fees and related premiums

(3)	All taxes (including federal, state, local and foreign taxes) on or measured by income, profits or capital

(4)	(i) (x) All reasonable and documented out-of-pocket costs and expenses, (y) board of directors fees and compensation and (z) indemnification payments to Sponsor, to the extent incurred or paid in accordance with Section 5.7(c) of the Credit Agreement and (ii) (x) directors’ fees, (y) reasonable and documented costs and expenses paid or reimbursed to independent directors, and (z) customary indemnification arrangements to directors; provided that the aggregate amount added back to net income during any measurement period pursuant to the foregoing clause (ii)(x) shall not exceed $1,000,000

(5)	All non-cash losses, expenses or adjustments (or minus non-cash income or gain), including, without limitation, (a) non-cash adjustments resulting from the application of purchase accounting, (b) non-cash expenses arising from grants (or re-measurement) of stock appreciation rights, stock options or restricted stock (and, for the avoidance of doubt, including any non-cash expenses related to any stock option or equity-related incentives resulting from the acceleration of vesting), (c) non-cash compensation expense (including deferred non-cash compensation expense), (d) non-cash impairment of goodwill and other long term intangible assets, (e) unrealized non-cash losses (or minus unrealized non-cash gains) under Rate Contracts, or (f) unrealized non-cash losses (or minus unrealized non-cash gains) in such period due solely to fluctuations in currency values, but excluding any non-cash loss or expense (i) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period (unless such accrual corresponds to a Reimbursable Expenditure permitted to be added back pursuant to paragraph (B)(10)) or (ii) relating to a write-down, write off or reserve with respect to Accounts and Inventory

(6)	Fees and expenses incurred in connection with the evaluation, structuring, negotiation, execution and delivery of the Loan Documents and Related Agreements, the consummation of the Closing Date Acquisition and the Related Transactions and the closing of the Loan Documents and the Second Lien Loan Documents, to the extent that such fees and expenses are disclosed to the Administrative Agent

(7)	(a) Reasonable and documented fees and out-of-pocket expenses incurred in connection with any amendments or waivers to the Credit Agreement, the other Loan Documents and Second Lien Loan Documents to the

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

extent such fees and expenses have been disclosed to the Administrative Agent and (b) other out-of-pocket expenses paid or reimbursed pursuant to the Credit Agreement, the other Loan Documents and Second Lien Loan Documents

(8)	Out-of-pocket fees, costs and expenses (as set forth on a schedule attached hereto showing reasonable detail of such fees, costs and expenses) incurred in connection with: (i) a Permitted Acquisition (including any Selected Financial Definitions and Calculations refinancing of (or amendment to) any Indebtedness acquired or assumed in connection therewith) or an Investment not in the ordinary course of business, (ii) a Disposition not in the ordinary course of business, (iii) Indebtedness incurred or Stock issued, in each instance in the foregoing clauses (i), (ii) and (iii), to the extent consummated and permitted under the Credit Agreement, and/or (iv) an Event of Loss

(9)	Out-of-pocket fees, costs and expenses (as set forth on a schedule attached hereto showing reasonable detail of such fees, costs and expenses) incurred in connection with the evaluation, structuring, negotiation and documentation of any proposed but unconsummated (a) Acquisition or Investment that was reasonably expected to be a Permitted Acquisition or another Investment otherwise permitted under the Credit Agreement or(b) equity issuance permitted under the Credit Agreement

(10)	Expenses and payments by Holdings or any of its Subsidiaries covered by indemnification, insurance, reimbursement, guaranty, purchase price adjustment or similar arrangements (including, for the avoidance of doubt, under the Purchase Agreement), to the extent (x) such expenses and payments have been paid or reimbursed by unaffiliated third parties or funded with the proceeds of any Excluded Equity Issuance (to the extent receipt of such payment is not included in calculating net income (or loss) for such period) or (y) otherwise, the amount added back pursuant to this subclause (y) with respect to any such expense or payment (as applicable) does not exceed $1,000,000 for any measurement period (or such larger amount as the Administrative Agent may agree to in its sole discretion), individually or in the aggregate, and is reasonably expected to be paid or reimbursed (as determined by the Borrower in good faith and certified by a Responsible Officer of the Borrower in writing) by unaffiliated third parties or funded with the proceeds of any Excluded Equity Issuance within one hundred and eighty (180) days (or such longer period as the Administrative Agent may agree to in its sole discretion, the “Reimbursable Period”) of the end of the Fiscal Quarter in which the relevant expense or payment (as the case may be) has been incurred or made (as applicable) (such expenses and payments, each a “Reimbursable Expenditure”); provided, that, with respect to any Reimbursable Expenditure that is not paid or reimbursed

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

by unaffiliated third parties or funded with the proceeds of any Excluded Equity Issuance within the applicable Reimbursable Period for such Reimbursable Expenditure, such Reimbursable Expenditure shall not be added back pursuant to this paragraph (10) for any measurement period which ends after the expiration of such Reimbursable Period

(11)	Proceeds of business interruption insurance received in cash during such period to the extent not included in the calculation of net income (or loss) for such period

(12)	One-time non-recurring or unusual expenses (as set forth on a schedule attached hereto showing reasonable detail of such non-recurring or unusual expenses) including, without limitation, unusual, non-recurring or extraordinary health insurance claims, severance costs, lease termination Selected Financial Definitions and Calculations costs, retention, recruiting and relocation costs, restructuring charges, integration costs, cash charges related to deferred stock compensation plans, costs associated with closing offices and business locations, and other one-time expenses not otherwise added back to Adjusted EBITDA (collectively under this clause (12), “Non-Recurring Expenses”); provided, that, the aggregate amount of all Non-Recurring Expenses added back to net income during any measurement period shall not exceed 20% of EBITDA

(13)	The amount of “run-rate” cost savings, cost-related synergies and operating improvements (the “Cost Savings”) projected by the Borrower in good faith with respect to integrating, consolidating or discontinuing operations, headcount reductions, employee and management changes, discontinuance of operations or closure of facilities, or otherwise resulting from Acquisitions (including the Acquisition of BAK Industries and the Closing Date Acquisition but without duplication of any Pro Forma Acquisition Adjustments added back during such measurement period) or dispositions outside the ordinary course of business, which cost savings, synergies and operating improvements shall be calculated on a pro forma basis as though they had been realized on the first day of such measurement period, net of the amount of actual benefits realized during such measurement period from such actions; provided that (i) a Responsible Officer of the Borrower shall have provided a reasonably detailed statement or schedule of such Cost Savings and shall have certified to the Administrative Agent that (x) such Cost Savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, and (y) either (A) such actions have been taken, are ongoing and the benefits resulting therefrom are projected by the Borrower in good faith to be realized within twelve (12) months (“Class I Cost Savings”) or (B) such specified actions are projected by the Borrower in good faith to be taken within

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

twelve (12) months of the measurement date and such identified Cost Savings attributable thereto are projected by the Borrower in good faith to be realized within twelve (12) months of the measurement date (“Class II Cost Savings”); and (ii) no Cost Savings shall be added pursuant to this add back to the extent duplicative of any expenses or charges relating to such Cost Savings that are otherwise added back in the calculation of EBITDA for such measurement period;

provided, that, (1) the aggregate amount of all Cost Savings added back to net income during any measurement period plus all Pro Forma Adjustments (as defined in Adjusted EBITDA below) shall not exceed 30% of EBITDA, and (2) the aggregate amount of all Class II Cost Savings added back to net income during any measurement period plus all Class II Pro Forma Adjustments (as defined in Adjusted EBITDA below) shall not exceed 10% of EBITDA

	(14)	the unamortized portion of fees, costs and expenses previously paid in cash in connection with the repayment of Indebtedness and any required prepayment premiums

	(15)	any cash payments received that are related to prior accruals of charges deducted in net income in such measurement period and that have not been added back to EBITDA pursuant to clauses (B)(5) or (10) above

C.	Total add backs to net income (sum of (1)-(15) above):

D.	EBITDA (result of A minus B plus C above)[2]

E.	Proceeds of any Specified Equity Contribution (for the avoidance of doubt, solely for purposes of determining compliance with the financial covenants set forth in Section 6.1 and 6.2 of the Credit Agreement at the end of a Fiscal Quarter)

F.	EBITDA for purposes of determining compliance with the financial covenants set forth in Section 6.1 and 6.2 of the Credit Agreement at the end of a Fiscal Quarter (result of D plus E above)

[2]	For purposes of calculating EBITDA for any period which includes any quarterly period set forth below, EBITDA for such quarterly period shall be deemed to equal the amount set forth below for such period:

Period:	Pre-Closing EBITDA

Calendar quarter ending June 30, 2014	$18,810,000
Calendar quarter ending March 31, 2014	$13,887,000
Calendar quarter ending December 31, 2013	$16,244,000

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

Calculation of Adjusted EBITDA

Adjusted EBITDA is defined as follows:

(i)	EBITDA (per D above)

(ii)	with respect to Targets owned by the Borrower for which the Administrative Agent has received financial statements pursuant to Section 4.1(b) for less than four (4) fiscal quarters, Pro Forma EBITDA allocated to each period prior to the Acquisition thereof included in the four (4) fiscal quarter period for which Adjusted EBITDA is being calculated; [Borrower Note: If more than one Target has been acquired, attach calculation of Pro Forma EBITDA for each Target]

(iii)	with respect to any Disposition consummated within the period in question, EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such Disposition from the beginning of such period until the date of consummation of such Disposition

Adjusted EBITDA (result of (i) plus (ii) minus (iii) above)

“Pro Forma EBITDA” means, with respect to any Target, EBITDA for such Target for the most recent Selected Financial Definitions and Calculations four (4) fiscal quarter period preceding the acquisition thereof, adjusted by verifiable expense reductions that are reasonably identifiable, reasonably attributable to such acquisition and reasonably anticipated to result therefrom, including excess owner compensation, if any, calculated on month by month basis, to the extent such adjustments (collectively, “Pro Forma Acquisition Adjustments”) (a) either (x) are projected by the Borrower in good faith to result from actions that have been taken prior to the measurement date and such identified expense reductions attributable thereto are projected by the Borrower in good faith to be realized within twelve (12) months of such measurement date (or such longer period approved by the Administrative Agent) (Pro Forma Acquisition Adjustments described in this clause (x), the “Class I Pro Forma Acquisition Adjustments”) or (y) are projected by the Borrower in good faith to result from actions that are reasonably anticipated to be taken within twelve (12) months of the measurement date and such identified expense reductions attributable thereto are projected by the Borrower in good faith to be realized within twelve (12) months of such measurement date (or such longer period approved by the Administrative Agent) (Pro Forma Acquisition Adjustments described in this clause (y), the “Class II Pro Forma Acquisition Adjustments”), and (b) shall be set forth in reasonable details in a certificate of a Responsible Officer of Borrower, which certificate shall also certify to the Administrative Agent that such Pro Forma Acquisition Adjustments are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions; provided that, (x) the aggregate amount of all Pro Forma Acquisition Adjustments during any measurement period shall not exceed 30% of Adjusted EBITDA when combined with all Cost Savings added back to net income during such measurement period and (y) the aggregate amount of all Class II Pro Forma Acquisition Adjustments during any measurement period shall not exceed 10% of Consolidated EBITDA when combined with all Class II Cost

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

Savings added back to net income during such measurement period. For the avoidance of doubt, Pro Forma Acquisition Adjustments shall not include any (x) run-rate cost savings, synergies, operating improvements or other adjustments made with respect to any impact, annualization, or carryforward of an existing, new, lost, modified, amended, cancelled or otherwise adjusted contract, or (y) projected or run-rate revenue, operating profit or EBITDA (in each case whether generated from cost savings, synergies, operating improvements or otherwise) from any existing, new, lost, modified, amended, cancelled or otherwise adjusted contract.

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

II.	Definition/Calculation of Cash Flow

Cash Flow (used for calculating Excess Cash Flow) is defined as:

A.	EBITDA (per definition I above)

Less unfinanced net capital expenditures:

	(1)	Gross capital expenditures: the aggregate of all expenditures and other obligations for the period of measurement which should be capitalized under GAAP

Less, in each case, to the extent included (or applied to finance the capital expenditures) in (1) above:

		(a)	Net Proceeds from Dispositions

		(b)	Expenditures financed with cash proceeds from Stock issuances or cash capital contributions to Holdings

		(c)	All insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to replace, repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss

		(d)	Expenditures that are accounted for as capital expenditures that are actually paid or reimbursed for by a third party (other than another Credit Party or a Subsidiary thereof)

		(e)	That portion of the purchase price of a Target in a Permitted Acquisition that constitutes a capital expenditure under GAAP

		(f)	The trade-in amount of existing equipment solely to the extent that the gross amount of the purchase price of equipment acquired substantially contemporaneously therewith is reduced by such trade-in amount

	(2)	Total deductions from gross capital expenditures (sum of (a)-(f) above)

	(3)	Net capital expenditures (result of (1) minus (2) above)

	(4)	Less: Portion of capital expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

B.	Unfinanced capital expenditures (result of (3) minus (4) above)

Cash Flow (result of A minus B above)

ANNEX A

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

III.	Definition/Calculation of Net Interest Expense

Net Interest Expense (used for calculating Excess Cash Flow) is defined as:

A.	Gross interest expense for such period paid or required to be paid in cash(including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for Holdings and its Subsidiaries on a consolidated basis

B.	Less: Interest income for such period

Net Interest Expense (result of A minus B above)

ANNEX B

TO COMPLIANCE CERTIFICATE

Financial Covenant and Excess Cash Flow Calculation

I.	Leverage Ratio (on a Net Basis)

Leverage Ratio (on a Net Basis) is defined as follows:

A.	The aggregate balance of outstanding Revolving Loans and Swing Loans as of the date of measurement

Plus:

	(1)	L/C Reimbursement Obligations as of date of measurement then due and payable

	(2)	Outstanding principal balance of the Term Loans as of date of measurement

	(3)	Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement

	(4)	Outstanding principal balance of the Second Lien Debt evidenced by the Second Lien Loan Documents as of date of measurement

	(5)	Contingent Acquisition Consideration, to the extent required to be accounted for as a current liability, and valued in accordance with, GAAP, as of the date of measurement

	(6)	Without duplication, all other Funded Indebtedness of Holdings and its Subsidiaries as of date of measurement

B.	Consolidated Total Indebtedness (sum of A plus sum of (1)-(6) above)

C.	The lesser of (i) aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries subject to a first priority lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Control Agreement as of the date of measurement and (ii) $25,000,000

D.	Consolidated Total Net Indebtedness (result of B minus C above)

E.	Adjusted EBITDA for the four (4) Fiscal Quarter period ending on the date of measurement (per I of Annex A)

Leverage Ratio (on a Net Basis) (result of D divided by E above)

Permitted maximum Leverage Ratio (on a Net Basis)

In Compliance			Yes/No

ANNEX B

TO COMPLIANCE CERTIFICATE

Financial Covenant and Excess Cash Flow Calculation

II.	Senior Leverage Ratio (on a Net Basis)

Senior Leverage Ratio (on a Net Basis) is defined as follows:

A.	Consolidated Total Net Indebtedness (per I(D) above)

Less:

(1) Outstanding principal balance of Second Lien Debt evidenced by the Second Lien Loan Documents as of date of measurement (per IA.(4) above)

(2) Outstanding principal balance of other Consolidated Total Indebtedness included in A. above to the extent not secured by a first lien on the Collateral as of date of measurement

B.	Consolidated Senior Net Indebtedness (sum of A less the sum of (1) and (2) above)

C.	Adjusted EBITDA for the four (4) Fiscal Quarter period ending on the date of measurement (per I of Annex A)

Senior Leverage Ratio (on a Net Basis) (result of B divided by C above)

ANNEX B

TO COMPLIANCE CERTIFICATE

Financial Covenant and Excess Cash Flow Calculation

III.	Excess Cash Flow Calculation

Excess Cash Flow is defined as follows:

A.	Cash Flow (per II of Annex A)

Less, without duplication, and to the extent actually paid in cash (other than with respect to clause (10) below), in each case to the extent not financed or refinanced with proceeds of Stock issuances or Indebtedness (other than Revolving Loans) and not paid out of Available Amount:

	(1)	Scheduled principal payments with respect to Indebtedness

	(2)	Net Interest Expense (per III of Annex A)

	(3)	Taxes on or measured by income (including, without duplication, any distribution in respect of Taxes permitted pursuant to Section 5.11(c) of the Credit Agreement)

	(4)	Restricted Payments permitted by Sections 5.11(b)

	(5)	All reasonable out-of-pocket costs and expenses and indemnification payments to Sponsor, to the extent paid in accordance with Section 5.7(c) of the Credit Agreement and added back to net income in the determination of EBITDA

	(6)	Increase in working capital (if any) (see Working Capital Calculation below)

	(7)	The purchase price (including all fees and expenses associated therewith to the extent not deducted when calculating EBITDA) paid in cash for all Permitted Acquisitions and other Investments permitted by the Credit Agreement

	(8)	Contingent Acquisition Consideration to the extent paid in compliance with the terms of the Credit Agreement on or before the date when the calculation of Excess Cash Flow for such year is required to be delivered under the Credit Agreement

	(9)	Cash addbacks to net income specified in clauses (4), (6), (7), (8), (9), (10), (11), (12) and (15) in the calculation of EBITDA to the extent not reimbursed by a third person (other than another Credit Party or a Subsidiary thereof)

	(10)	Costs Savings added back to net income pursuant to clause (13) in the calculation of EBITDA

B.	Total deductions from Cash Flow (sum of (1)-(10) above)

C.	Decrease in working capital (if any) (see Working Capital Calculation below)

D.	Excess Cash Flow (result of A minus B plus C above)

ANNEX B

TO COMPLIANCE CERTIFICATE

Financial Covenant and Excess Cash Flow Calculation

E.	Required prepayment percentage (see Section 1.8(e) for percentage)	[ %]

F.	Required gross prepayment amount (result of D multiplied by E above)

Minus:

G.	Voluntary prepayments of Term Loans during such period

H.	Voluntary prepayments of Revolving Loans during such period accompanied by a permanent reduction of the Revolving Loan Commitment

I.	The actual dollar amount paid in connection with Discounted Prepayments made with internally generated funds

Required prepayment amount (result of F minus G minus H minus I above)

ANNEX B

TO COMPLIANCE CERTIFICATE

Financial Covenant and Excess Cash Flow Calculation

IV.	Working Capital Calculation

Decrease (increase) in working capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period

Current assets:	$	$

Less (to the extent included in current Assets):	$	$

Cash	$	$

Cash Equivalents	$	$

Deferred tax assets	$	$

Adjusted current assets	$	$

Current liabilities:	$	$

Less (to the extent included in current liabilities):

Revolving Loans	$	$

Swing Loans	$	$

Current portion of Indebtedness	$	$

Deferred tax liabilities	$	$

Adjusted current liabilities	$	$

Working capital (adjusted current assets minus adjusted current liabilities)	$	$

Decrease (Increase) in working capital (beginning of period minus end of period working capital)		$

To the extent Holdings or any of its Subsidiaries consummates an acquisition during such period, beginning of period working capital shall be recalculated on a pro forma basis to include working capital acquired in such acquisition.

Notwithstanding the foregoing, and for the avoidance of doubt, Contingent Acquisition Consideration shall be disregarded for purposes of Working Capital Calculation and any changes therein.

EXHIBIT 11.1(a)

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT (this “Assignment”), dated as of the Effective Date, is entered into between [                    ] (the “Assignor”) and [                    ] (the “Assignee”).

The parties hereto hereby agree as follows:

Borrower:	Tectum Holdings, Inc., a Delaware corporation (the “Borrower”)

Agent:	Ares Capital Corporation, as Administrative Agent for the Lenders (in such capacities and together with its successors and permitted assigns, “Agent”)

Credit Agreement:	Credit Agreement, dated as of July [ ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

[Trade Date:	[ , 20 ]]

Effective Date:	[ , 20 ]

1

Loan/ Commitment Assigned	Aggregate amount of Commitments or principal amount of Loans for all Lenders	Aggregate amount of Commitments or principal amount of Loans Assigned	Percentage Assigned
	$	$	. .	%
	$	$	. .	%
	$	$	. .	%

[Remainder of page intentionally left blank]

2

Section 1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2. Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing any part of the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3. Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it [is][is not] a Non-Funding Lender, (iii) it [is][is not] an Impacted Lender, (iv) it [is][is not] an Affiliate or an Approved Fund of [                    , a Lender][any Lender], (v) it [is][is not] a Disqualified Institution, (vi) it [is][is not] a fund managed or administered by a Person on the Excluded Persons List or any Affiliate of such Person, (vii) it [is][is not] a Competitor, a Competitor Controller or an Affiliate of a Competitor or Competitor Controller, (viii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (ix) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignee is an authorized signer for the Assignee and is authorized to execute, sign and deliver this Assignment, (b) appoints and authorizes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance

3

with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive MNPI and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable Lending Offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, [(g) shall pay to Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement] and (h) to the extent required pursuant to Section 10.1(g) of the Credit Agreement, attaches the documentation described therein, as applicable.

Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, Borrower and/or each L/C Issuer that is a Lender, this Assignment (including its attachments) will be delivered to the Applicable Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Applicable Agent and (ii) the recording of this Assignment in the Register. The Applicable Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6. Distribution of Payments. On and after the Effective Date, the Applicable Agent shall make all payments under the Loan Documents in respect of the Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor, and (b) otherwise, to Assignee.

Section 7. Miscellaneous.

(a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b) On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agents and their Related Persons and their successors and assigns.

4

(c) This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d) This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR],
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

Lending Office for Eurodollar Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE TO ASSIGNMENT]

ACCEPTED and AGREED

this [ ] day of [ , 20 ]:

ARES CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

[GENERAL ELECTRIC CAPITAL CORPORATION, as Revolver Agent]

By:
Name:
Title:	Its Duly Authorized Signatory

[TECTUM HOLDINGS, INC., as the Borrower]

By:
Name:
Title:

[NAME OF L/C ISSUER, as L/C Issuer]

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT]

EXHIBIT 11.1(c)

TO

CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

[ARES CAPITAL CORPORATION,

as Administrative Agent under the Credit Agreement referred to below

245 Park Avenue, 44th Floor

New York, NY 10167

Attention: Raymond Wright

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Revolver Agent

under the Credit Agreement referred to below

500 West Monroe Street

Chicago, Illinois 60661

Attention: Tectum Holdings Account Officer]

[             , 20    ]

Re:	Tectum Holdings, Inc. and TA THI Buyer, Inc.

Reference is made to the Credit Agreement, dated as of July [    ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to [Section 1.1(a)][Section 1.5] of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A. The date of the Proposed Borrowing is [             , 20    ] (the “Funding Date”).

B. The aggregate principal amount of requested Revolving Loans is $[        ], of which $[        ] consists of Base Rate Loans and $[        ] consists of LIBOR Rate Loans having an initial Interest Period of [                    ] months.

C. The aggregate principal amount of requested Term Loans is $[        ], of which $[        ] consists of Base Rate Loans and $[        ] consists of LIBOR Rate Loans having an initial Interest Period of [                    ] months.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both [immediately] before and [immediately] after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i) the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) the aggregate outstanding amount of the Revolving Loans does not exceed the Maximum Revolving Loan Balance.

[Remainder of page intentionally left blank]

Sincerely,

TA THI BUYER, INC., as the Borrower

By:
Name:
Title:

TECTUM HOLDINGS, INC., as the Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING]

Schedule A

Exceptions

[List exceptions, or indicate “None” if applicable.]

EXHIBIT 11.1(d)

TO

CREDIT AGREEMENT

FORM OF REVOLVING LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $[ ]	[ , 20 ]

FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the Lender set forth above and its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Revolver Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July [    ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

TECTUM HOLDINGS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO REVOLVING LOAN NOTE [LENDER]]

EXHIBIT 11.1(e)

TO

CREDIT AGREEMENT

FORM OF SWINGLINE NOTE

Swingline Lender: [NAME OF SWINGLINE LENDER] Principal Amount: $[ ]	New York, New York [ , 20 ]

FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the Swingline Lender set forth above and its registered assigns (the “Swingline Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Swing Loans (as defined in the Credit Agreement referred to below) of the Swingline Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Swing Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Revolver Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July [    ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Swing Loans by the Swingline Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Swing Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

TECTUM HOLDINGS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SWINGLINE NOTE [LENDER]

EXHIBIT 11.1(f)

TO

CREDIT AGREEMENT

FORM OF TERM NOTE

Lender: [NAME OF LENDER] Principal Amount: $[ ]	New York, New York [ , 20 ]

FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the Lender set forth above and its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Term Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to [General Electric Capital Corporation, as Administrative Agent and as Revolver Agent,] at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July [    ], 2014 (as the same may be amended, restated, amended and restated, extended, supplemented and/or modified from time to time, the “Credit Agreement”), by and among TA THI Buyer, Inc., a Delaware corporation (“Buyer” and prior to the Merger, referred to herein as the “Borrower” and upon and after giving effect to the Merger, Tectum Holdings, Inc., a Delaware corporation (the “Company”), shall succeed to Buyer’s rights and obligations as the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Persons party thereto that are designated as a “Credit Party”, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital Corporation”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of the Term Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

TECTUM HOLDINGS, INC.

By:
Name:
Title:

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 24, 2015 by and among Tectum Holdings, Inc., a Delaware corporation (the “Borrower”), TA THI Holdings, Inc., a Delaware corporation (“Holdings”), the other Credit Parties, Ares Capital Corporation, a Maryland corporation (in its individual capacity, “Ares Capital”), as Administrative Agent for itself as a lender and the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Revolver Agent for itself and the Revolving Lenders, and as a Lender (including as Swingline Lender).

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, the other Credit Parties, the Administrative Agent, the Revolver Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of July 28, 2014 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, the Borrower has entered into that certain Securities Purchase Agreement (the “A.R.E. Acquisition Agreement”) dated as of April 22, 2015 by and between, inter alia, the Borrower, A.R.E. Accessories, LLC (the “Acquired Business”) and the sellers party thereto (“Sellers”) in connection with the acquisition of the Acquired Business (the “A.R.E. Acquisition”);

WHEREAS, the Borrower has requested Incremental Facilities pursuant to the Section 1.1(e) of the Credit Agreement in an aggregate amount of $48,000,000 comprised of an Incremental Term Loan Commitment of $38,000,000 and an Incremental Revolving Loan Commitment of $10,000,000, and a Borrowing thereunder to occur on the date hereof, the proceeds of which will be used to pay a portion of the purchase price of the A.R.E. Acquisition, for costs and expenses relating thereto, and for general corporate purposes permitted by the Credit Agreement; and

WHEREAS, the Credit Parties have indicated their intention to request Incremental Term Loans, and, in contemplation thereof, subject to the satisfaction of the conditions set forth herein, the Administrative Agent, the Revolver Agent and the Lenders signatory hereto are willing to amend certain provisions of the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Scheduled Term Loan Payments. The principal amount of the Term Loans (including, for the avoidance of doubt, the Incremental Term Loans extended as of the First Amendment Effective Date) shall be repaid in equal quarterly installments of $945,000, as such amount may be reduced from time to time in accordance with Sections 1.7 and 1.8(f) herein, on the last day of each calendar quarter. The entire remaining principal balance of the Term Loans shall be due and payable in full on July 28, 2020. Scheduled installments for any additional Incremental Term Loans and the date on which the principal balance thereof will become due and payable shall be as specified in the applicable amendment or joinder agreement.”

(b) Section 11.1 of the Credit Agreement is hereby amended as follows:

(i) the definition of “Applicable Margin” is hereby amended by replacing the phrase “the Term Loan” in clause (b) thereof with “the Term Loans”.

(c) Section 11.1 of the Credit Agreement is hereby amended by adding the following new defined terms in the correct alphabetical order:

“First Amendment Effective Date” means April 24, 2015.

(d) Schedule 1.1(a) to the Credit Agreement is hereby amended and restated in the form of Schedule 1.1(a) attached hereto as Exhibit A.

(e) Schedule 1.1(b) to the Credit Agreement is hereby amended and restated in the form of Schedule 1.1(b) attached hereto as Exhibit B.

2. Incremental Facility Request; Notice of Borrowing. The Administrative Agent and the Revolver Agent hereby agree, notwithstanding anything to the contrary in the Credit Agreement, that (i) the Incremental Facility Request in respect of the Incremental Revolving Loans and the Incremental Term Loans to be advanced on the First Amendment Effective Date and (ii) the Notice of Borrowing in respect of a Borrowing of the Incremental Revolving Loans and the Incremental Term Loans may be delivered at any time on or prior to the First Amendment Effective Date.

3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received on or prior to the date hereof each of the following, each of which shall be in form and substance reasonably acceptable to the Administrative Agent:

(i) this Amendment duly executed by the Borrower, Holdings, the other Credit Parties, the Administrative Agent, the Revolver Agent and the Lenders;

(ii) for the account of each Lender making an Incremental Term Loan, a duly executed replacement Term Note substantially in the form of Exhibit 11.1(f) to the Credit Agreement;

(iii) for the account of each Lender making an Incremental Revolving Loan, a duly executed replacement Revolving Note substantially in the form of Exhibit 11.1(d) to the Credit Agreement;

(iv) a written and duly executed and completed Notice of Borrowing in the form of Exhibit 11.1(c) to the Credit Agreement;

(v) an executed Incremental Facility Request for the $38,000,000 Incremental Term Loan and $10,000,000 Incremental Revolving Loans in accordance with the requirements set forth in Section 1.1(e) of the Credit Agreement, attaching a flow of funds and directing disbursement of the proceeds of the Incremental Term Loans and Incremental Revolving Loans contemplated hereby in accordance therewith;

2

(vi) an executed legal opinion letter of Goodwin Procter LLP, counsel to the Credit Parties;

(vii) a certificate of a Responsible Officer of the Borrower (a) certifying that (1) the A.R.E. Acquisition satisfies the conditions set forth in the definition of “Permitted Acquisition” applicable to it and (2) with respect to the Incremental Facilities requested in connection herewith, each of the conditions set forth in Section 1.1(e)(iii) has been satisfied and (b) attaching duly executed copies of the A.R.E. Acquisition Agreement and any material documents entered into in connection therewith;

(viii) a certificate of a Responsible Officer of each Credit Party certifying (a) as to the names and signatures of each officer of such Credit Party authorized to execute and deliver any Loan Document, including this Amendment, (b) that the resolutions of such Credit party’s board of directors or other appropriate governing body approving and authorizing the incurrence of the requested Incremental Facilities is a true and correct copy of such resolutions, and attaching a copy of such resolutions thereto and (c) (1) and attaching the Organization Documents of such Credit Party or (2) that there have been no changes to the Organization Documents of such Credit Party from the most recent date on which certified copies of such Organization Documents were delivered to the Administrative Agent;

(ix) an executed solvency certificate in the form attached to the Commitment Letter; and

(x) a balance sheet, equity ownership table and corporate organizational chart of the Credit Parties, in each case pro forma after giving effect to the A.R.E. Acquisition.

(b) there shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Lenders, and their respective Related Persons, as the case may be, all fees and all reimbursements of reasonable and documented out-of-pocket costs or expenses, in each case due and payable under any of that certain Commitment Letter dated as of April 22, 2015 between the Borrower, Ares Capital and GE Capital (the “Commitment Letter”), Section 9.5 of the Credit Agreement or any other Loan Document as of the date hereof, including legal fees limited to reasonable and documented costs and out-of-pocket expenses of one external counsel and, to the extent necessary, one local counsel in each relevant jurisdiction and regulatory counsel for all Lenders and the Administrative Agent; and

(c) the Administrative Agent shall have received payment of all fees set forth in that certain Fee Letter dated as of April 22, 2015 between the Borrower, Ares Capital and GE Capital.

4. Request for Further Assurances. The Administrative Agent hereby requests, pursuant to Section 4.13 of the Credit Agreement, prompt delivery of, which in any event shall be on or before May 31, 2015 (or such later date as may be approved by the Administrative Agent): (i) a joinder agreement to the Administrative Agent whereby the Acquired Business shall guaranty the Obligations and grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth in the Credit Agreement and the Collateral Documents, all of such Acquired Business’ Property to secure such guaranty, (ii) a pledge of all of the Stock and Stock Equivalents of the Acquired Business to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations and (iii) customary resolutions, secretary’s certificates and legal opinions from Goodwin Procter LLP and local counsel in Ohio with respect to the Acquired Business.

3

5. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent, the Revolver Agent and each Lender as follows:

(a) the execution, delivery and performance by each of the Credit Parties of this Amendment have been duly authorized by all necessary action, and do not and will not:

(i) contravene the terms of any of that Person’s Organization Documents;

(ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii) violate any material Requirement of Law in any material respect;

(b) such Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

(c) this Amendment constitutes the legal, valid and binding obligations of each such Person which is a party hereto enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

(d) after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties (i) of the Borrowers and the other Credit Parties contained in Sections 3.1(a), 3.1(b) (solely as it relates to the Loan Documents), 3.2(a) (solely as it relates to the Loan Documents), 3.4 (solely as it relates to the Loan Documents), 3.8, 3.13, 3.25, 3.27 and 3.28 of the Credit Agreement and Section 4.2 of the Guaranty and Security Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) and (ii) set forth in Article III of the A.R.E. Acquisition Agreement as are material to the interests of the Agents and the Lenders shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) but only to the extent that the Borrower or its Affiliates has the right to terminate its or such Affiliate’s obligations under the A.R.E. Acquisition Agreement or to not consummate the A.R.E. Acquisition as a result of the failure of such representations and warranties to be true and correct as set forth above.

6. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent, the Revolver Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except (i) as amended or consented to hereby or (ii) as otherwise necessary to reflect the existence of the Incremental Term Loans contemplated hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.

4

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

8. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Administrative Agent.

9. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

10. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

11. Captions. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

12. Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Revolver Agent, or the Administrative Agent constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

[Remainder of Page Intentionally Left Blank]

5

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

TECTUM HOLDINGS, INC.

By:	/s/ William Reminder
Name:	William Reminder
Title:	Vice President

GUARANTORS:

TA THI HOLDINGS, INC.
EXTANG CORPORATION
TRUXEDO, INC.
BEDRUG, INC.
UNDERCOVER, INC.
ADVANTAGE TRUCK ACCESSORIES, INC.
RETRAX HOLDINGS, LLC
LAURMARK ENTERPRISES, INC.
REV INDUSTRIES, LLC

By:	/s/ William Reminder
Name:	William Reminder
Title:	Chief Executive Officer

THI E-COMMERCE, LLC
AUTO CUSTOMS, LLC
WEB INTELLECT, LLC
LAZER LITE COVERS, LLC
BLUEGRASS OFFROAD, LLC

By:	/s/ William Reminder
Name:	William Reminder
Title:	Vice President

Signature page to First Amendment to Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as the Revolver Agent, the Swingline Lender, L/C Issuer and as a Lender

By:	/s/ John Goodwin
Name:	John Goodwin
Title:	Its Duly Authorized Signatory

ARES CAPITAL CORPORATION, as the Administrative Agent and as a Lender

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Its Duly Authorized Signatory

SENIOR SECURED LOAN FUND LLC, as a Lender

By:	Ares Capital Management LLC, as Manager

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Its Duly Authorized Signatory

By:	GE Commercial Finance Investment Advisory Services LLC, as Manager

By:	/s/ Matthew D. Liepert
Name:	Matthew D. Liepert
Title:	Its Duly Authorized Signatory

Exhibit A

Schedule 1.1(a)

Schedule 1.1(a)

Term Loan Commitments (as of the Closing Date)

Lender	Initial Term Loan Commitments
Senior Secured Loan Fund LLC	$313,500,000

Ares Capital Corporation	$30,000,000

Incremental Term Loan Commitments (as of the First Amendment Effective Date)

Lender	Incremental Term Loan Commitments
Senior Secured Loan Fund LLC	$34,00,000

Ares Capital Corporation	$4,000,000

Exhibit B

Schedule 1.1(b)

Schedule 1.1(b)

Revolving Loan Commitments (as of the Closing Date)

Lender	Revolving Loan Commitments
General Electric Capital Corporation	$20,000,000

Incremental Revolving Loan Commitments (as of the First Amendment Effective Date)

Lender	Incremental Revolving Loan Commitments
General Electric Capital Corporation	$10,000,000